INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. OFFERS TO BUY THESE SECURITIES MAY NOT BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE
ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 (SUBJECT TO COMPLETION, DATED MARCH 21, 1996)

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 7, 1996)

                           $546,899,999 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  (DEPOSITOR)
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C1

----------------------------------------------------------

The Series 1996-C1 Mortgage Pass-Through Certificates (the 'Certificates') will consist of fourteen classes (each, a 'Class') of Certificates, including the seven Classes of Certificates offered hereby (collectively, the 'Offered Certificates'). The Certificates, in the aggregate, will represent the entire undivided beneficial ownership interest in a trust fund (the 'Trust Fund') to be established by Merrill Lynch Mortgage Investors, Inc. (the 'Depositor'), that will consist primarily of a segregated pool (the 'Mortgage Pool') of 159 conventional, fixed rate mortgage loans (the 'Mortgage Loans') secured by first liens on commercial and multifamily properties (each, a 'Mortgaged Property') and, in all but 11 cases, providing for balloon payments on their respective maturity dates. As of April 1, 1996 (the 'Cut-off Date'), the Mortgage Loans had an aggregate principal balance (the 'Initial Pool Balance')

                                                        (Continued on next page)

                           -----------------------
  PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER 'RISK FACTORS' BEGINNING ON PAGE S-25 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 16 OF
                               THE PROSPECTUS.

                           -----------------------
PROCEEDS OF THE ASSETS IN THE TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN
  INTEREST IN  OR OBLIGATION  OF THE  DEPOSITOR, THE  MASTER SERVICER,  THE
     TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES
       NOR  THE  MORTGAGE  LOANS WILL  BE  INSURED OR  GUARANTEED  BY ANY
                    GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                           -----------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED  UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
       OR  THE  ACCOMPANYING  PROSPECTUS.  ANY  REPRESENTATION  TO   THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                           -----------------------
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                                                                                         RATED FINAL
                                            INITIAL CERTIFICATE      % OF INITIAL      PASS-THROUGH     DISTRIBUTION      EXPECTED
                       CLASS                    BALANCES(1)        POOL BALANCE(1)         RATE           DATE(2)         RATING(3)
Class A-1..............................      $ 182,300,000             28.2%                 %       March 25, 2026        AAA
Class A-2..............................      $  27,813,000              4.3%                 %       March 25, 2026        AAA
Class A-3..............................      $ 225,942,575             35.0%                 %       March 25, 2026        AAA
Class A-PO.............................      $     817,424               (4)               (5)       March 25, 2026        AAA
Class B................................      $  38,833,000              6.0%                 %       March 25, 2026         AA
Class C................................      $  38,833,000              6.0%                 %       March 25, 2026         A
Class D................................      $  32,361,000              5.0%                 %       March 25, 2026        BBB

(1) Subject to a permitted variance of plus or minus 5%.
(2) The Rated Final Scheduled Distribution Date has been set to a date five years after the Distribution Date following the scheduled maturity date of the Mortgage Loan with the longest remaining term to scheduled maturity. See 'Ratings' herein.
(3) By each of Fitch Investors Service, L.P. and, except with respect to the Class A-PO Certificates, Standard & Poor's Ratings Services.
(4) Represents less than 0.2% of the Initial Pool Balance.
(5) The Class A-PO Certificates are not entitled to distributions of interest.

                            ------------------------
    The Offered Certificates will be offered by Merrill Lynch, Pierce, Fenner & Smith Incorporated and First Union Capital Markets Corp. (together, the 'Underwriters') from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by
the  Depositor,  will be  approximately $              , which  includes accrued
interest. See 'METHOD OF DISTRIBUTION' herein.

    The Offered Certificates are offered by the Underwriters when, as and if issued and delivered to and accepted by the Underwriters, subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company on or about April 2, 1996.
                            ------------------------
MERRILL LYNCH & CO.                            FIRST UNION CAPITAL MARKETS CORP.
                            ------------------------
           The date of this Prospectus Supplement is April   , 1996.

(cover continued)

of approximately $647,219,459, after application of all payments of principal due on or before such date, whether or not received. The Offered Certificates bear the class designations and have the characteristics set forth in the table below.

    The Depositor will acquire certain of the Mortgage Loans from Merrill Lynch Mortgage Capital Inc. and certain of the Mortgage Loans from First Union National Bank of North Carolina (each, a 'Mortgage Loan Seller'). On or before the date the Certificates are issued, the Depositor will cause the Mortgage Loan Sellers to assign the Mortgage Loans, without recourse, to Bankers Trust Company of California, N.A., as trustee of the Trust Fund (the 'Trustee'), in exchange for the Certificates.

    As and to the extent described herein, the Class E, Class F, Class G and the REMIC Residual Certificates will be subordinate to the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates; the Class B, Class C and Class D Certificates will be subordinate to the Class A-1, Class A-2 and Class A-3 Certificates; the Class C and Class D Certificates will be subordinate to the Class B Certificates; and the Class D Certificates will be subordinate to the Class C Certificates. Distributions of interest on and principal of the Certificates will be made, to the extent of available funds, on the 25th day of each month or, if any such 25th day is not a business day, then on the next succeeding business day, commencing May 28, 1996 (each, a 'Distribution Date'). As described herein, distributions allocable to interest accrued on each Class of Offered Certificates (other than the Class A-PO Certificates) will be made on each Distribution Date based on the pass-through rate (the 'Pass-Through Rate') then applicable to such Class and the principal amount (the 'Certificate Balance') of such Class outstanding immediately prior to such Distribution Date. As described herein, distributions allocable to principal of the Offered Certificates will be made sequentially in respect of the Class A-PO Certificates, to the extent set forth herein, and then to the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates, in that order, until the respective Certificates are retired. The holders of the Certificates (other than the Class A-PO Certificates) may also receive portions of any Prepayment Premiums and Yield Maintenance Charges (each as defined herein) to the extent described herein. See 'DESCRIPTION OF THE CERTIFICATES -- Distributions' herein.

    The yield to maturity on each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans that are applied in reduction of the Certificate Balance of such Class. THE YIELD TO MATURITY ON THE CLASS A-PO CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BY REASON OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS, PARTICULARLY THE DISCOUNT MORTGAGE LOANS, AND INVESTORS IN THE CLASS A-PO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A SLOWER THAN EXPECTED RATE OF PRINCIPAL PAYMENTS AND PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS, PARTICULARLY THE DISCOUNT MORTGAGE LOANS, COULD RESULT IN A LOWER THAN EXPECTED YIELD ON THE CLASS A-PO CERTIFICATES. The allocation to any Offered Class (other than the Class A-PO Certificates) of any Prepayment Premium or Yield Maintenance Charge may be insufficient to offset fully the effects on the reduction to the anticipated yield to maturity resulting from the corresponding principal prepayment. Any delay in collection of a Balloon Payment due at the maturity of a Mortgage Loan will likely extend the weighted average life of the Class or Classes of Offered Certificates entitled to distributions in respect of principal as of the date such Balloon Payment was due. See 'DESCRIPTION OF THE CERTIFICATES -- Certificate Balances and Notional Amounts' and ' -- Distributions,' 'YIELD AND MATURITY CONSIDERATIONS' and 'SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers and Amendments' herein, and 'YIELD AND MATURITY CONSIDERATIONS' and 'RISK FACTORS -- Prepayments; Average Life of Certificates; Yields' in the Prospectus.

    As described herein, three separate 'real estate mortgage investment conduit' ('REMIC') elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby, 'REMIC I', 'REMIC II' and 'REMIC III'). The Offered Certificates will constitute the 'regular interests' in the related REMIC. See 'CERTAIN FEDERAL INCOME TAX CONSEQUENCES' herein and in the Prospectus.

    There is currently no secondary market for the Offered Certificates. Each of the Underwriters intends to make a secondary market in the Offered Certificates, but has no obligation to do so. See 'RISK FACTORS -- The Certificates -- Limited Liquidity' herein.

    THE PROSPECTUS THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE OFFERED CERTIFICATES. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A PAPER COPY OF BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT REGARDLESS OF WHETHER THE PURCHASER HAS RECEIVED SUCH DOCUMENTS ELECTRONICALLY.

    UPON RECEIPT OF A REQUEST BY AN INVESTOR, OR HIS OR HER REPRESENTATIVE, WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE UNDERWRITERS WILL TRANSMIT OR CAUSE TO BE TRANSMITTED PROMPTLY, WITHOUT CHARGE AND IN ADDITION TO ANY SUCH DELIVERY REQUIREMENTS, A PAPER COPY OF A PROSPECTUS SUPPLEMENT AND A PROSPECTUS OR A PROSPECTUS SUPPLEMENT AND A PROSPECTUS ELECTRONICALLY.

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
SUMMARY OF PROSPECTUS SUPPLEMENT...........................................................................   S-5

RISK FACTORS...............................................................................................   S-25
    The Certificates.......................................................................................   S-25
         Limited Liquidity.................................................................................   S-25
         Certain Yield and Maturity Considerations.........................................................   S-25
         Potential Conflicts of Interest...................................................................   S-26
    The Mortgage Loans.....................................................................................   S-26
         Risks of Lending on Income-Producing Properties...................................................   S-26
         Nonrecourse Mortgage Loans........................................................................   S-28
         Environmental Law Considerations..................................................................   S-28
         Balloon Payments..................................................................................   S-28

DESCRIPTION OF THE MORTGAGE POOL...........................................................................   S-29
    General................................................................................................   S-29
    Certain Terms and Conditions of the Mortgage Loans.....................................................   S-29
         Mortgage Rates; Calculations of Interest..........................................................   S-29
         Due Dates.........................................................................................   S-30
         Amortization......................................................................................   S-30
         Prepayment Provisions.............................................................................   S-30
         Non-recourse Obligations..........................................................................   S-30
         'Due-on-Sale' and 'Due-on-Encumbrance' Provisions.................................................   S-30
         Cross-Default and Cross-Collateralization of Certain Mortgage Loans...............................   S-30
         Low Income Housing Tax Credits....................................................................   S-30
    Assessments of Property Condition......................................................................   S-31
         Property Inspection...............................................................................   S-31
         Appraisals........................................................................................   S-31
         Environmental and Engineering Assessments.........................................................   S-31
         Earthquake Analyses...............................................................................   S-32
    Additional Mortgage Loan Information...................................................................   S-32
         The Mortgage Pool.................................................................................   S-32
    The Mortgage Loan Sellers..............................................................................   S-42
    Assignment of the Mortgage Loans; Repurchases..........................................................   S-42
    Representations and Warranties; Repurchases............................................................   S-43
    Changes in Mortgage Pool Characteristics...............................................................   S-44

SERVICING OF THE MORTGAGE LOANS............................................................................   S-44
    General................................................................................................   S-44
    The Master Servicer and Special Servicer...............................................................   S-44
    Replacement of the Special Servicer....................................................................   S-45
    Servicing and Other Compensation and Payment of Expenses...............................................   S-46
    Modifications, Waivers and Amendments..................................................................   S-48
    The Extension Adviser..................................................................................   S-48
         Election of the Extension Adviser.................................................................   S-48
         Duties of the Extension Adviser...................................................................   S-49
         Limitation on Liability of Extension Adviser......................................................   S-49
    REO Properties.........................................................................................   S-49
    Inspections; Collection of Operating Information.......................................................   S-50

DESCRIPTION OF THE CERTIFICATES............................................................................   S-50
    General................................................................................................   S-50

                                                                                                              PAGE
                                                                                                              ----
    Registration and Denominations.........................................................................   S-51
    Certificate Balances and Notional Amount...............................................................   S-52
    Pass-Through Rates.....................................................................................   S-52
    Distributions..........................................................................................   S-53
         General...........................................................................................   S-53
         The Available Distribution Amount.................................................................   S-53
         Application of the Available Distribution Amount..................................................   S-54
         Distributable Certificate Interest................................................................   S-56
         Principal Distribution Amount.....................................................................   S-56
         Treatment of REO Properties.......................................................................   S-57
         Allocation of Prepayment Premiums and Yield
             Maintenance Charges...........................................................................   S-57
    Subordination; Allocation of Losses and Certain Expenses...............................................   S-58
    P&I Advances...........................................................................................   S-59
    Appraisal Reductions...................................................................................   S-60
    Reports to Certificateholders; Available Information...................................................   S-61
    Voting Rights..........................................................................................   S-62
    Termination............................................................................................   S-62
    The Trustee............................................................................................   S-63

YIELD AND MATURITY CONSIDERATIONS..........................................................................   S-64
    Yield Considerations...................................................................................   S-64
         General...........................................................................................   S-64
         Rate and Timing of Principal Payment..............................................................   S-64
         Losses and Shortfalls.............................................................................   S-65
         Certain Relevant Factors..........................................................................   S-65
         Delay in Payment of Distributions.................................................................   S-66
         Unpaid Distributable Certificate Interest.........................................................   S-66
         Yield Sensitivity of the Class A-PO Certificates..................................................   S-66
    Weighted Average Life..................................................................................   S-67

USE OF PROCEEDS............................................................................................   S-72
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................................................   S-72
ERISA CONSIDERATIONS.......................................................................................   S-73
LEGAL INVESTMENT...........................................................................................   S-75
METHOD OF DISTRIBUTION.....................................................................................   S-76
LEGAL MATTERS..............................................................................................   S-76
RATINGS....................................................................................................   S-76
INDEX OF PRINCIPAL DEFINITIONS.............................................................................   S-78
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS..............................................................   A-1
FORM OF DISTRIBUTION DATE STATEMENT........................................................................   B-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary may be defined elsewhere in this Prospectus Supplement or in the Prospectus. An 'Index of Principal Definitions' is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement have the meanings specified in the Prospectus.

                                                                                                               WEIGHTED
                                     INITIAL        PERCENT OF      APPROXIMATE                      PASS-     AVERAGE
                       S&P/FITCH   CERTIFICATE        INITIAL         CREDIT                        THROUGH      LIFE
        CLASS           RATING     BALANCES(1)    POOL BALANCE(1)     SUPPORT       DESCRIPTION      RATE     (YEARS)(2)
---------------------  ---------   ------------   ---------------   -----------   ----------------  -------   ----------

Offered Certificates
    Class A-1........   AAA/AAA    $182,300,000         28.2%           32.5%       Fixed Coupon          %       5.2
    Class A-2........   AAA/AAA      27,813,000          4.3            32.5        Fixed Coupon                  7.4
    Class A-3........   AAA/AAA     225,942,575         35.0            32.5        Fixed Coupon                  9.8
    Class A-PO.......   NR/AAA          817,424           (3)             --       Principal Only      (4)        5.1
    Class B..........    AA/AA       38,833,000          6.0            26.5        Fixed Coupon                  9.9
    Class C..........     A/A        38,833,000          6.0            20.5        Fixed Coupon                 10.0
    Class D..........   BBB/BBB      32,361,000          5.0            15.5        Fixed Coupon                 10.0
Private Certificates(5)
    Class E..........    BB/BB       48,541,000          7.5             8.0        Fixed Coupon                 10.3
    Class F..........    B/B-        32,361,000          5.0             3.0        Fixed Coupon                 14.3
    Class G..........    NR/NR       19,417,459          3.0             0.0        Fixed Coupon                 21.7
    Class IO.........   NR/AAA               (6)         N/A              --         I/O Strip         (6)        N/A

                       CASH FLOW
                           OR
                       PRINCIPAL
        CLASS          WINDOW(2)
---------------------  ----------
Offered Certificates
    Class A-1........  5/96-4/03
    Class A-2........  4/03-9/04
    Class A-3........  9/04-2/06
    Class A-PO.......  5/96-2/06
    Class B..........  2/06-3/06
    Class C..........  3/06-3/06
    Class D..........  3/06-4/06
Private Certificates(
    Class E..........  4/06-1/07
    Class F..........  1/07-2/13
    Class G..........  2/13-3/21
    Class IO.........  5/96-3/21

------------

(1) Subject to a permitted variance of plus or minus 5%.

(2) Based    on   Scenario(1)    set   forth    under   'Yield    and   Maturity
    Considerations -- Weighted Average Life' herein.

(3) Represents less than 0.2% of the Initial Pool Balance.

(4) The Class A-PO Certificates are not entitled to distribution of interest.

(5) The Private Certificates are not being offered hereby. Accordingly, any information herein regarding the terms of the Private Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

(6) The Class IO Certificates will receive the sum of the interest accrued on each of its Components, as described herein. See ' -- Description of the Certificates -- Certificate Balances and Notional Amount' herein.

    Title of Certificates....................  Merrill  Lynch  Mortgage Investors,  Inc., Mortgage  Pass- Through
                                                 Certificates, Series 1996-C1 (the 'Certificates'), to be  issued in  fourteen classes (each, a 'Class')  to be designated as: (i)
                                                 the Class A-1, Class A-2, Class A-3, Class A-PO, Class B,  Class
                                                 C,  Class D, Class IO, Class E, Class F and Class G Certificates
                                                 (collectively, the 'REMIC Regular  Certificates'); and (ii)  the
                                                 Class   R-I,   Class   R-II   and   Class   R-III   Certificates
                                                 (collectively, the  'REMIC  Residual  Certificates').  Only  the
                                                 Class  A-1, Class A-2,  Class A-3, Class A-PO,  Class B, Class C
                                                 and Class D  Certificates (collectively,  the 'Offered  Certifi-
                                                 cates') are offered hereby. The Class E, Class F, Class G, Class
                                                 IO  and REMIC Residual  Certificates (collectively, the 'Private
                                                 Certificates') have not been registered under the Securities Act of 1933, as amended (the 'Securities Act'), and are not  offered hereby.

    Depositor................................  Merrill  Lynch Mortgage  Investors, Inc.,  a Delaware corporation.
                                                 The  Depositor  is  a  wholly-owned,  limited  purpose   finance
                                                 subsidiary  of one of the Mortgage Loan Sellers and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated  ('Merrill
                                                 Lynch'),  one of the Underwriters. Neither the Depositor nor any
                                                 of  its  affiliates  has  insured  or  guaranteed  the   Offered
                                                 Certificates. See 'THE DEPOSITOR' in the Prospectus.

    Master Servicer..........................  GE  Capital Asset Management  Corporation, a Delaware corporation.
                                                 See 'SERVICING OF THE MORTGAGE LOANS -- The Master Servicer  and
                                                 Special  Servicer' and ' -- Servicing and Other Compensation and
                                                 Payment of Expenses' herein.

    Special Servicer.........................  GE  Capital  Realty  Group,  Inc.,  a  Texas  corporation  and  an affiliate  of the Master  Servicer, will be  the initial Special
                                                 Servicer  and  will  be   responsible  for  performing   certain
                                                 servicing  functions with respect to the Mortgage Loans that, in general, are in default or as to which default is imminent,  and for  administering  any REO  Property  (as defined  herein). The majority holder (or holders) of the Sequential Pay  Certificates
                                                 (as  defined herein) of  the Class with  the latest alphabetical
                                                 Class designation  will  have  the  right,  subject  to  certain conditions  described herein,  to replace  the Special Servicer.
                                                 See 'SERVICING OF THE MORTGAGE LOANS -- The Master Servicer  and
                                                 Special Servicer,' ' -- Replacement of the Special Servicer' and
                                                 '  -- Servicing and Other  Compensation and Payment of Expenses'
                                                 herein.

    Trustee..................................  Bankers Trust  Company of  California,  N.A., a  national  banking association.

    Mortgage Loan Sellers....................  Merrill  Lynch  Mortgage Capital  Inc. ('MLMCI'),  the Depositor's
                                                 corporate parent and an affiliate  of Merrill Lynch, one of  the
                                                 Underwriters,  and First  Union National Bank  of North Carolina
                                                 ('FUNB'), an  affiliate of  First  Union Capital  Markets  Corp.
                                                 ('First Union'), one of the

                                                 Underwriters.  See  'DESCRIPTION  OF THE  MORTGAGE  POOL  -- The
                                                 Mortgage Loan Sellers' herein.

    Cut-off Date.............................  April 1, 1996.

    Closing Date.............................  On or about April 2, 1996.

    Registration of the Offered
    Certificates.............................  The Offered Certificates of each  Class thereof will initially  be represented by one or more global Certificates registered in the name  of Cede & Co., as  nominee of The Depository Trust Company
                                                 ('DTC').  No  person  acquiring  an  interest  in  any   Offered
                                                 Certificate  (any such  person, a  'Certificate Owner')  will be entitled  to  receive  such  Certificate  in  fully  registered, certificated  form (a 'Definitive  Offered Certificate'), except under the limited circumstances described under 'DESCRIPTION  OF
                                                 THE  CERTIFICATES  --  Registration  and  Denominations' herein.
                                                 Instead, DTC will  effect payments and  transfers in respect  of
                                                 the   Offered   Certificates   by   means   of   its  electronic
                                                 recordkeeping services,  acting  through  certain  participating organizations  ('Participants').  This  may  result  in  certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its Certificates. Unless and  until
                                                 Definitive  Offered Certificates of any  Class are issued to the related Certificate Owners, all references herein to the  rights of  holders of  such Class  of Offered  Certificates are  to the rights of  those  Certificate  Owners  as  such  rights  may  be exercised  through DTC and its Participants, except as otherwise specified herein.

    Denominations............................  The Offered Certificates of each Class will be issued,  maintained and  transferred  on  the  book-entry  records  of  DTC  and its
                                                 Participants in denominations of $1,000 actual principal  amount and in integral multiples of $1 in excess thereof.

    The Mortgage Pool........................  The  Mortgage Pool  will consist  of 159  conventional, fixed rate
                                                 Mortgage Loans  with an  Initial Pool  Balance of  $647,219,459, equal to the aggregate unpaid principal balance of each Mortgage
                                                 Loan  as of the Cut-off Date,  after application of all payments of principal due on or before such date, whether or not received
                                                 (with  respect  to  each   Mortgage  Loan,  the  'Cut-off   Date
                                                 Balance'). The Cut-off Date Balances of the Mortgage Loans range from $748,657 to $24,074,864 and the Mortgage Loans will have an average  Cut-off Date Balance of  $4,070,563. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without  further description are  approximate percentages  by  aggregate Cut-off  Date Balance.  References to percentages of Mortgaged Properties  referred to herein  without further  description are  references to  the percentages  of the
                                                 Initial Pool Balance represented  by the aggregate Cut-off  Date
                                                 Balance   of  the  related  Mortgage   Loans.  For  purposes  of

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                                                 calculations herein, each Mortgage Loan is deemed to be  secured by  one (1)  Mortgaged Property,  whether or  not such Mortgaged
                                                 Property is comprised of more than one parcel of real  property.
                                                 All  numerical information  provided herein with  respect to the
                                                 Mortgage Loans is provided on an approximate basis.

                                               Generally, all of the Mortgage Loans are non-recourse  obligations of  the related borrowers.  No Mortgage Loan  will be insured or guaranteed by any governmental entity or private insurer, or  by any other person.

                                               Each  Mortgage Loan  is secured  by a  first mortgage  lien on the borrower's  fee  simple  estate  in  an  income  producing  real property (each, a 'Mortgaged Property'). Ninety-four (94) of the
                                                 Mortgaged Properties, or 53%, are multi-family rental properties
                                                 (including  nine  (9)  Mortgaged Properties,  or  3%,  which are eligible to receive low-income  housing tax credits pursuant  to
                                                 Section  42 of the Internal Revenue  Code of 1986 (the 'Code'));
                                                 forty-one (41) of the Mortgaged  Properties, or 32%, are  retail properties  (including 17 anchored shopping centers, or 19%, and
                                                 24 unanchored  shopping  centers,  or  13%);  four  (4)  of  the
                                                 Mortgaged   Properties,  or  2%,  are  residential  health  care
                                                 facilities (including two (2) assisted living facilities, or 1%;
                                                 one (1)  continuum care  facility, or  1%, and  one (1)  nursing home,  or 1%); four (4) of  the Mortgaged Properties, or 2%, are
                                                 hospitality  properties  (all  of  which  are  affiliated   with
                                                 recognized  hotel/motel franchisors); seven (7) of the Mortgaged
                                                 Properties, or 4%, are warehouse/office or  warehouse/industrial properties;  four (4)  of the  Mortgaged Properties,  or 2%, are office properties; and 5 (five) of the Mortgaged Properties,  or
                                                 5%, are mobile home parks.

                                               The  Mortgaged Properties  are located throughout  33 states, with
                                                 the  largest   concentrations   in  California   (26   Mortgaged
                                                 Properties,  or 21%);  Texas (25 Mortgaged  Properties, or 13%);
                                                 and Nevada (11 Mortgaged Properties, or 13%). No other state has a concentration of Mortgaged Properties equal to or greater than
                                                 7%. See 'DESCRIPTION OF THE MORTGAGE POOL -- Additional Mortgage
                                                 Loan Information' herein.

                                               All of  the  Mortgage  Loans bear  interest  at  annualized  rates
                                                 ('Mortgage  Rates') that will remain  fixed for their respective remaining  loan  terms.  Scheduled  payments  of  principal  and interest  on  the mortgage  loans  ('Monthly Payments')  are due monthly on the first day of each month. See 'DESCRIPTION OF  THE
                                                 MORTGAGE  POOL -- Certain  Terms and Conditions  of the Mortgage
                                                 Loans -- Due  Dates' and  ' -- Mortgage  Rates; Calculations  of
                                                 Interest' herein.

                                               One  hundred and forty-eight (148) of  the Mortgage Loans, or 96%, provide for Monthly Payments based on amorti-
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                                      S-8



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
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                                                zation  schedules  significantly  longer  than  their  terms   to
                                                 maturity.  As a  result, such Mortgage  Loans ('Balloon Loans'), will have substantial  principal amounts due  and payable  (each such  amount, a 'Balloon Payment')  on their respective maturity dates, unless prepaid prior  thereto. The remaining 11  Mortgage
                                                 Loans,  or  4%, are  self-amortizing. See  'RISK FACTORS  -- The
                                                 Mortgage Loans  --  Balloon  Payments'  herein  and  'RISK  FAC-
                                                 TORS -- Balloon Payments; Borrower Default' in the Prospectus.

                                               As  of the  Cut-off Date,  all of  the Mortgage  Loans restrict or
                                                 prohibit  voluntary  principal  prepayments.  In  general,   the
                                                 Mortgage   Loans:  (i)  currently   permit  voluntary  principal
                                                 prepayments provided  that the  prepayment is  accompanied by  a
                                                 Yield  Maintenance Charge or Prepayment Premium (each as defined herein) in  excess  of the  amount  prepaid for  most  of  their respective  remaining  terms  to  maturity  (three  (3) Mortgage
                                                 Loans, or 3%); (ii) currently prohibit voluntary prepayments  of principal  for a  period (a 'Lockout  Period') ending  on a date
                                                 specified  in  the  related  Mortgage  Note  and,  in   general,
                                                 thereafter  impose  a  Yield  Maintenance  Charge  or Prepayment
                                                 Premium for most of their respective remaining terms to maturity
                                                 (147 Mortgage  Loans,  or  94%);  or  (iii)  currently  prohibit voluntary  prepayments of  principal for  a Lock-out  Period and thereafter  permit  voluntary  principal  prepayments  in  whole without  material restrictions (nine (9) Mortgage Loans, or 3%).
                                                 See 'DESCRIPTION  OF  THE MORTGAGE  POOL  -- Certain  Terms  and
                                                 Conditions  of the Mortgage Loans'  and ' -- Additional Mortgage
                                                 Loan Information' herein. The ability of the Master Servicer  or the  Special  Servicer  to  waive or  modify  the  terms  of any
                                                 Mortgage Loan relating to the payment of a Prepayment Premium or
                                                 Yield Maintenance  Charge is  limited as  described herein.  See
                                                 'SERVICING  OF THE MORTGAGE LOANS  -- Modifications, Waivers and
                                                 Amendments' herein. The Depositor makes no representation as  to the  enforceability  of  the  provision  of  any  Mortgage  Note
                                                 requiring  the  payment  of   a  Prepayment  Premium  or   Yield
                                                 Maintenance  Charge, or of the  collectability of any Prepayment
                                                 Premium or Yield Maintenance Charge.

                                               One hundred and  one (101)  of the  Mortgage Loans,  or 64%,  were originated  during the calendar  year 1996 and  the remaining 58
                                                 Mortgage Loans, or 36%, were originated during the calendar year
                                                 1995.

                                               As of the Cut-off Date, the Mortgage Loans will have the following additional characteristics  (all  weighted  averages  set  forth below  are based on the Cut-off  Date Balances of the respective
                                                 Mortgage Loans):
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                                      S-9



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                                                  (i) Mortgage Rates ranging from 7.380% per annum to 9.560%  per annum,  and a weighted average  Mortgage Rate of 8.217% per annum;

                                                  (ii) remaining  terms to  scheduled  maturity ranging  from  57 months  to 299  months, and  a weighted  average remaining term to scheduled maturity of 119 months;

                                                 (iii) remaining amortization  terms ranging from  155 months  to
                                                       360  months, and a weighted average remaining amortization term of  324  months  (see 'DESCRIPTION  OF  THE  MORTGAGE
                                                       POOL  --  Certain  Terms and  Conditions  of  the Mortgage
                                                       Loans -- Amortization,' herein);

                                                  (iv) Cut-off Date LTV Ratios  (the loan-to-value ratio of  each
                                                       Mortgage  Loan equal to the ratio  of (a) the Cut-off Date
                                                       Balance of such Mortgage Loan  to (b) the appraised  value of  the  related Mortgaged  Property  based upon  the most recent third-party appraisal  available to the  applicable
                                                       Mortgage  Loan Seller), ranging from 25.59% to 85.88%, and a weighted average Cut-off Date LTV Ratio of 71.57%;

                                                  (v)  Balloon  LTV  Ratios  (the  loan-to-value  ratio  of  each
                                                      Mortgage  Loan on the date its  Balloon Payment, if any, is due, equal to the ratio of (a) the Balloon Payment of  such
                                                      Mortgage  Loan to  (b) the  appraised value  of the related
                                                      Mortgaged Property based upon  the most recent  third-party
                                                      appraisal   available  to  the   applicable  Mortgage  Loan
                                                      Seller), ranging  from 15.84%  to  76.50%, and  a  weighted average Balloon LTV Ratio of 58.38%; and

                                                  (vi)  Debt  Service  Coverage Ratios  (calculated  as described under 'DESCRIPTION  OF  THE MORTGAGE  POOL  --  Additional
                                                       Mortgage  Loan Information' herein)  ranging from 1.15x to
                                                       3.46x, and a weighted average Debt Service Coverage  Ratio of 1.36x.

                                               MLMCI  acquired  74  of the  Mortgage  Loans, or  54%  (the 'MLMCI
                                                 Loans'), from either of two  participants in its commercial  and multifamily  mortgage loan conduit  program concurrently with or
                                                 shortly  after   origination.   FUNB  originated   or   acquired
                                                 concurrently  with  or  shortly  after  origination  85 Mortgage
                                                 Loans, or  46%  (the  'FUNB Loans').  See  'DESCRIPTION  OF  THE
                                                 MORTGAGE POOL' herein.

                                               On  or prior  to the  Closing Date,  the Depositor  will cause the
                                                 Mortgage Loan  Sellers to  assign  the Mortgage  Loans,  without recourse,  to the Trustee for the  benefit of the holders of the
                                                 Certificates (the 'Certificateholders'). In connection with such assignment, each Mortgage Loan
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                                      S-10



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
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                                                 Seller  will   make  certain   representations  and   warranties
                                                 regarding  the characteristics of the Mortgage Loans assigned by such Mortgage Loan  Seller and, as  more particularly  described herein,  will agree to  cure any material  breach thereof or, in the absence of such a cure, to repurchase the affected  Mortgage
                                                 Loan.  See 'DESCRIPTION OF THE  MORTGAGE POOL -- Representations
                                                 and Warranties; Repurchases' herein.

    Description of the Certificates..........  The  Certificates  will  be  issued  pursuant  to  a  Pooling  and
                                                 Servicing  Agreement, to be dated as of April 1, 1996, among the
                                                 Depositor, the  Master Servicer,  the Special  Servicer and  the
                                                 Trustee  (the  'Pooling  and  Servicing  Agreement'),  and  will represent in  the  aggregate  the  entire  beneficial  ownership interest  in a trust  fund (the 'Trust  Fund') consisting of the
                                                 Mortgage Pool and certain related assets.

    A. Certificate Balances and
        Notional Amount......................  Upon initial issuance,  and in  each case subject  to a  permitted variance  of plus or  minus 5%, the Class  A-1, Class A-2, Class
                                                 A-3, Class A-PO, Class B, Class C, Class D, Class E, Class F and
                                                 Class  G   Certificates  (collectively,   the  'Sequential   Pay
                                                 Certificates')  will have the  Certificate Balances representing the approximate percentage of the Initial Pool Balance set forth in the table at the beginning of this Summary.

                                               The 'Certificate Balance' of any Class of Certificates outstanding at any  time  represents the  maximum  amount that  the  holders thereof  are entitled  to receive as  distributions allocable to principal from the  cash flow  on the Mortgage  Loans and  other assets in the Trust Fund. As more particularly described herein,
                                                 the   Certificate  Balance  of  any   Class  of  Sequential  Pay
                                                 Certificates will be  reduced on each  Distribution Date by  any distributions  of  principal  actually  made  on  such  Class of
                                                 Certificates on  such  Distribution  Date, and  further  by  any losses  on the Mortgage  Loans (herein referred  to as 'Realized
                                                 Losses') and certain Trust Fund expenses (herein referred to  as
                                                 'Additional  Trust  Fund Expenses')  actually allocated  to such
                                                 Class of Certificates on such Distribution Date.

                                               The Class IO Certificates will not have a Certificate Balance, but will represent  the right  to receive  the sum  of the  interest accrued  on  each of  its Components,  as described  herein. The
                                                 Class IO-1 Component will  have a notional  amount equal to  the aggregate Stated Principal Balance of the Mortgage Loans and the
                                                 Class  IO-2 Component will  have a notional  amount equal to the aggregate Certificate Balance of the Class A-1 Certificates  and
                                                 the Class A-2 Certificates (each of the Class IO-1 Component and the  Class IO-2  Component, a 'Component').  Each Component will accrue interest  at its  applicable Pass-Through  Rate. On  each
                                                 Distribution
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
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                                                 Date  on which an Appraisal  Reduction Amount has been allocated to any Class of Certificates,  the Class IO-1 Component will  be similarly  reduced. The Class IO-1  Component and the Class IO-2
                                                 Component do not represent separate Classes of Certificates, but rather separate components each deemed to be a part of the Class
                                                 IO   Certificates.    See   'DESCRIPTION    OF   THE    CERTIFI-
                                                 CATES -- Certificate Balances and Notional Amounts' herein.

                                               The   REMIC  Residual  Certificates   will  not  have  Certificate
                                                 Balances, but  will  represent  the  right  to  receive  certain limited  amounts  not  otherwise payable  on  the  REMIC Regular
                                                 Certificates.

B. Pass-Through Rates........................  The Pass-Through Rates  applicable to each  Class of  Certificates for  each Distribution  Date is  set forth  in the  table at the beginning of this Summary. The Class A-PO and the REMIC Residual
                                                 Certificates will not bear interest.

                                               The Pass-Through Rate applicable to  the Class IO-1 Component  for each  Distribution  Date  will equal  the  Weighted  Average Net
                                                 Mortgage Rate  minus      % (but  not less  than zero)  and  the
                                                 Pass-Through  Rate applicable  to the  Class IO-2  Component for each Distribution Date  will equal the  weighted average of  the
                                                 Class  A-1  Strip  and  the Class  A-2  Strip,  weighted  by the
                                                 Certificate Balances of the corresponding Classes. The Class A-1
                                                 Strip will equal         % and  the Class A-2  Strip will  equal
                                                      %.

                                               The  'Weighted Average  Net Mortgage  Rate' for  each Distribution
                                                 Date is the weighted average of  the Net Mortgage Rates for  the
                                                 Mortgage Loans, weighted on the basis of their respective Stated
                                                 Principal   Balances  outstanding  immediately   prior  to  such
                                                 Distribution Date.  The 'Net  Mortgage Rate'  for each  Mortgage
                                                 Loan  will generally equal the Mortgage  Rate in effect for such
                                                 Mortgage Loan from  time to  time, minus  the applicable  Master
                                                 Servicing  Fee Rate  and the Trustee  Fee Rate  (each as defined herein). For  purposes of  computing  the Weighted  Average  Net
                                                 Mortgage  Rate,  the Net  Mortgage Rate  for each  Mortgage Loan
                                                 having a Net Mortgage  Rate less than      % (each, a  'Discount
                                                 Mortgage  Loan') will be deemed to be       %; provided that the
                                                 Net Mortgage Rate  for any  Mortgage Loan will  not reflect  any adjustments  to the Mortgage  Rate thereon in  connection with a bankruptcy or similar proceeding involving the related  borrower or  a modification of the Mortgage  Rate agreed to by the Master
                                                 Servicer or  the  Special  Servicer as  described  herein  under
                                                 'SERVICING  OF THE MORTGAGE LOANS  -- Modifications, Waivers and
                                                 Amendments' and  '  --  Servicing  and  Other  Compensation  and
                                                 Payment   of   Expenses'  and   'DESCRIPTION  OF   THE  MORTGAGE
                                                 POOL -- Certain Terms  and Conditions of  the Mortgage Loans  --
                                                 Mortgage   Rates;   Calculations   of   Interest'   herein.  The
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                                      S-12



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
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                                                 'Stated Principal Balance' of each Mortgage Loan outstanding  at any  time represents the principal balance of such Mortgage Loan ultimately due and  payable to the  Certificateholders and  will generally  equal the  Cut-off Date Balance  thereof, reduced (to not less  than  zero)  on  each Distribution  Date  by  (i)  any payments  or other collections (or  advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the  related Collection Period and  distrib-
                                                 uted  on the  Certificates on such  date and  (ii) the principal portion of any Realized Loss and Additional Trust Fund  Expenses
                                                 incurred  in respect  of such  Mortgage Loan  during the related
                                                 Collection Period for such  Distribution Date. See  'DESCRIPTION
                                                 OF THE CERTIFICATES -- Pass-Through Rates' herein.

C. Distributions.............................  Distributions  on the Certificates will be made by the Trustee, to the extent of available funds, on the 25th day of each month or, if any such 25th  day is not  a business day,  then on the  next succeeding  business  day,  commencing  May  28,  1996  (each, a
                                                 'Distribution  Date').  The  total  of  all  payments  or  other collections  (or advances in  lieu thereof) on  or in respect of the Mortgage  Loans (other  than Prepayment  Premiums and  Yield
                                                 Maintenance  Charges,  which  are  separately  distributable  in
                                                 respect  of  the  Certificates   (other  than  the  Class   A-PO
                                                 Certificates))   that   are   available   for   distribution  to
                                                 Certificateholders on any Distribution  Date (less certain  fees and  expenses set forth in  the Pooling and Servicing Agreement)
                                                 is herein referred to as the 'Available Distribution Amount' for such date. See 'DESCRIPTION OF THE CERTIFI-
                                                 CATES --  Distributions --  The Available  Distribution  Amount'
                                                 herein.

                                               On   each  Distribution  Date,  for   so  long  as  the  aggregate
                                                 Certificate Balance of the  Classes of Offered Certificates  are
                                                 greater  than  zero,  the  Trustee  will  (except  as  otherwise described under 'DESCRIPTION OF THE CERTIFI-
                                                 CATES -- Termination' herein)  apply the Available  Distribution
                                                 Amount  for  such date  for the  following  purposes and  in the following order  of priority,  in  each case  to the  extent  of remaining available funds:

                                                  (1)  to distributions of  interest to the  holders of the Class
                                                      A-1, Class A-2,  Class A-3  and Class  IO Certificates  (in
                                                      each  case, so long as any such Class remains outstanding), pro rata,  in accordance  with  the respective  amounts  of interest  distributable on such  Classes of Certificates on
                                                      such  Distribution  Date,  in   an  amount  equal  to   all
                                                      Distributable  Certificate Interest in respect of each such
                                                      Class of Certificates  for such Distribution  Date and,  to the  extent not previously paid, for all prior Distribution
                                                      Dates;

                                                  (2) to distributions of principal to  the holders of the  Class
                                                      A-PO  Certificates with  respect to  each Discount Mortgage
                                                      Loan in  an  amount (not  to  exceed the  then  outstanding
                                                      Certificate Balance of such
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
                                                      Class  of  Certificates) equal  to: (x)  a portion  of each payment of  or in  respect of  principal on  such  Discount
                                                      Mortgage   Loan  equal  to  the   amount  of  such  payment
                                                      multiplied by a fraction,  the numerator of which  is     %
                                                      minus  the Net Mortgage Rate for such Mortgage Loan and the
                                                      denominator of which  is     % (such  fraction, the  'Class
                                                      A-PO  Fraction')  and (y)  the  product of  the  Class A-PO
                                                      Fraction for such Discount  Mortgage Loan and any  Realized
                                                      Losses  and Additional Trust Fund  Expenses with respect to such Discount Mortgage Loan  that were realized during  the related  Collection  Period,  to the  extent  such Realized
                                                      Losses and  Additional Trust  Fund Expenses  have not  been allocated  to the  Class A-PO Certificates  pursuant to the
                                                      terms  of  the   Pooling  and   Servicing  Agreement.   See
                                                      '  --  Subordination;  Allocation  of  Losses  and  Certain
                                                      Expenses' herein;

                                                  (3) to distributions of principal  to the holders of the  Class
                                                      A-1  Certificates  in an  amount  (not to  exceed  the then
                                                      outstanding  Certificate   Balance   of   such   Class   of
                                                      Certificates)  equal to  the Principal  Distribution Amount for  such  Distribution  Date,  less  any  portion  thereof distributed in respect of the Class A-PO Certificates;

                                                  (4)  if  the  Class  A-1  Certificates  have  been  retired, to distributions of principal to the holders of the Class  A-2
                                                      Certificates   in  an  amount  (not   to  exceed  the  then
                                                      outstanding  Certificate   Balance   of   such   Class   of
                                                      Certificates)  equal to  the Principal  Distribution Amount for  such  Distribution  Date,  less  any  portion  thereof distributed  in respect of the  Class A-PO and/or Class A-1
                                                      Certificates;

                                                  (5) if  the Class  A-1  and Class  A-2 Certificates  have  been retired,  to distributions  of principal to  the holders of the Class A-3 Certificates in an amount (not to exceed  the then  outstanding  Certificate  Balance  of  such  Class of
                                                      Certificates) equal  to the  Principal Distribution  Amount for  such  Distribution  Date,  less  any  portion  thereof distributed in respect of the Class A-PO, Class A-1  and/or
                                                      Class A-2 Certificates;

                                                  (6)  to distributions  to the holders  of the  Class A-1, Class
                                                      A-2, Class A-3  and Class A-PO  Certificates, pro rata,  in
                                                      accordance   with  the   amount  of   Realized  Losses  and
                                                      Additional  Trust   Fund  Expenses,   if  any,   previously
                                                      allocated  to  such Classes  of  Certificates for  which no reimbursement has  previously been  received, to  reimburse such  holders for such Realized Losses and Additional Trust
                                                      Fund Expenses, if any;

                                                  (7) to distributions of interest to the holders of the Class  B
                                                      Certificates  in  an  amount  equal  to  all  Distributable
                                                      Certificate Interest in respect of such
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
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                                                      Class of Certificates  for such Distribution  Date and,  to the  extent not previously paid, for all prior Distribution
                                                      Dates;

                                                  (8) if the Class A-1, Class A-2 and Class A-3 Certificates have been retired, to distributions of principal to the  holders of the Class B Certificates in an amount (not to exceed the then  outstanding  Certificate  Balance  of  such  Class of
                                                      Certificates) equal  to the  Principal Distribution  Amount for  such  Distribution  Date,  less  any  portion  thereof distributed in respect of the  Class A-1, Class A-2,  Class
                                                      A-3 and/or Class A-PO Certificates;

                                                  (9) to distributions to the holders of the Class B Certificates to  reimburse  such  holders  for  all  Appraisal Reduction
                                                      Amount Shortfalls and Realized Losses and Additional  Trust
                                                      Fund  Expenses, if any, previously  allocated to such Class
                                                      of  Certificates  and  for   which  no  reimbursement   has
                                                      previously been received;

                                                 (10)  to distributions of interest to the holders of the Class C
                                                      Certificates  in  an  amount  equal  to  all  Distributable
                                                      Certificate   Interest   in  respect   of  such   Class  of
                                                      Certificates for such Distribution Date and, to the  extent not previously paid, for all prior Distribution Dates;

                                                 (11)  if  the  Class  A-1,  Class A-2,  Class  A-3  and  Class B
                                                      Certificates  have  been   retired,  to  distributions   of
                                                      principal  to the holders of the Class C Certificates in an amount (not  to  exceed the  then  outstanding  Certificate
                                                      Balance  of  such  Class  of  Certificates)  equal  to  the
                                                      Principal Distribution Amount  for such Distribution  Date, less  any  portion thereof  distributed  in respect  of the
                                                      Class A-1, Class A-2, Class A-3, Class A-PO and/or Class  B
                                                      Certificates;

                                                 (12) to distributions to the holders of the Class C Certificates to  reimburse  such  holders  for  all  Appraisal Reduction
                                                      Amount Shortfalls and Realized Losses and Additional  Trust
                                                      Fund  Expenses, if any, previously  allocated to such Class
                                                      of  Certificates  and  for   which  no  reimbursement   has
                                                      previously been received;

                                                 (13)  to distributions of interest to the holders of the Class D
                                                      Certificates  in  an  amount  equal  to  all  Distributable
                                                      Certificate   Interest   in  respect   of  such   Class  of
                                                      Certificates for such Distribution Date and, to the  extent not previously paid, for all prior Distribution Dates;

                                                 (14) if the Class A-1, Class A-2, Class A-3, Class B and Class C
                                                      Certificates   have  been  retired,   to  distributions  of
                                                      principal to the holders of the Class D Certificates in  an amount  (not  to  exceed the  then  outstanding Certificate
                                                      Balance  of  such  Class  of  Certificates)  equal  to  the
                                                      Principal Distribution

                                      S-15



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
                                                      Amount for such Distribution Date, less any portion thereof distributed  in respect of the  Class A-1, Class A-2, Class
                                                      A-3, Class A-PO, Class B and/or Class C Certificates;

                                                 (15) to distributions to the holders of the Class D Certificates to reimburse  such  holders  for  all  Appraisal  Reduction
                                                      Amount  Shortfalls and Realized Losses and Additional Trust
                                                      Fund Expenses, if any,  previously allocated to such  Class
                                                      of   Certificates  and  for   which  no  reimbursement  has
                                                      previously been received; and

                                                 (16) to distributions to the  holders of the respective  Classes of  Private  Certificates  (other than  the  REMIC Residual
                                                      Certificates)  as  described   herein  (provided  that   no
                                                      distributions  of principal will be  made in respect of any
                                                      Class  of   Private   Certificates  until   the   aggregate
                                                      Certificate Balance of the Class A-1, Class A-2, Class A-3,
                                                      Class  B, Class C and Class D Certificates has been reduced to zero).  See 'DESCRIPTION  OF  THE CERTIFICATES  --  Dis-
                                                      tributions  --  Application of  the  Available Distribution
                                                      Amount' herein.

                                               Notwithstanding the priority of distributions set forth above, if, on any Distribution Date, (i) the Class C Certificates have been retired or (ii) the  Class G, Class F  and Class E  Certificates
                                                 have  been reduced to  zero, then the holders  of the Class A-PO
                                                 Certificates will be entitled  to distributions of principal  in an  amount  (not  to  exceed  the  then  outstanding Certificate
                                                 Balance of such  Class of Certificates)  equal to the  Principal
                                                 Distribution Amount for such Distribution Date.

                                               The  'Distributable Certificate Interest' in  respect of any Class of the  Sequential Pay  Certificates for  any Distribution  Date
                                                 (other  than the Class A-PO  Certificates which are not entitled to any  distributions in  respect  of interest)  will  generally equal  one month's interest at  the applicable Pass-Through Rate accrued on the Certificate Balance of such Class of Certificates outstanding immediately prior to such Distribution Date, reduced
                                                 (to not less than zero) by such Class's allocable share (in each case, calculated  as  described  herein) of  any  Net  Aggregate
                                                 Prepayment  Interest  Shortfall  (as described  below)  for such
                                                 Distribution Date. The  'Distributable Certificate Interest'  in
                                                 respect  of the Class IO Certificates  will equal the sum of the interest due on each of the Components. Interest payable on such
                                                 Certificates  will  be  calculated   on  a  30/360  basis.   See
                                                 'SERVICING   OF  THE  MORTGAGE  LOANS  --  Servicing  and  Other
                                                 Compensation and Payment  of Expenses' and  'DESCRIPTION OF  THE
                                                 CERTIFICATES   --  Distributions  --  Distributable  Certificate
                                                 Interest' herein.

                                               The 'Principal Distribution Amount' for any Distribution Date will
                                                 generally  equal  the  aggregate  of  the  following:  (a)   the
                                                 aggregate    of   the   principal   portions   of   all   Sched-

                                      S-16



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
                                                uled Payments  (other  than  Balloon Payments)  and  any  Assumed
                                                 Scheduled  Payments due  or deemed due  on or in  respect of the
                                                 Mortgage Loans for their  respective Due Dates occurring  during
                                                 the   related  Collection  Period;  (b)  the  aggregate  of  all principal prepayments received on the Mortgage Loans during  the related Collection Period; (c) with respect to any Mortgage Loan as  to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the  related
                                                 Collection  Period,  net of  any  portion of  such  payment that represents a recovery of the principal portion of any  Scheduled
                                                 Payment  (other  than a  Balloon Payment)  due or  the principal portion of any Assumed Scheduled Payment deemed due, in  respect of  such Mortgage  Loan on  a Due  Date during  or prior  to the related Collection Period and not previously recovered; (d)  the aggregate  of  all  liquidation  proceeds,  insurance  proceeds, condemnation awards and  proceeds of  Mortgage Loan  repurchases that were received on or in respect of Mortgage Loans during the related  Collection Period and that  were identified and applied by the Master Servicer as recoveries of principal, in each  case net of any portion of such amounts that represents a recovery of the  principal portion  of any  Scheduled Payment  (other than a
                                                 Balloon Payment) due or of the principal portion of any  Assumed
                                                 Scheduled Payment deemed due, in respect of the related Mortgage
                                                 Loan  on a  Due Date during  or prior to  the related Collection
                                                 Period and not  previously recovered; (e)  if such  Distribution
                                                 Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding
                                                 Distribution Date; and (f) any amounts not otherwise distributed as  interest  on  any Class  of  Certificates in  respect  of an
                                                 Appraisal Reduction Amount.

                                               The 'Scheduled Payment' due  on any Mortgage  Loan on any  related
                                                 Due  Date will be  the amount of the  Monthly Payment that would have been  due  thereon on  such  date, without  regard  to  any waiver,  modification or amendment of such Mortgage Loan granted or agreed to by the Master  Servicer or the Special Servicer  or
                                                 otherwise  resulting in connection with  a bankruptcy or similar proceeding involving  the related  borrower, and  assuming  that each  prior Scheduled Payment has been  made in a timely manner.
                                                 The 'Assumed  Scheduled  Payment' is  an  amount deemed  due  in respect of any Balloon Loan that is delinquent in respect of its
                                                 Balloon Payment beyond the first Determination Date that follows its  stated maturity date. The  Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and  on each successive related Due Date that it remains or is deemed to remain  outstanding will equal the  Scheduled Payment that would have been due thereon on

                                      S-17



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
                                                 such date if the  related Balloon Payment had  not come due  but
                                                 rather   such  Mortgage  Loan  had   continued  to  amortize  in
                                                 accordance with such  loan's amortization schedule,  if any,  in effect  prior to  its stated  maturity date.  The 'Determination
                                                 Date' will be the 12th day of each month (or, if not a  business day,  the next preceding business  day). See 'DESCRIPTION OF THE
                                                 CERTIFICATES -- Distributions -- Principal Distribution  Amount'
                                                 herein.

                                               Reimbursements   of  previously  allocated   Realized  Losses  and
                                                 Additional Trust Fund Expenses will not constitute distributions of  principal  for  any  purpose  and  will  not  result  in  an additional  reduction in the Certificate Balance of the Class of
                                                 Certificates in respect of which any such reimbursement is made.

                                               The holders  of  the  Certificates  (other  than  the  Class  A-PO
                                                 Certificates)  may  also  receive  portions  of  any  Prepayment
                                                 Premiums and Yield Maintenance  Charges to the extent  described under 'DESCRIPTION  OF  THE  CERTIFICATES  --  Distributions  --
                                                 Allocation of Prepayment Premiums and Yield Maintenance Charges'
                                                 herein.   Such   distributions   will  be  in  addition  to  the
                                                 distributions of interest, if any, made to such holders from the
                                                 Available  Distribution   Amount   on   each  Distribution Date.

P&I Advances.................................  Subject to a  recoverability determination,  as described  herein, and  further  subject to  the  reduced advancing  obligations in respect of certain Required Appraisal Loans, the Master Servicer will be required to make  advances (each, a 'P&I Advance')  with respect to each Distribution Date in an amount that is generally equal  to the  aggregate of  all Scheduled  Payments (other than
                                                 Balloon Payments)  and any  Assumed Scheduled  Payments, net  of
                                                 related Master Servicing Fees and any related Principal Recovery
                                                 Fees  (each as defined  herein), due or deemed  due, as the case may be,  on or  in  respect of  the  Mortgage Loans  during  the related  Collection Period, in each case to the extent that such amount was not paid by or  on behalf of the related borrower  or otherwise  collected as of the close of business on the last day of the related Collection Period.

                                               As more  fully  described  herein, the  Master  Servicer  will  be entitled  to interest on any P&I Advance made by it, and each of the Master Servicer and any Special Servicer will be entitled to interest on certain reimbursable servicing expenses incurred  by either of them. Such interest will accrue from the date any such
                                                 P&I  Advance is made or such  servicing expense is incurred at a rate per annum equal to the 'prime rate' published in the 'Money
                                                 Rates' Section of The Wall Street Journal, as such 'prime  rate'
                                                 may change from time to time (the 'Reimbursement Rate') and will be  paid, contemporaneously  with the reimbursement  of such P&I
                                                 Advance or servicing expense, out of general collections on  the
                                                 Mortgage  Pool then on  deposit in the  Certificate Account. See

                                      S-18



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
                                                 'DESCRIPTION OF  THE CERTIFICATES  -- P&I  Advances' herein  and
                                                 'DESCRIPTION  OF  THE  CERTIFICATES --  Advances  in  Respect of
                                                 Delinquencies'  and   'DESCRIPTION   OF   THE   POOLING   AGREE-
                                                 MENTS -- Certificate Account' in the Prospectus.

Compensating Interest Payments...............  To  the  extent  of  its servicing  compensation  for  the related
                                                 Collection  Period,  including   Prepayment  Interest   Excesses
                                                 received  during such Collection Period,  the Master Servicer is required to  make a  non-reimbursable payment  (a  'Compensating
                                                 Interest  Payment') with  respect to  each Distribution  Date to cover  the  aggregate  of  any  Prepayment  Interest  Shortfalls incurred  during such Collection  Period. A 'Prepayment Interest
                                                 Shortfall' is a shortfall  in the collection  of a full  month's interest  (net of related Master  Servicing Fees and the Trustee
                                                 Fee) on  any  Mortgage Loan  by  reason  of a  full  or  partial
                                                 principal   prepayment  made  prior  to  its  Due  Date  in  any
                                                 Collection Period. A 'Prepayment  Interest Excess' is a  payment of  interest  (net  of  related Master  Servicing  Fees  and the
                                                 Trustee Fee)  made  in  connection  with  any  full  or  partial prepayment  of a Mortgage Loan subsequent to its Due Date in any
                                                 Collection Period,  which payment  of  interest is  intended  to cover  the period on and after such Due Date. The 'Net Aggregate
                                                 Prepayment Interest Shortfall' for any Distribution Date will be the amount, if any, by which (a) the aggregate of any Prepayment
                                                 Interest  Shortfalls  incurred  during  the  related  Collection
                                                 Period exceeds (b) any Compensating Interest Payment made by the
                                                 Master  Servicer  with respect  to  such Distribution  Date. See
                                                 'SERVICING  OF  THE  MORTGAGE  LOANS  --  Servicing  and   Other
                                                 Compensation  and Payment  of Expenses' and  'DESCRIPTION OF THE
                                                 CERTIFICATES  --  Distributions  --  Distributable   Certificate
                                                 Interest' herein.

Subordination; Allocation of Losses and
  Certain Expenses...........................  The  rights of holders of the Class  B, Class C, Class D, Class E,
                                                 Class F, Class G and REMIC Residual Certificates  (collectively, the  'Subordinate  Certificates'), to  receive  distributions of amounts collected or  advanced on  the Mortgage  Loans will,  in each  case, be subordinated, to  the extent described herein, to the rights of holders of the Class A-1, Class A-2 and Class  A-3
                                                 Certificates  (collectively, the 'Senior Certificates') and each other such Class  of Subordinate Certificates,  if any, with  an earlier  alphabetical class  designation. This  subordination is intended to  enhance the  likelihood of  timely receipt  by  the holders  of  the  Senior  Certificates  of  the  full  amount of
                                                 Distributable Certificate Interest  payable in  respect of  such
                                                 Classes of Certificates (other than the Class A-PO Certificates)
                                                 on  each  Distribution Date,  and  the ultimate  receipt  by the holders of the  Senior Certificates  of principal  equal to  the entire  respective  Certificate Balances  of  such Certificates.
                                                 Similarly, but to decreasing degrees, this subordination is also intended to  enhance the  likelihood of  timely receipt  by  the holders of the

                                      S-19



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
                                                 Class  B, Class C and Class D Certificates of the full amount of
                                                 Distributable Certificate Interest  payable in  respect of  such
                                                 Classes  of  Certificates  on each  Distribution  Date,  and the
                                                 ultimate  receipt  by  the  holders  of  such  Certificates   of
                                                 principal equal to the entire respective Certificate Balances of those  Classes of  Certificates. The protection  afforded to the
                                                 holders  of   the  Offered   Certificates   by  means   of   the
                                                 subordination  referred to above will be accomplished by (i) the
                                                 application  of  the  Available  Distribution  Amount  on   each
                                                 Distribution  Date in the order  described above in this Summary under ' -- Description of the Certificates -- Distributions' and
                                                 (ii) by the allocation of  Realized Losses and Additional  Trust
                                                 Fund  Expenses  as  described  below. In  addition,  if,  on any
                                                 Distribution Date,  (i)  the  Class  C  Certificates  have  been retired  or (ii) the  Class G, Class F  and Class E Certificates
                                                 have been reduced to  zero, then the holders  of the Class  A-PO
                                                 Certificates  will  be  entitled to  distributions  of principal prior to any other outstanding  Class of Certificates. No  other form  of Credit Support will be available for the benefit of the holders of the Offered Certificates.

                                               On each  Distribution Date,  following  all distributions  on  the
                                                 Certificates  to  be made  on such  date,  the aggregate  of all
                                                 Realized Losses  and Additional  Trust Fund  Expenses that  have been  incurred since  the Cut-off  Date through  the end  of the related Collection Period and that  have not previously been  so allocated will be allocated first to the Class G, Class F, Class
                                                 E,  Class D,  Class C and  Class B Certificates,  in that order, until the  Certificate  Balance  of each  such  Class  has  been reduced  to zero. Thereafter any  additional Realized Losses and
                                                 Additional Trust Fund  Expenses will be  allocated to the  Class
                                                 A-1,  Class  A-2  and  Class  A-3  Certificates,  pro  rata,  in proportion to their  outstanding Certificate Balances;  provided that if such losses or expenses occur with respect to a Discount
                                                 Mortgage  Loan, an amount equal to the product of the Class A-PO
                                                 Fraction and  the  amount  of  such loss  or  expense  shall  be allocated to the Class A-PO Certificates and the remainder shall be  allocated pro rata to the Class A-1, Class A-2 and Class A-3
                                                 Certificates (in  each case  in  reduction of  their  respective
                                                 Certificate  Balances), but in the  aggregate only to the extent that the  aggregate  Certificate  Balance  of  such  Classes  of
                                                 Certificates  remaining outstanding  after giving  effect to the distributions on such  Distribution Date  exceeds the  aggregate
                                                 Stated  Principal  Balance of  the  Mortgage Pool  that  will be outstanding immediately  following such  Distribution Date.  See
                                                 'DESCRIPTION OF THE CERTIFICATES -- Subordination; Allocation of
                                                 Losses and Certain Expenses' herein.

Treatment of REO Properties..................  Notwithstanding  that  a  Mortgaged Property  may  be  acquired on behalf of the  Certificateholders through  foreclosure, deed  in lieu  of  foreclosure or  otherwise  (upon acquisition,  an 'REO
                                                 Property'), the related Mortgage

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
                                                 Loan  will  be   treated,  for  purposes   of  (i)   determining
                                                 distributions  on the Certificates, (ii) allocations of Realized
                                                 Losses and Additional  Trust Fund Expenses  to the  Certificates
                                                 and  (iii) the amount of fees payable to the Trustee, the Master
                                                 Servicer  and  the  Special  Servicer  under  the  Pooling   and
                                                 Servicing  Agreement, as having  remained outstanding until such
                                                 REO Property is liquidated.  In connection therewith,  operating revenues  and other proceeds derived from such REO Property (net of related  operating  costs, including  certain  reimbursements payable  to the Master Servicer or any separate Special Servicer in connection with  the operation  and disposition  of such  REO
                                                 Property) will be 'applied' by the Master Servicer as principal, interest  and other amounts  that would have  been 'due' on such
                                                 Mortgage Loan, and the Master Servicer will make P&I Advances in respect of such Mortgage Loan, in all cases as if such  Mortgage
                                                 Loan had remained outstanding.

Optional Termination.........................  Each  of the Depositor and the Master Servicer will have an option to purchase all of the Mortgage Loans and all REO Properties, if
                                                 any, and thereby effect termination of the Trust Fund and  early
                                                 retirement   of  the  then   outstanding  Certificates,  on  any
                                                 Distribution  Date  on  which  the  aggregate  Stated  Principal
                                                 Balance of the Mortgage Pool is less than 1% of the Initial Pool
                                                 Balance.  See 'DESCRIPTION  OF THE  CERTIFICATES -- Termination'
                                                 herein and in the Prospectus.

Certain Investment Considerations............  The yield to maturity of a Class A-1, Class A-2, Class A-3,  Class
                                                 B,  Class C  or Class D  Certificate purchased at  a discount or premium will be affected  by the rate  of prepayments and  other unscheduled  collections of  principal on  or in  respect of the
                                                 Mortgage  Loans  and  the  allocation  thereof  to  reduce   the
                                                 principal  balance  of  such  Certificate.  An  investor  should consider, in the  case of  any such Certificate  purchased at  a discount,  the  risk  that  a slower  than  anticipated  rate of prepayments could result in a lower than anticipated yield  and, in  the case of any such Certificate purchased at a premium, the risk that a  faster than anticipated  rate of prepayments  could result in a lower than anticipated yield. IN ADDITION, THE YIELD
                                                 TO  MATURITY  ON  THE  CLASS A-PO  CERTIFICATES  WILL  BE HIGHLY
                                                 SENSITIVE  TO  THE  RATE   AND  TIMING  OF  PRINCIPAL   PAYMENTS
                                                 (INCLUDING  BY REASON OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS)
                                                 ON THE  MORTGAGE  LOANS,  PARTICULARLY,  THE  DISCOUNT  MORTGAGE
                                                 LOANS, AND INVESTORS IN THE CLASS A-PO CERTIFICATES SHOULD FULLY
                                                 CONSIDER  THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A SLOWER
                                                 THAN  EXPECTED  RATE   OF  PRINCIPAL   PAYMENTS  AND   PRINCIPAL
                                                 PREPAYMENTS  IN RESPECT OF THE MORTGAGE LOANS, PARTICULARLY, THE
                                                 DISCOUNT MORTGAGE LOANS, COULD RESULT  IN A LOWER THAN  EXPECTED
                                                 YIELD  ON THE CLASS  A-PO CERTIFICATES. See  'YIELD AND MATURITY
                                                 CONSIDERATIONS' herein and in the Prospectus. The allocation  to any  Class  (other  than  the Class  A-PO  Certificates)  of any
                                                 Prepayment  Premium   or  Yield   Maintenance  Charge   may   be
                                                 insufficient to offset fully

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
                                                 the  effects  on  the  reduction  to  the  anticipated  yield to maturity resulting from the corresponding principal  prepayment.
                                                 See  'DESCRIPTION OF CERTIFICATES -- Distributions -- Allocation
                                                 of Prepayment Premiums and Yield Maintenance Charges' herein.

                                               In addition, insofar  as an investor's  initial investment in  any
                                                 Offered  Certificate  is returned  in  the form  of  payments of principal thereon, there can be  no assurance that such  amounts can  be  reinvested in  comparable alternative  investments with comparable yields. Investors in the Offered Certificates  should consider  that, as of the Cut-off  Date, certain of the Mortgage
                                                 Loans may  be prepaid  at  any time  and  the remainder  may  be prepaid  at  any time  after  the expiration  of  the applicable
                                                 Lock-Out Period (as defined herein), subject, in most cases,  to the payment of a Prepayment Premium or Yield Maintenance Charge.
                                                 See  'DESCRIPTION OF THE MORTGAGE POOL -- Prepayment Provisions'
                                                 herein. Accordingly,  the rate  of prepayments  on the  Mortgage
                                                 Loans  is  likely  to  be  inversely  related  to  the  level of prevailing market interest rates (and, presumably, to the yields on comparable alternative investments).

Certain Federal Income Tax Consequences......  Three separate 'real estate mortgage investment conduit' ('REMIC')
                                                 elections will  be  made with  respect  to the  Trust  Fund  for federal  income  tax purposes  with  the resulting  REMICs being herein referred to as 'REMIC I', 'REMIC II' and 'REMIC III'. The assets of REMIC I  will consist of the  Mortgage Loans, any  REO
                                                 Properties  acquired on behalf of the Certificateholders and the
                                                 Certificate   Account   (see   'DESCRIPTION   OF   THE   POOLING
                                                 AGREEMENTS  --  Certificate  Account'  in  the  Prospectus). For
                                                 federal income tax  purposes, (a)  the separate  noncertificated regular  interests in REMIC I will be the 'regular interests' in
                                                 REMIC I and  will constitute  the assets  of REMIC  II, (b)  the
                                                 Class  R-I  Certificates will  be  the sole  class  of 'residual interests' in REMIC I, (c) the separate noncertificated  regular interests  in REMIC II will be  the 'regular interests' in REMIC
                                                 II and will constitute  the assets of REMIC  III, (d) the  Class
                                                 R-II Certificates will be the sole class of 'residual interests'
                                                 in  REMIC II,  (e) the  REMIC Regular  Certificates will  be the
                                                 'regular interests' in REMIC III  and generally will be  treated as  debt  instruments  of REMIC  III,  and (f)  the  Class R-III
                                                 Certificates will be the sole  class of 'residual interests'  in
                                                 REMIC III.

                                               The  Class  A-1,  Class  A-2,  Class  A-3,  Class  B  and  Class C
                                                 Certificates  will  not,  but  the   Class  D  and  Class   A-PO
                                                 Certificates  will,  be  treated  as  having  been  issued  with
                                                 original  issue  discount  for  federal  income  tax   reporting
                                                 purposes.  The  prepayment  assumption  that  will  be  used for purposes of computing  the accrual of  original issue  discount, market  discount  and premium,  if any,  for federal  income tax purposes will be equal to a CPR of

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
                                                 0%. However, no representation is  made that the Mortgage  Loans will prepay at that rate or at any other rate.

                                               If  the method for computing  original issue discount described in the Prospectus results in  a negative amount  for any period,  a
                                                 Certificateholder  will be permitted to  offset such amount only against the future  original issue discount  (if any) from  such
                                                 Certificate.  See  'CERTAIN  FEDERAL  INCOME  TAX  CONSEQUENCES'
                                                 herein and 'CERTAIN FEDERAL INCOME TAX CONSE-
                                                 QUENCES --  REMICS  --  Taxation  of  Owners  of  REMIC  Regular
                                                 Certificates -- Original Issue Discount' in the Prospectus.

                                               The  Offered  Certificates  will be  treated  as  'qualifying real property loans' within the meaning of Section 593(d) of the Code
                                                 and  'real  estate  assets'   within  the  meaning  of   Section
                                                 856(c)(5)(A)  of  the  Code.  In  addition,  interest (including original issue  discount) on  the Offered  Certificates will  be interest described in Section 856(c)(3)(B) of the Code. However, the  Offered  Certificates  will  generally  only  be considered assets described in  Section 7701(a)(19)(C) of  the Code to  the extent  that  the  Mortgage  Loans  are  secured  by residential
                                                 property  and,  accordingly,  an   investment  in  the   Offered
                                                 Certificates   may   not   be   suitable   for   certain  thrift
                                                 institutions.

                                               For  further  information   regarding  the   federal  income   tax
                                                 consequences  of  investing  in  the  Offered  Certificates, see
                                                 'CERTAIN FEDERAL  INCOME TAX  CONSEQUENCES'  herein and  in  the
                                                 Prospectus.

ERISA Considerations.........................  A  fiduciary  of any  employee  benefit plan  or  other retirement arrangement subject to the  Employee Retirement Income  Security
                                                 Act  of 1974, as amended ('ERISA'),  or Section 4975 of the Code
                                                 (a 'Plan')  should  review  carefully with  its  legal  advisors whether  the purchase  or holding of  Offered Certificates could give rise  to  a  transaction  that  is  prohibited  or  is  not otherwise  permitted either under  ERISA or Section  4975 of the
                                                 Code or  whether there  exists any  statutory or  administrative exemption applicable to an investment therein.

                                               The  U.S.  Department  of Labor  has  issued to  Merrill  Lynch an individual exemption,  Prohibited Transaction  Exemption  90-29, which  generally exempts from the  application of certain of the prohibited transaction provisions  of Section 406  of ERISA  and the  excise  taxes imposed  on  such prohibited  transactions by
                                                 Sections 4975(a)  and (b)  of  the Code  and Section  502(i)  of
                                                 ERISA,  transactions relating to the  purchase, sale and holding of pass-through certificates underwritten  by Merrill Lynch  and the  servicing and  operation of  related asset  pools, provided that certain conditions are satisfied.

                                               The Depositor expects  that the  Prohibited Transaction  Exemption will  generally apply to the Class A-1, Class A-2, Class A-3 and
                                                 Class A-PO  Certificates, but  it will  not apply  to the  other
                                                 Classes   of  Offered   Certificates.  ACCORDINGLY,   EXCEPT  AS
                                                 DESCRIBED HEREIN, THE CLASS B,

                                                 CLASS C AND  CLASS D CERTIFICATES  SHOULD NOT BE  ACQUIRED BY  A
                                                 PLAN. See 'ERISA CONSIDERATIONS' herein and in the Prospectus.

Ratings......................................  It  is a condition of their issuance that the Offered Certificates receive the ratings from each  of Fitch Investors Service,  L.P.
                                                 ('Fitch')   and,  except   with  respect   to  the   Class  A-PO
                                                 Certificates, Standard & Poor's Ratings Services, a division  of
                                                 McGraw Hill, Inc. ('Standard & Poor's'; and together with Fitch, the  'Rating  Agencies') set  forth on  the  cover page  of this
                                                 Prospectus Supplement. A security rating is not a recommendation to buy, sell or hold securities  and may be subject to  revision or  withdrawal at any time by the assigning rating organization.
                                                 A security rating does not address the frequency of  prepayments of  Mortgage  Loans  or  the corresponding  effect  on  yield to investors, nor does a security rating address the likelihood  of receipt  of Prepayment Premiums or  Yield Maintenance Charges or
                                                 the tax treatment of the Certificates. See 'RATINGS' herein  and
                                                 'RISK FACTORS -- Limited Nature of Ratings' in the Prospectus.

Legal Investment.............................  The  Offered  Certificates will  not constitute  'mortgage related securities'  for  purposes  of  the  Secondary  Mortgage  Market
                                                 Enhancement   Act  of   1984.  As  a   result,  the  appropriate
                                                 characterization of the Offered Certificates under various legal investment restrictions,  and  thus  the  ability  of  investors
                                                 subject   to   these  restrictions   to  purchase   the  Offered
                                                 Certificates  of  any  Class,  may  be  subject  to  significant interpretative  uncertainties.  In addition,  institutions whose investment activities are subject to review by federal or  state
                                                 regulatory   authorities  may  be  or   may  become  subject  to
                                                 restrictions on the investment  by such institutions in  certain forms  of mortgage  backed securities.  Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for  them.
                                                 See 'LEGAL INVESTMENT' herein and in the Prospectus.

                                  RISK FACTORS

     Prospective purchasers of the Offered Certificates of any Class should consider, among other things, the following risk factors (as well as the risk factors set forth under 'RISK FACTORS' in the Prospectus) in connection with an investment therein.

THE CERTIFICATES

     Limited Liquidity. There is currently no secondary market for the Offered Certificates. While each of Merrill Lynch and First Union currently intends to make a secondary market in the Offered Certificates, neither is under any obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of the Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence, for example, interests solely in single-family mortgage loans. The Certificates will not be listed on any securities exchange.

     Certain Yield and Maturity Considerations. The yield on the Class A-PO Certificates as well as any other Offered Certificate that is purchased at a discount or premium will be affected by the rate and timing of principal payments applied in reduction of the principal amount of such Certificate, which in turn will be affected by (i) the rate and timing of principal payments and collections on the Mortgage Loans, particularly the Discount Mortgage Loans, particularly unscheduled payments or collections in the form of voluntary prepayments of principal or unscheduled recoveries of principal due to defaults, casualties or condemnations whether before or after the scheduled maturity date of the related Mortgage Loans, and (ii) by the order of priority of distributions of principal in respect of the Certificates. The rate and timing of unscheduled payments and collections of principal on the Mortgage Loans is impossible to accurately predict and will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates, restrictions on voluntary prepayments contained in the Mortgage Notes, the availability of mortgage credit and other economic, demographic, geographic, tax and legal factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at a higher rate than if prevailing rates remain at or above those Mortgage Rates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable first, in respect of the Class A-PO Certificates, next entirely in reduction of the Certificate Balance of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable in its entirety in respect of each remaining Class of Sequential Pay Certificates, sequentially in alphabetical and numerical order of Class designation, until the Certificate Balance of each such Class is, in turn, reduced to zero. See 'DESCRIPTION OF THE CERTIFICATES -- Distributions -- Application of the Available Distribution Amount' herein. Accordingly, the actual rate of principal payments on the Mortgage Loans may have different effects on the yields of the respective Classes of Offered Certificates. The yield on the Class A-PO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans, and the more quickly the Certificate Balance of the Class A-PO Certificates are reduced, the greater will be the negative effect on its yield. Accordingly, prospective investors in the Class A-PO Certificates should consider the associated risks, including the risk that a slower than expected rate of prepayments on the Mortgage Loans, particularly the Discount Mortgage Loans, could result in the failure of such investors to recoup their initial investments.

     The yield on any Offered Certificate also will be affected by the rate and timing of losses attributable to defaults on the Mortgage Loans, the severity of such losses and the extent to which such losses and related expenses are applied in reduction of the actual or notional principal amount of such Certificate or otherwise reduce the amount of funds available for distribution to the holder of such Certificate. As, and to the extent described herein, the Private Certificates (other than the Class IO Certificates) are subordinate in right and time of payment to the Offered Certificates and will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans prior to the Offered Certificates; and the Class B, Class C and Class D Certificates are subordinate in right and time of payment to the Class A-1, Class A-2, Class A-3, Class A-PO and Class IO Certificates and will bear such shortfalls and losses prior to the Class A-1, Class A-2, Class A-3, Class
A-PO and Class IO Certificates, in reverse alphabetical order of Class designation. Even though (i) the Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-2 and Class A-1 Certificates have been reduced to zero and (ii) the Class A-2 Certificates will receive principal payment only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, the Class A-1, Class A-2, Class A-3 and Class A-PO Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata, in proportion to their outstanding Certificate Balances. See 'DESCRIPTION OF THE CERTIFICATES -- Distributions' and ' -- Subordination; Allocation of Losses and Certain Expenses' herein and 'YIELD AND MATURITY CONSIDERATIONS' herein and in the Prospectus.

     Potential Conflicts of Interest. Subject to certain conditions described herein, the Pooling and Servicing Agreement will permit the holder (or holders) of the majority of the Voting Rights allocated to the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 20% of its original Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 20% of its original Certificate Balance, the Class of Sequential Pay Certificates with the latest alphabetical Class designation) to replace the Special Servicer or any successor thereafter appointed. An appointing Certificateholder will not be prohibited from appointing itself or an affiliate. In addition, the Special Servicer may also provide sub-servicing functions with respect to the Mortgage Loans, pursuant to a sub-servicing agreement with the Master Servicer. As described herein, any such Special Servicer will have considerable latitude in determining to liquidate or modify defaulted Mortgage Loans. See 'SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers and Amendments' herein. Although any Special Servicer will be obligated to observe the terms of the Pooling and Servicing Agreement and will be governed by the servicing standard described herein, it may, especially if it is itself a Certificateholder, have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of Offered Certificates. For instance, a Special Servicer that is a Certificateholder could seek to mitigate the potential for loss to its Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, a market downturn could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken.

THE MORTGAGE LOANS

     Risks of Lending on Income-Producing Properties. The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences. Income property lending typically involves larger loans than single-family lending. In addition, and unlike loans made on the security of single family residences, repayment of loans made on the security of income-producing real property depends upon the ability of the related real estate project (i) to generate rental income sufficient to pay operating expenses and leasing commissions, to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii) in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions generally and in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weakness in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance and, in the case of Mortgaged Properties that are retail, industrial/warehouse or office properties, the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants. If leases are not renewed or replaced, if tenants default and/or if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

     In   addition,  particular  types  of  income  properties  are  exposed  to particular risks. For instance, office properties may require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Also, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. The rent limitations imposed on Section 42 Properties may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. See 'DESCRIPTION OF THE MORTGAGE POOL -- Certain Terms and Conditions of the Mortgage Loans -- Low Income Housing Tax Credits' herein. Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of 'off-price' retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers). See 'DESCRIPTION OF THE MORTGAGE POOL -- Additional Mortgage Loan Information -- Certain Lease Matters' herein. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. The successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of the franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. See 'RISK FACTORS -- Risks Associated with Certain Mortgage Loans and Mortgaged Properties' in the Prospectus.

     Mortgage Loans secured by liens on residential health care facilities pose risks not associated with loans secured by liens on other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained. To the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

     Nonrecourse Mortgage Loans. The Mortgage Loans are generally not insured or guaranteed by any governmental entity, private mortgage insurer or any other person. The Depositor has not undertaken any evaluation of the significance of the recourse provisions of Mortgage Loans for recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the related Mortgaged Property.

     Environmental Law Considerations. Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. A 'Phase I' environmental site assessment was performed at each of the Mortgaged Properties and no such assessment or additional assessments (including any 'Phase II' environmental site assessments) revealed any environmental condition or circumstance considered material and adverse to the interests of the holders of the Offered Certificates. See 'DESCRIPTION OF THE MORTGAGE POOL -- Assessments of Property Condition -- Environmental Assessments' herein.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See 'DESCRIPTION OF THE POOLING AGREEMENTS -- Realization Upon Defaulted Mortgage Loans', 'RISK FACTORS -- Environmental Risks' and 'CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Environmental Considerations' in the Prospectus.

     Balloon Payments. One hundred and forty-eight (148) of the Mortgage Loans do not fully amortize over their terms to maturity. Thus, such Mortgage Loans will have Balloon Payments due on their respective stated maturity dates unless prepaid prior thereto. Loans with Balloon Payments involve a greater risk to a lender than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make the Balloon Payment. Moreover, and whether or not losses are ultimately sustained, any delay in the collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates will likely extend the weighted average life of such Class. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. See 'RISK FACTORS -- Balloon Payments; Borrower Default' in the Prospectus.

     In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement permits the Master Servicer, or the Special Servicer, to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under 'SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers and Amendments' herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Offered Certificates. See 'YIELD AND MATURITY CONSIDERATIONS' herein and in the Prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of 159 conventional, fixed rate Mortgage Loans with an Initial Pool Balance of $647,219,459, equal to the aggregate Cut-off Date Balance of such Mortgage Loans. The Cut-off Date Balances of the Mortgage Loans range from $748,657 to $24,074,564 and the Mortgage Loans will have an average Cut-off Date Balance of $4,070,563. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. References to percentages of Mortgaged Properties referred to herein without further description are references to the percentages of the Initial Pool Balance represented by the aggregate Cut-off Date Balance of the related Mortgage Loans. For purposes of calculations herein, each Mortgage Loan is deemed to be secured by one (1) Mortgaged Property, whether or not such Mortgaged Property is comprised of more than one parcel of real property. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis.

     Each Mortgage Loan is evidenced by a promissory note (a 'Mortgage Note') and secured by a mortgage, deed of trust or other similar security instrument (a 'Mortgage') that creates a first mortgage lien on a fee simple estate in an income-producing real property (each, a 'Mortgaged Property'). Ninety-four (94) of the Mortgaged Properties, or 53%, are multifamily rental properties (including nine (9) Mortgaged Properties, or 3%, which are Section 42 Properties); forty-one (41) of the Mortgaged Properties, or 32%, are retail properties (including 17 anchored shopping centers, or 19%, and 24 unanchored shopping centers, or 13%, as indicated on Annex A hereto). No other type of property accounts for more than 6% of the Mortgaged Properties. The Mortgaged Properties are located throughout 33 states, including California (26 Mortgaged Properties, or 21%), Texas (25 Mortgaged Properties, or 13%) and Nevada (11 Mortgaged Properties, or 13%). No other state has a concentration of Mortgaged Properties equal to or greater than 7%. No loans to one borrower or group of related borrowers exceed 5% of the Initial Pool Balance. See ' -- Additional Mortgage Loan Information.'

     MLMCI acquired 74 of the Mortgage Loans, or 54% (the 'MLMCI Loans') concurrently with or shortly after origination from either of two participants in its commercial and multifamily mortgage loan conduit program. FUNB originated or acquired concurrently with or shortly after origination 85 of the Mortgage Loans, or 46% (the 'FUNB Loans'). One hundred and one (101) of the Mortgage Loans, or 64%, were originated in 1996, and the remaining 58 Mortgage Loans, or 36%, were originated during calendar year 1995.

     None of the Mortgage Loans will be more than 30 days delinquent as of the Cut-off Date, and no Mortgage Loan has been more than 30 days delinquent during the 12 months preceding the Cut-off Date.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms. All of the Mortgage Loans accrue interest on the basis (a '30/360 basis') of a 360-day year consisting of twelve 30-day months.

     Due Dates. All of the Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments first become due) that occur on the first day of each month.

     Amortization. One hundred and forty-eight (148) of the Mortgage Loans, or 96%, provide for Monthly Payments based on amortization schedules significantly longer than their terms to maturity, thereby leaving Balloon Payments due and payable on their respective maturity dates, unless prepaid prior thereto. The remainder of the Mortgage Loans, or 4%, are self-amortizing. See 'RISK FACTORS
 -- Balloon Payments' herein.

     Prepayment Provisions. As of the Cut-off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary prepayments of principal for a period (a 'Lock-out Period') ending on a date specified in the related Mortgage Note and thereafter, in general, require that prepayments made for most of their respective terms to maturity be accompanied by a Prepayment Premium or Yield Maintenance Charge in excess of the amount prepaid (147 Mortgage Loans, or 94%);
(ii) prohibit voluntary payments of principal for a Lock-out Period and thereafter permit voluntary principal prepayments in whole without material restrictions (nine (9) Mortgage Loans, or 3%) or (iii) permit voluntary principal payments provided that the prepayment is accompanied by a Prepayment Premium or Yield Maintenance Charge for most of their respective terms to maturity (three (3) Mortgage Loans, or 3%). See ' -- Additional Mortgage Loan Information' herein. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed to the holders of the Offered Certificates as described herein under 'DESCRIPTION OF THE
CERTIFICATES -- Distributions -- Allocation of Prepayment Premiums and Yield Maintenance Charges.' The Depositor makes no representation as to the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Neither the Master Servicer nor any Special Servicer will be permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lock-out Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in 'SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers and Amendments' herein.

     Non-recourse Obligations. The Mortgage Loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be non-recourse.

     'Due-on-Sale' and 'Due-on-Encumbrance' Provisions. All of the Mortgages contain 'due-on-sale' and 'due-on-encumbrance' clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. As provided in the Pooling Servicing Agreement, the Master Servicer or the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described herein under 'SERVICING OF THE MORTGAGE LOANS -- General,' whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default  and Cross-Collateralization of Certain  Mortgage Loans.  Two
(2) of the Mortgage Loans, or 1%, are cross-collateralized and cross-defaulted with each other. The Master Servicer or the Special Servicer will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to either of these Mortgage Loans; the Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     Low Income Housing Tax Credits.   Nine (9) of the Mortgaged Properties,  or
3%, are eligible to receive low-income housing tax credits ('Tax Credits') pursuant to Section 42 of the Code ('Section 42

Properties'). Section 42 of the Code provides a Tax Credit for owners of residential rental property meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency.

     At the time the project is 'placed in service' (that is, when the first unit is available for occupancy), the property owner must make an irrevocable election of one of two set-aside rules, either (i) at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income (as defined below), or (ii) at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income. The aggregate amount of Tax Credits the owner is entitled to is based upon the percentage of total units made available to qualified tenants. Median income is determined by the U.S. Department of Housing and Urban Development ('HUD') for each metropolitan area or county in the United States and is adjusted annually.

     The Tax Credit provisions require that gross rent for each low-income unit not exceed 30% of the annual HUD median income, adjusted for the household size expected to occupy the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable Tax Credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

     Under the Tax Credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a 15-year compliance period. In addition, agreements governing the property may require an 'extended use period' which has the effect of extending the income and rental restrictions for an additional period (typically 15 years).

     In the event a Tax Credit project does not maintain compliance with the Tax Credit restrictions on tenant income or rental rates, the owners of the Tax Credit project may lose the Tax Credits related to the period of the noncompliance and face the partial recapture of previously taken Tax Credits. The loss of Tax Credits, and the possibility of recapture of Tax Credits already taken, may provide significant incentive for project owners to keep the Tax Credit project in compliance and to fund property operating deficits.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspection. All of the Mortgaged Properties were inspected within the six (6) months (or 18 months with respect to five (5) of the Mortgaged Properties) prior to the respective dates of origination or acquisition, by or on behalf of the related Mortgage Loan Seller to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised at the request of the originator of the related Mortgage Loan by a state certified appraiser or an appraiser belonging to the American Institute of Appraisers of the National Association of Real Estate Boards in accordance with the requirements of the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Appraisal Foundation's Uniform Standards of Professional Appraisal Practice. The purpose of each appraisal was to provide an opinion of the fair market value of the related Mortgaged Property. None of the Depositor, the Underwriters, the Trustee, the Master Servicer or any other entity has prepared or obtained a separate independent appraisal or reappraisal. There can be no assurance that another appraiser would have arrived at the same opinion of value.

     Environmental and Engineering Assessments. A 'Phase I' environmental site assessment was performed with respect to all the Mortgaged Properties within six
(6) months (or 18 months with respect to three (3) of the Mortgaged Properties) prior to the respective dates of origination. No 'Phase I' assessment or additional assessments (including any 'Phase II' environmental site assessments) revealed any environmental condition or circumstance that are considered material and adverse to the interests of the holders of the Offered Certificates. In addition, in connection with the origination of each Mortgage Loan, a licensed engineer inspected the related Mortgaged Property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated certain deferred maintenance items or environmental issues and recom-mended capital improvements or environmental corrections with respect to certain of such Mortgaged Properties. Generally, with respect to such Mortgaged Properties, the related borrowers were required to deposit with the applicable Mortgage Loan Seller an amount equal to at least 125% of the licensed engineer's or environmental assessor's estimated cost of the recommended substantial repairs, corrections or replacements to assure their completion. The amount of such reserves are indicated on Annex A hereto.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on 25 of the 26 Mortgaged Properties located in the State of California (other than one Mortgage Property in California which is a mobile home park) and one (1) Mortgaged Property located in the State of Kentucky in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss or bounded maximum loss for the property in an earthquake scenario. The resulting reports, which were prepared not earlier than August 1995, concluded that only one of those Mortgaged Properties is likely to suffer a maximum probable loss or bounded maximum loss in excess of 25% of the amount of the estimated replacement cost of the improvements. The related report for such Mortgaged Property concluded that such Mortgaged Property is not likely to suffer a maximum probable loss or bounded maximum loss in excess of 35% of the amount of the estimated replacement cost of the improvements. However, such Mortgaged Property has been covered by earthquake insurance since origination of the related Mortgage Loan and pursuant to the terms of such Mortgage Loan is required to be covered by such insurance through maturity.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annex A hereto. Certain additional information regarding the Mortgage Loans is contained herein under ' -- Assignment of the Mortgage Loans; Repurchases' and ' -- Representations and Warranties; Repurchases,' and in the Prospectus under 'DESCRIPTION OF THE TRUST FUNDS' and 'CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.'

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For purposes of the tables:

          (i) References to 'Remain Amort. Term' are references to the remaining amortization terms.

          (ii) References to 'DSCR' are references to 'Debt Service Coverage Ratios.' Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after payment of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. Although, typically, a debt service coverage ratio may not adequately reflect the significant amounts of cash that a property owner may be required to expend to pay for the costs of tenant improvements and leasing commissions when expiring leases are replaced, the Debt Service Coverage Ratios used herein assume the establishment of reserves for such improvements and commissions, as well as reserves for capital expenditures. As a result, the Debt Service Coverage Ratios used herein are lower than they would be if it did not reflect such assumptions. The 'Debt Service Coverage Ratio' for any Mortgage Loan is the ratio of 'Net Cash Flow' produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing in April, 1996. The Net Cash Flow for a Mortgaged Property is the 'net cash flow' of such Mortgaged Property as set forth in, or determined by the Depositor on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable)
     supplied by the related borrower in the case of a Rental Property. In general, the applicable Mortgage Loan Seller relied on full year 1995 operating statements, rolling 12-month operating statements and/or 1996 year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

     In general, 'net cash flow' is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and reserves (such as reserves for tenant improvements and leasing commissions in the case of Rental Properties and assumed reserves for ongoing capital expenditures). Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements.

     In determining the 'revenue' component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent certified rent roll (as applicable) supplied and certified by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, assumed a 5% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers, space occupied by anchor tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. In determining rental revenue for multifamily properties, the applicable Mortgage Loan Seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue shown on certified rent rolls or operating statements with respect to the prior three to twelve month periods. For the other Rental Properties, the applicable Mortgage Loan Seller generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were determined on the basis of adjusted average daily occupancy shown on the borrower-supplied operating statements. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Private occupancy rates were within the then current market ranges and vacancy levels were a minimum of 5%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the 'expense' component of Net Cash Flow for each Mortgaged Property, the Depositor generally relied on 1995 full-year or year-to-date financial statements, rolling 12-month operating statements and/or 1996 year-to-date financial statements supplied by the related borrower, except that
(a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were assumed to be 4% to 5% of effective gross revenue (except with respect to hospitality properties, where a minimum of 5% of gross receipts was assumed) unless actual management fees were higher, in which case actual management fees were assumed, (c) assumptions were made with respect to reserves for leasing commission, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves equal to (1) in the case of retail, office and industrial properties, not less than $0.10 and not more than $0.68 per square foot net rentable area,
(2) in the case of multifamily properties, not less than $150 or more than $435 per unit per year, depending on the condition of the property, (3) in the case of hospitality properties, 4% of the gross receipts shown on the most recent full-year financial statements, (4) in the case of residential healthcare facilities, $250 to $301.71 per bed per year and (5) in the case of the mobile home parks, not less than $31 or more than $50 per pad per year. In addition, in some instances, the applicable Mortgage Loan Seller recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing 'net cash flow') where such Mortgage Loan Seller determined appropriate.

     THE CERTIFIED OPERATING STATEMENTS WERE IN MOST CASES UNAUDITED, AND NEITHER THE MORTGAGE LOAN SELLERS NOR THE DEPOSITOR VERIFIED THEIR ACCURACY.

          (iii) References to 'Cut-off Date LTV' are references to the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller.

          (iv) References to 'Balloon LTV' are references to the ratio, expressed as a percentage, of the expected balance of a Mortgage Loan on the Due Date on which a Balloon Payment is due (prior to the payment of such Balloon Payment) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller prior to the Cut-off Date.

          (v) References to 'Loan per Sq ft, Unit, Bed, Key or Room' are, for each Mortgage Loan secured by a lien on a multifamily property (including the mobile home parks), hospitality property or residential healthcare facility, respectively, references to the Cut-off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively in such Mortgaged Property, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse or office property, references to the Cut-off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgage Property.

          (vi)  References to  'Year Built'  are references  to the  year that a
     Mortgaged Property was originally constructed. With respect to any Mortgaged Property which was constructed in phases, the 'Year Built' refers to the year that the first phase was originally constructed.

          (vii) References to 'weighted averages' are references to averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

          (viii) References to 'Mortgage Rate' are references to the interest rate on a Mortgage Loan prior to any adjustment with respect to the applicable Master Servicer Fee Rate and the Trustee Rate.

          (ix) References to 'Initial Reserves at Closing' represent reserves escrowed at closing for needed repairs and corrections of environmental issues as outlined in engineering and environmental reports. Such amounts typically represent 125% of the costs of the work outlined in such reports and not completed by closing. With respect to amounts considered minimal and a part of ongoing maintenance, a reserve was not established.

          (x) References to 'Ongoing Reserves' represent amounts funded on a monthly basis and utilized to cover capital costs.

     The sum in any column of any of the following tables may not equal the indicated total due to rounding.

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                                      S-35

                                 PROPERTY TYPES

                                              % OF                                                 WEIGHTED AVERAGES
                                AGGREGATE     AGG.       AVERAGE       HIGHEST     -------------------------------------------------
                                 CUT-OFF     CUT-OFF     CUT-OFF       CUT-OFF                  STATED     REMAIN.           CUT-OFF
                      NUMBER       DATE       DATE         DATE          DATE      MORTGAGE    REMAIN.      AMORT.            DATE
 PROPERTY TYPES      OF LOANS    BALANCE     BALANCE     BALANCE       BALANCE       RATE     TERM (MO.)  TERM (MO.)  DSCR     LTV
-----------------    --------  ------------  -------   ------------  ------------  --------   ----------  ----------  -----  -------
MULTIFAMILY
   Multifamily           85    $323,999,594   50.06 %   $3,811,760   $10,903,261    8.034 %       111         337     1.33 x  72.65%
   Section 42             9      21,313,603    3.29 %    2,368,178     3,842,584    8.185 %       298         345     1.24 x  80.43%
   Subtotal              94     345,313,197   53.35 %    3,673,545    10,903,261    8.044 %       123         338     1.32 x  73.13%
RETAIL
   Anchored
     Shopping
     Center              17     124,357,275   19.21 %    7,315,134    24,074,864    8.278 %       121         307     1.34 x  71.99%
   Unanchored
     Shopping
     Center              24      82,872,305   12.80 %    3,453,013     9,570,125    8.453 %       109         305     1.40 x  65.81%
   Subtotal              41     207,229,580   32.02 %    5,054,380    24,074,864    8.348 %       116         306     1.36 x  69.52%
MOBILE HOME PARK          5      30,532,370    4.72 %    6,106,474    15,000,000    7.980 %        90         353     1.33 x  75.55%
INDUSTRIAL                7      26,566,964    4.10 %    3,795,281     6,294,267    8.516 %        95         298     1.60 x  70.76%
HEALTHCARE
   Assisted
     Living               2       3,610,787    0.56 %    1,805,393     2,098,166    9.020 %       119         299     2.59 x  43.67%
   Continuum Care         1       7,985,069    1.23 %    7,985,069     7,985,069    8.750 %       118         298     1.51 x  68.84%
   Nursing                1       3,496,943    0.54 %    3,496,943     3,496,943    9.125 %       119         299     1.75 x  69.94%
   Subtotal               4      15,092,799    2.33 %    3,773,200     7,985,069    8.902 %       118         298     1.82 x  63.07%
OFFICE                    4      12,029,266    1.86 %    3,007,316     5,503,300    8.896 %       103         299     1.31 x  70.87%
HOSPITALITY               4      10,455,285    1.62 %    2,613,821     4,843,240    9.496 %       239         239     1.50 x  64.40%
TOTALS:                 159    $647,219,459     100 %   $4,070,563   $24,074,864    8.217 %       119         324     1.36 x  71.57%

                     WEIGHTED AVERAGES
                     -----------------         LOAN PER
                                             SQ FT, UNIT,    AVERAGE
                   BALLOON     OCCUPANCY       BED, KEY      PROPERTY
 PROPERTY TYPES      LTV     PERCENTAGE(A)      OR ROOM      SIZE(B)
-----------------  -------   -------------   -------------   --------
MULTIFAMILY
   Multifamily      62.27%        95.09%      $ 28,083.85         167
   Section 42       24.00%        97.13%        29,822.09          92
   Subtotal         59.90%        95.22%        28,191.14         160
RETAIL
   Anchored
     Shopping
     Center         58.16%        95.58%            72.86     114,455
   Unanchored
     Shopping
     Center         55.61%        95.33%            83.98      50,182
   Subtotal         57.14%        95.48%            77.31      76,832
MOBILE HOME PARK    68.90%        98.31%        26,031.45         260
INDUSTRIAL          61.54%       100.00%            26.07     188,292
HEALTHCARE
   Assisted
     Living         36.23%        98.90%        25,154.33          75
   Continuum Care   56.88%        92.06%        42,249.04         189
   Nursing          58.23%        91.10%        26,899.56         130
   Subtotal         52.25%        93.47%        34,602.91         117
OFFICE              60.89%        97.35%            74.93      45,548
HOSPITALITY          0.00%         0.00%        20,978.81         133
TOTALS:             58.38%        95.65%              N/A         N/A

------------

(A) Weighted average of the occupancy percentages for the corresponding property type determined on the basis of the individual occupancy percentages set forth on Annex A.

(B) Average Property Size refers to total leasable square feet with respect to retail, office and industrial/warehouse properties, number of units with respect to multifamily properties and the mobile home parks, number of guest rooms with respect to each hospitality property and number of beds with respect to residential health care facilities.

                                    LOCATION
                                                          % OF                            WEIGHTED AVERAGES
                                         AGGREGATE        AGG.       ------------------------------------------------------------
                                          CUT-OFF        CUT-OFF                    STATED        REMAIN.                 CUT-OFF
                            NUMBER          DATE          DATE       MORTGAGE      REMAIN.         AMORT.                  DATE
       LOCATION            OF LOANS       BALANCE        BALANCE       RATE       TERM (MO.)     TERM (MO.)     DSCR        LTV
-----------------------    --------     ------------     -------     --------     ----------     ----------     -----     -------
California                     26       $136,161,023      21.04 %      8.049%         101            330        1.40 x     72.68%
Nevada                         11         83,915,952      12.97 %      8.121%         108            335        1.28 x     75.14%
Texas                          25         82,887,715      12.81 %      8.188%         117            337        1.33 x     73.91%
Georgia                        13         38,812,944       6.00 %      8.412%         154            294        1.34 x     72.37%
New York                        9         37,895,124       5.86 %      8.283%         115            320        1.36 x     65.62%
Virginia                        7         25,145,783       3.89 %      8.208%         124            315        1.48 x     66.93%
Connecticut                     6         24,452,619       3.78 %      8.192%         109            341        1.34 x     69.31%
Kentucky                        2         20,370,125       3.15 %      8.324%         119            299        1.37 x     66.30%
Wisconsin                       7         18,459,612       2.85 %      8.640%         161            311        1.68 x     68.84%
Maryland                        5         17,457,486       2.70 %      8.357%          99            315        1.38 x     66.08%
Michigan                        4         13,633,591       2.11 %      8.045%         118            321        1.33 x     65.24%
New Jersey                      2         13,500,000       2.09 %      8.750%          75            300        1.36 x     68.34%
Florida                         5         13,012,968       2.01 %      8.516%         135            295        1.38 x     71.20%
Idaho                           2         11,757,985       1.82 %      8.620%         118            335        1.39 x     72.94%
Kansas                          2         11,554,668       1.79 %      7.979%         119            359        1.24 x     73.29%
Colorado                        2         11,114,922       1.72 %      7.970%         169            358        1.33 x     76.83%
Ohio                            2         10,667,435       1.65 %      8.402%         128            281        1.33 x     72.22%
Massachusetts                   4         10,155,999       1.57 %      8.166%         100            298        1.32 x     66.32%
Pennsylvania                    3          8,983,727       1.39 %      8.224%         109            302        1.38 x     72.79%
Alabama                         4          8,162,787       1.26 %      8.522%         119            311        1.37 x     66.04%
New Mexico                      3          7,800,222       1.21 %      8.186%         206            327        1.34 x     76.27%
Indiana                         3          7,167,492       1.11 %      8.244%         257            338        1.23 x     79.83%
Missouri                        1          6,771,112       1.05 %      8.000%         116            296        1.30 x     73.40%
Delaware                        1          5,186,918       0.80 %      8.030%          81            327        1.33 x     64.04%
Arizona                         2          4,696,718       0.73 %      8.202%         215            359        1.38 x     76.41%
Louisiana                       1          3,887,533       0.60 %      7.959%         117            297        1.33 x     74.76%
District of Columbia            1          2,541,564       0.39 %      8.125%         116            326        1.44 x     74.75%
Mississippi                     1          2,504,556       0.39 %      8.039%         116            326        1.43 x     74.76%
Oregon                          1          2,250,000       0.35 %      8.160%         120            360        1.23 x     78.67%
Washington                      1          2,196,990       0.34 %      7.920%         118            358        1.43 x     70.42%
Arkansas                        1          1,867,353       0.29 %      9.440%         239            239        1.56 x     67.90%
Oklahoma                        1          1,497,877       0.23 %      9.440%         239            239        1.53 x     58.74%
Maine                           1            748,657       0.12 %      9.000%          82            298        1.38 x     57.59%
---------------------------------------------------------------------------------------------------------------------------------
TOTALS (33 Locations)         159       $647,219,459     100.00 %      8.217%         119            324        1.36 x     71.57%

                    WEIGHTED AVERAGES
                    -----------------
                         BALLOON
       LOCATION            LTV
-----------------------  -------
California                63.49%
Nevada                    65.20%
Texas                     61.39%
Georgia                   46.61%
New York                  55.94%
Virginia                  53.36%
Connecticut               61.05%
Kentucky                  54.23%
Wisconsin                 46.03%
Maryland                  57.82%
Michigan                  55.02%
New Jersey                61.96%
Florida                   52.21%
Idaho                     63.19%
Kansas                    64.41%
Colorado                  55.22%
Ohio                      46.02%
Massachusetts             56.69%
Pennsylvania              61.07%
Alabama                   55.21%
New Mexico                44.39%
Indiana                   36.60%
Missouri                  59.70%
Delaware                  58.29%
Arizona                   46.24%
Louisiana                 60.68%
District of Columbia      63.83%
Mississippi               63.71%
Oregon                    69.35%
Washington                61.86%
Arkansas                   0.00%
Oklahoma                   0.00%
Maine                     51.80%
-----------------------
TOTALS (33 Locations)     58.38%

                                  YEARS BUILT
                                                % OF                                   WEIGHTED AVERAGES
                                              AGGREGATE     ------------------------------------------------------------------------
                              AGGREGATE        CUT-OFF                     STATED       REMAINING                CUT-OFF
  RANGE OF       NUMBER      CUT-OFF DATE       DATE        MORTGAGE     REMAINING        AMORT.                  DATE       BALLOON
YEARS BUILT     OF LOANS       BALANCE         BALANCE        RATE       TERM (MO.)     TERM (MO.)     DSCR        LTV         LTV
------------    --------     ------------     ---------     --------     ----------     ----------     -----     -------     -------
1864 - 1959         20       $ 57,541,240         8.89%       8.429%         126            312        1.36 x     67.31%      51.86%
1960 - 1969         30        137,802,875        21.29%       8.184%         124            319        1.36 x     71.37%      57.27%
1970 - 1979         35        113,589,240        17.55%       8.255%         118            320        1.40 x     69.59%      57.62%
1980 - 1989         57        265,332,619        41.00%       8.168%         112            328        1.36 x     72.83%      61.14%
1990 - 1995         17         72,953,486        11.27%       8.233%         134            331        1.31 x     73.80%      56.80%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS             159       $647,219,459       100.00%       8.217%         119            324        1.36 x     71.57%      58.38%

                          DEBT SERVICE COVERAGE RATIOS

                                                       % OF        CUM. %                     WEIGHTED AVERAGES
     RANGE OF                                        AGGREGATE       OF        ------------------------------------------------
   DEBT SERVICE                      AGGREGATE        CUT-OFF      CUT-OFF                    STATED       REMAINING
     COVERAGE           NUMBER      CUT-OFF DATE       DATE         DATE       MORTGAGE     REMAINING        AMORT.
      RATIOS           OF LOANS       BALANCE         BALANCE      BALANCE       RATE       TERM (MO.)     TERM (MO.)     DSCR
-------------------    --------     ------------     ---------     -------     --------     ----------     ----------     -----
1.15x - 1.19x(A)            2       $  4,763,624         0.74%       0.74 %      8.217%         298            358        1.16x
1.20x - 1.24x              10         52,016,287         8.04%       8.77 %      8.027%         112            354        1.23x
1.25x - 1.29x              31        192,150,514        29.69%      38.46 %      8.035%         121            333        1.28x
1.30x - 1.34x              31        119,741,595        18.50%      56.96 %      8.238%         120            321        1.32x
1.35x - 1.39x              32        108,312,016        16.73%      73.70 %      8.262%         104            316        1.36x
1.40x - 1.44x              27         86,054,229        13.30%      86.99 %      8.364%         119            312        1.42x
1.45x - 1.49x               7         16,879,868         2.61%      89.60 %      8.207%          89            337        1.46x
1.50x - 1.59x              10         41,941,635         6.48%      96.08 %      8.475%         146            304        1.53x
1.60x - 1.79x               4          9,456,896         1.46%      97.54 %      8.865%         146            293        1.68x
1.80x - 3.46x               5         15,902,795         2.46%     100.00 %      8.714%         119            299        2.22x
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                    159       $647,219,459       100.00%     100.00 %      8.217%         119            324        1.36x


     RANGE OF
   DEBT SERVICE      CUT-OFF
     COVERAGE         DATE       BALLOON
      RATIOS           LTV         LTV
-------------------  -------     -------
1.15x - 1.19x(A)      83.61%      31.17%
1.20x - 1.24x         77.54%      65.46%
1.25x - 1.29x         75.22%      62.26%
1.30x - 1.34x         70.93%      58.92%
1.35x - 1.39x         69.73%      59.14%
1.40x - 1.44x         68.82%      53.81%
1.45x - 1.49x         69.02%      62.26%
1.50x - 1.59x         65.13%      46.52%
1.60x - 1.79x         67.71%      42.92%
1.80x - 3.46x         58.66%      48.41%
----------------------------------------
TOTALS                71.57%      58.38%

------------

 (A) The only Mortgage Loans with Debt Service Coverage Ratios below 1.20x are Mortgage Loans secured by Section 42 Properties.

                            CUT-OFF DATE LTV RATIOS

                                                         % OF        CUM. %                     WEIGHTED AVERAGES
        RANGE                                          AGGREGATE       OF        ------------------------------------------------
     OF CUT-OFF                        AGGREGATE        CUT-OFF      CUT-OFF                    STATED        REMAIN.
      DATE LTV            NUMBER      CUT-OFF DATE       DATE         DATE       MORTGAGE      REMAIN.         AMORT.
       RATIOS            OF LOANS       BALANCE         BALANCE      BALANCE       RATE       TERM (MO.)     TERM (MO.)     DSCR
---------------------    --------     ------------     ---------     -------     --------     ----------     ----------     -----
25.59% - 50.00%               4       $  5,686,985         0.88%       0.88 %      8.547%         118            305        2.43x
50.01% - 55.00%               4          7,625,220         1.18%       2.06 %      8.387%         133            295        1.37x
55.01% - 60.00%              11         36,236,551         5.60%       7.66 %      8.265%         128            300        1.44x
60.01% - 65.00%              16         68,242,549        10.54%      18.20 %      8.433%         126            315        1.48x
65.01% - 70.00%              24         79,631,598        12.30%      30.50 %      8.472%         111            303        1.42x
70.01% - 75.00%              65        295,552,299        45.66%      76.17 %      8.180%         114            320        1.33x
75.01% - 80.00%              30        140,898,215        21.77%      97.94 %      8.013%         113            351        1.28x
80.01% - 85.88%(A)            5         13,346,043         2.06%     100.00 %      8.194%         298            358        1.22x
---------------------------------------------------------------------------------------------------------------------------------
TOTALS                      159       $647,219,459       100.00%     100.00 %      8.217%         119            324        1.36x

                        WEIGHTED AVERAGES
        RANGE          -------------------
     OF CUT-OFF        CUT-OFF
      DATE LTV          DATE       BALLOON
       RATIOS            LTV         LTV
---------------------  -------     -------
25.59% - 50.00%         36.42%      30.26%
50.01% - 55.00%         52.33%      37.45%
55.01% - 60.00%         57.62%      43.28%
60.01% - 65.00%         63.04%      48.90%
65.01% - 70.00%         68.35%      55.04%
70.01% - 75.00%         73.44%      61.20%
75.01% - 80.00%         78.49%      67.69%
80.01% - 85.88%(A)      83.77%      31.19%
------------------------------------------
TOTALS                  71.57%      58.38%

------------


 (A) No Mortgage Loan has a Cut-off Date LTV Ratio higher than 80.10% with the exception of five Section 42 Properties which do not exceed 85.88%.


                               BALLOON LTV RATIOS

                                                       % OF        CUM. %                     WEIGHTED AVERAGES
       RANGE                                         AGGREGATE       OF        ------------------------------------------------
    OF BALLOON                       AGGREGATE        CUT-OFF      CUT-OFF                    STATED       REMAINING
        LTV             NUMBER      CUT-OFF DATE       DATE         DATE       MORTGAGE     REMAINING        AMORT.
      RATIOS           OF LOANS       BALANCE         BALANCE      BALANCE       RATE       TERM (MO.)     TERM (MO.)     DSCR
-------------------    --------     ------------     ---------     -------     --------     ----------     ----------     -----
 0.01% - 30.00%             3       $  6,053,689         0.94%       4.58 %      8.472%         236            331        2.04x
30.01% - 40.00%             8         16,934,862         2.62%       7.19 %      8.197%         260            347        1.35x
40.01% - 50.00%            13         47,108,027         7.28%      14.47 %      8.257%         128            305        1.41x
50.01% - 55.00%            13         48,935,923         7.56%      22.03 %      8.321%         135            320        1.51x
55.01% - 60.00%            25        106,875,174        16.51%      38.55 %      8.340%         111            305        1.37x
60.01% - 70.00%            72        323,034,657        49.91%      88.46 %      8.180%         108            330        1.33x
70.01% - 76.50%            14         74,704,569        11.54%     100.00 %      7.871%          83            359        1.28x
Fully-Amortizing           11         23,572,558         3.64%       3.64 %      8.905%         238            238        1.43x
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                    159       $647,219,459       100.00%     100.00 %      8.217%         119            324        1.36x

                      WEIGHTED AVERAGES
       RANGE         -------------------
    OF BALLOON       CUT-OFF
        LTV           DATE       BALLOON
      RATIOS           LTV         LTV
-------------------  -------     -------
 0.01% - 30.00%       59.07%      23.12%
30.01% - 40.00%       75.08%      32.10%
40.01% - 50.00%       59.60%      47.01%
50.01% - 55.00%       64.32%      51.67%
55.01% - 60.00%       69.24%      58.05%
60.01% - 70.00%       74.02%      64.18%
70.01% - 76.50%       78.72%      72.60%
Fully-Amortizing      65.58%       0.00%
----------------------------------------
TOTALS                71.57%      58.38%(A)

------------

 (A) Includes fully-amortizing Mortgage Loans.

                                 MORTGAGE RATES

                                                     % OF      CUM %
                                                     AGG.        OF                      WEIGHTED AVERAGES
                                    AGGREGATE        CUT-       CUT-      -----------------------------------------------
     RANGE OF                        CUT-OFF         OFF        OFF                      STATED        REMAIN.
     MORTGAGE          NUMBER          DATE          DATE       DATE      MORTGAGE      REMAIN.         AMORT.
      RATES           OF LOANS       BALANCE        BALANCE    BALANCE      RATE       TERM (MO.)     TERM (MO.)     DSCR
------------------    --------     ------------     ------     ------     --------     ----------     ----------     ----
7.380% - 7.499%            3       $ 13,409,757       2.07%      2.07%      7.439%          58            358        1.27x
7.500% - 7.749%            7         33,995,041       5.25%      7.32%      7.602%          75            358        1.32x
7.750% - 7.999%           24        106,348,813      16.43%     23.76%      7.878%         103            340        1.34x
8.000% - 8.249%           46        227,211,937      35.11%     58.86%      8.100%         132            325        1.33x
8.250% - 8.499%           37        126,018,151      19.47%     78.33%      8.311%         130            323        1.35x
8.500% - 8.749%           20         67,807,212      10.48%     88.81%      8.542%         109            311        1.35x
8.750% - 8.999%           10         33,832,650       5.23%     94.04%      8.826%         114            298        1.61x
9.000% - 9.249%            7         25,260,068       3.90%     97.94%      9.107%          90            299        1.57x
9.250% - 9.560%            5         13,335,830       2.06%    100.00%      9.494%         221            221        1.47x
--------------------------------------------------------------------------------------------------------------------------
TOTALS                   159       $647,219,459     100.00%    100.00%      8.217%         119            324        1.36x

                     WEIGHTED AVERAGES
                    -------------------
     RANGE OF       CUT-OFF
     MORTGAGE        DATE       BALLOON
      RATES           LTV         LTV
------------------  -------     -------
7.380% - 7.499%      73.06%      69.27%
7.500% - 7.749%      76.36%      70.86%
7.750% - 7.999%      75.16%      65.63%
8.000% - 8.249%      72.19%      57.37%
8.250% - 8.499%      68.70%      54.61%
8.500% - 8.749%      71.42%      61.04%
8.750% - 8.999%      69.19%      57.84%
9.000% - 9.249%      65.08%      57.61%
9.250% - 9.560%      64.96%       0.00%
---------------------------------------
TOTALS               71.57%      58.38%




                                 ORIGINAL TERMS

                                                      % OF                             WEIGHTED AVERAGES
                                     AGGREGATE        AGG.       --------------------------------------------------------------
     RANGE OF                         CUT-OFF        CUT-OFF                    STATED        REMAIN.
     ORIGINAL           NUMBER          DATE          DATE       MORTGAGE      REMAIN.         AMORT.                 SEASONING
       TERMS           OF LOANS       BALANCE        BALANCE       RATE       TERM (MO.)     TERM (MO.)     DSCR      (MO.)(A)
-------------------    --------     ------------     -------     --------     ----------     ----------     -----     ---------
5-year Balloon             15       $ 67,163,266      10.38 %      7.869%          58            347        1.32x          2
7-year Balloon             20         79,947,576      12.35 %      8.268%          83            315        1.34x          1
10-year Balloon           100        417,662,842      64.53 %      8.232%         118            326        1.38x          2
11-year Balloon             1         16,821,585       2.60 %      8.020%         129            297        1.29x          3
15-year Balloon             5         24,750,066       3.82 %      8.246%         179            328        1.41x          1
25-year Balloon(B)          7         17,301,566       2.67 %      8.178%         298            355        1.23x          2
Fully-Amortizing(B)        11         23,572,558       3.64 %      8.905%         238            238        1.43x          2
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                    159       $647,219,459     100.00 %      8.217%         119            324        1.36x          2



                      WEIGHTED AVERAGES
                     -------------------
     RANGE OF        CUT-OFF
     ORIGINAL         DATE       BALLOON
       TERMS           LTV         LTV
-------------------  -------     -------
5-year Balloon        74.23%      70.28%
7-year Balloon        71.13%      64.09%
10-year Balloon       70.99%      60.31%
11-year Balloon       74.76%      58.61%
15-year Balloon       71.65%      50.67%
25-year Balloon(B)    82.18%      29.56%
Fully-Amortizing(B)   65.58%       0.00%
----------------------------------------
TOTALS                71.57%      58.38%

------------

 (A) Number of months elapsed since the first Due Date following origination.

 (B) The only Mortgage Loans with terms of 25 years are Mortgage Loans secured by Section 42 Properties.

                       STATED REMAINING TERMS TO MATURITY

                                                            CUM
                                               % OF          %                             WEIGHTED AVERAGES
                              AGGREGATE        AGG.         OF        -----------------------------------------------------------
  RANGE OF                     CUT-OFF        CUT-OFF     CUT-OFF                    STATED        REMAIN.                CUT-OFF
 REMAINING       NUMBER          DATE          DATE        DATE       MORTGAGE      REMAIN.         AMORT.                 DATE
TERMS (MO.)     OF LOANS       BALANCE        BALANCE     BALANCE       RATE       TERM (MO.)     TERM (MO.)     DSCR       LTV
------------    --------     ------------     -------     -------     --------     ----------     ----------     ----     -------
 57 -  59           13       $ 47,163,266       7.29 %      7.29 %    7.737%            58             348       1.34x     73.62%
 60 -  71            2         20,000,000       3.09 %     10.38 %    8.180%            60             345       1.25x     75.68%
 72 -  83           15         59,234,276       9.15 %     19.53 %    8.102%            83             321       1.35x     70.79%
 84 -  95            5         20,713,300       3.20 %     22.73 %    8.743%            84             300       1.31x     72.10%
 96 - 119           91        373,767,842      57.75 %     80.48 %    8.215%           118             325       1.39x     70.58%
120 - 131           10         60,716,585       9.38 %     89.86 %    8.275%           122             323       1.28x     74.57%
132 - 179            6         27,630,611       4.27 %     94.13 %    8.375%           176             310       1.41x     71.17%
180 - 239            8         16,679,976       2.58 %     96.71 %    8.971%           238             238       1.48x     63.58%
240 - 299            9         21,313,603       3.29 %    100.00 %    8.185%           298             345       1.24x     80.43%
---------------------------------------------------------------------------------------------------------------------------------
TOTALS             159       $647,219,459     100.00 %    100.00 %    8.217%           119             324       1.36x     71.57%

                  WEIGHTED AVERAGE
  RANGE OF       -----------------
 REMAINING            BALLOON
TERMS (MO.)             LTV
-----------           -------
 57 -  59              69.69%
 60 -  71              71.69%
 72 -  83              63.95%
 84 -  95              64.48%
 96 - 119              59.91%
120 - 131              62.35%
132 - 179              45.38%
180 - 239               0.00%
240 - 299              24.00%
-----------------------------
TOTALS                 58.38%

                             CUT-OFF DATE BALANCES

                                                             % OF                            WEIGHTED AVERAGES
                                            AGGREGATE        AGG.       ------------------------------------------------------------
         RANGE OF                            CUT-OFF        CUT-OFF                    STATED        REMAIN.                 CUT-OFF
       CUT-OFF DATE            NUMBER          DATE          DATE       MORTGAGE      REMAIN.         AMORT.                  DATE
         BALANCES             OF LOANS       BALANCE        BALANCE       RATE       TERM (MO.)     TERM (MO.)     DSCR        LTV
--------------------------    --------     ------------     -------     --------     ----------     ----------     -----     -------
  748,657 -   999,999              5       $  4,281,791       0.66 %      8.618%         140            272        1.44 x     59.97%
 1,000,000 -  1,999,999           42         64,112,025       9.91 %      8.319%         142            308        1.43 x     68.49%
 2,000,000 -  2,999,999           29         71,577,979      11.06 %      8.298%         135            316        1.42 x     70.82%
 3,000,000 -  3,999,999           23         80,935,631      12.51 %      8.259%         124            322        1.35 x     71.30%
 4,000,000 -  4,999,999           20         91,259,564      14.10 %      8.285%         115            318        1.35 x     72.26%
 5,000,000 -  5,999,999           11         60,643,203       9.37 %      8.210%         101            326        1.35 x     72.88%
 6,000,000 -  6,999,999            5         32,977,619       5.10 %      8.291%         110            304        1.49 x     65.38%
 7,000,000 -  7,999,999            9         67,727,773      10.46 %      8.163%         119            345        1.32 x     74.20%
 8,000,000 -  8,999,999            3         25,059,918       3.87 %      8.437%         106            338        1.36 x     74.15%
 9,000,000 -  9,999,999            3         29,369,176       4.54 %      7.959%         118            338        1.45 x     66.25%
10,000,000 - 14,999,999            6         63,378,330       9.79 %      8.102%         118            343        1.30 x     72.28%
15,000,000 - 24,074,864            3         55,896,450       8.64 %      7.990%         106            315        1.27 x     76.10%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                           159       $647,219,459     100.00 %      8.217%         119            324        1.36 x     71.57%

                       WEIGHTED AVERAGES
         RANGE OF      -----------------
       CUT-OFF DATE         BALLOON
         BALANCES             LTV
--------------------------  -------
  748,657 -   999,999        37.98%
 1,000,000 -  1,999,999      46.97%
 2,000,000 -  2,999,999      52.37%
 3,000,000 -  3,999,999      56.91%
 4,000,000 -  4,999,999      59.08%
 5,000,000 -  5,999,999      63.15%
 6,000,000 -  6,999,999      54.88%
 7,000,000 -  7,999,999      64.44%
 8,000,000 -  8,999,999      65.86%
 9,000,000 -  9,999,999      56.55%
10,000,000 - 14,999,999      62.59%
15,000,000 - 24,074,864      64.12%
-----------------------------------
TOTALS                       58.38%

Average Cut-off Date Balance is $4,070,563.


                              YEARS OF ORIGINATION

                                               % OF                                  WEIGHTED AVERAGES
                              AGGREGATE        AGG.       ------------------------------------------------------------------------
                               CUT-OFF        CUT-OFF                    STATED        REMAIN.                 CUT-OFF
ORIGINATION      NUMBER          DATE          DATE       MORTGAGE      REMAIN.         AMORT.                  DATE       BALLOON
    YEAR        OF LOANS       BALANCE        BALANCE       RATE       TERM (MO.)     TERM (MO.)     DSCR        LTV         LTV
------------    --------     ------------     -------     --------     ----------     ----------     -----     -------     -------
1995                58       $230,133,585      35.56 %      8.184%         121            317        1.38 x     69.87%      56.79%
1996               101        417,085,874      64.44 %      8.235%         118            327        1.35 x     72.51%      59.26%
----------------------------------------------------------------------------------------------------------------------------------
TOTALS             159       $647,219,459     100.00 %      8.217%         119            324        1.36 x     71.57%      58.38%

                          YEARS OF SCHEDULED MATURITY

                                             % OF       CUM. %                           WEIGHTED AVERAGES
                            AGGREGATE        AGG.         OF        ------------------------------------------------------------
SCHEDULED                    CUT-OFF        CUT-OFF     CUT-OFF                    STATED        REMAIN.                 CUT-OFF
 MATURITY      NUMBER          DATE          DATE        DATE       MORTGAGE      REMAIN.         AMORT.                  DATE
   YEAR       OF LOANS       BALANCE        BALANCE     BALANCE       RATE       TERM (MO.)     TERM (MO.)     DSCR        LTV
----------    --------     ------------     -------     -------     --------     ----------     ----------     -----     -------
2001              15       $ 67,163,266      10.38 %     10.38 %      7.869%          58            347        1.32 x     74.23%
2003              20         79,947,576      12.35 %     22.73 %      8.268%          83            315        1.34 x     71.13%
2005              14         45,830,203       7.08 %     29.81 %      8.268%         116            321        1.38 x     69.27%
2006              86        371,832,639      57.45 %     87.26 %      8.228%         118            326        1.38 x     71.20%
2007               1         16,821,585       2.60 %     89.86 %      8.020%         129            297        1.29 x     74.76%
2009               1          2,880,545       0.45 %     90.31 %      9.490%         155            155        1.36 x     66.99%
2011               5         24,750,066       3.82 %     94.13 %      8.246%         179            328        1.41 x     71.65%
2016               8         16,679,976       2.58 %     96.71 %      8.971%         238            238        1.48 x     63.58%
2020               1          1,747,598       0.27 %     96.98 %      8.375%         296            356        1.15 x     81.28%
2021               8         19,566,005       3.02 %    100.00 %      8.168%         298            343        1.24 x     80.36%
--------------------------------------------------------------------------------------------------------------------------------
TOTALS           159       $647,219,459     100.00 %    100.00 %      8.217%         119            324        1.36 x     71.57%

                WEIGHTED AVERAGES
SCHEDULED       -----------------
 MATURITY           BALLOON
   YEAR               LTV
----------          -------
2001                 70.28%
2003                 64.09%
2005                 58.82%
2006                 60.50%
2007                 58.61%
2009                  0.00%
2011                 50.67%
2016                  0.00%
2020                 30.68%
2021                 23.40%
-------------------
TOTALS               58.38%

Weighted Average Year of Scheduled Maturity is 2006.

                    PREPAYMENT RESTRICTIONS BY ORIGINAL TERM
                                                                                                                     WEIGHTED
                                                                                                                   AVERAGE TERM
                                                                         PREPAYMENT                                     OF
                                                                            OF                      WEIGHTED      --------------
                                                                         AGGREGATE     WEIGHTED      AVERAGE
                                             NUMBER      AGGREGATE        CUT-OFF      AVERAGE       STATED
                              PREPAYMENT       OF       CUT-OFF DATE       DATE        MORTGAGE     REMAINING     LOCK      YTD
      ORIGINAL TERM          RESTRICTION     LOANS        BALANCE         BALANCE        RATE         TERM        OUT      MAINT
-------------------------    ------------    ------     ------------     ---------     --------     ---------     ----     -----

5 Year Balloon               (1)                15      $ 67,163,266        10.38%       7.87           58         35         0

7 Year Balloon               (2)                11        38,460,000         5.94%       8.30           83         29        47
7 Year Balloon               (1)                 9        41,487,576         6.41%       8.24           83         47         0
                                             -----------------------------------------------------------------------------------
                             Sub-Total          20        79,947,576        12.35%       8.27           83         38        23

10 Year Balloon              (3)                 3        17,985,485         2.78%       8.07          117          0       111
10 Year Balloon              (4)                62       221,938,204        34.29%       8.28          118         41        62
10 Year Balloon              (1)                35       177,739,152        27.46%       8.19          119         59         0
                                             -----------------------------------------------------------------------------------
                             Sub-Total         100       417,662,842        64.53%       8.23          118         47        38

11 Year Balloon              (1)                 1        16,821,585         2.60%       8.02          129         66         0

15 Year Balloon              (1)                 5        24,750,066         3.82%       8.25          179         95         0

25 Year Balloon              (5)                 7        17,301,566         2.67%       8.18          298        178         0

Fully Amortizing             (1)                 9        19,560,521         3.02%       9.05          226        115         0
Fully Amortizing             (5)                 2         4,012,037         0.62%       8.21          298        178         0
                                             -----------------------------------------------------------------------------------
Fully Amortizing             Sub-Total          11        23,572,558         3.64%       8.91          238        126         0
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                                          159      $647,219,459       100.00%       8.22          119         53        27

                           WEIGHTED AVERAGE TERM OF
                           ------------------------
                                           OPEN TO
                                          PREPAYMENT
                                           PRIOR TO
      ORIGINAL TERM        % PREMIUM       MATURITY
-------------------------  ----------     ----------
5 Year Balloon                  20              4
7 Year Balloon                   0              7
7 Year Balloon                  33              3

                                17              5
10 Year Balloon                  0              6
10 Year Balloon                  7              7
10 Year Balloon                 56              3

                                28              5
11 Year Balloon                 57              6
15 Year Balloon                 81              3
25 Year Balloon                  0            120
Fully Amortizing               108              3
Fully Amortizing                 0            120

Fully Amortizing                90             23
-------------------------------------------------
TOTAL                           30              9

------------

(1) Lock-out, then Prepayment Premium.

(2) Lock-out, then Yield Maintenance.

(3) Yield Maintenance Only.

(4) Lock-out, then Yield Maintenance (includes six Mortgage Loans that are Lock-out, then Yield Maintenance and then Prepayment Premium.

(5) Lock-out Only.

                         PREPAYMENT PENALTY CATEGORIES

                                                                                   WEIGHTED
                                                                        % OF        AVERAGE
                                                       AGGREGATE      AGGREGATE     STATED        LOCKOUT TERM (MO.)/
                                            NUMBER      CUT-OFF        CUT-OFF     REMAINING     % OF WEIGHTED AVERAGE
                                              OF          DATE          DATE         TERM        STATED REMAINING TERM
         PREPAYMENT RESTRICTION             LOANS       BALANCE        BALANCE       (MO.)            OF LOCK-OUT
-----------------------------------------   ------    ------------    ---------    ---------    -----------------------

Lock-out Only                                   9     $ 21,313,603         3.29%      298                178/60%
Lock-out, then Prepayment Premium              74      347,522,166        53.69       114                 59/52
Lock-out, then Yield Maintenance               73      260,398,204        40.23       112                 40/36
Yield Maintenance Only                          3       17,985,485         2.78       117                   0/0
-----------------------------------------------------------------------------------------------------------------------
TOTAL                                         159     $647,219,459       100.00%      119                 53/45%


                                              AVERAGE # OF
                                             MONTHS OPEN TO
                                            PREPAYMENT PRIOR
         PREPAYMENT RESTRICTION               TO MATURITY
-----------------------------------------  ------------------
Lock-out Only                                      120
Lock-out, then Prepayment Premium                    4
Lock-out, then Yield Maintenance                     7
Yield Maintenance Only                               6
-------------------------------------------------------------
TOTAL                                                9

                    PREPAYMENT LOCK-OUT/PREMIUM ANALYSIS(A)

                                                           PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT
                                                               RESTRICTION ASSUMING NO PAYMENTS
                                -----------------------------------------------------------------------------------------------
                                CURRENT    12 MO.     24 MO.     36 MO.     48 MO.     60 MO.     72 MO.     84 MO.     96 MO.
                                 APRIL      APRIL      APRIL      APRIL      APRIL      APRIL      APRIL      APRIL      APRIL
   PREPAYMENT RESTRICTIONS       1996       1997       1998       1999       2000       2001       2002       2003       2004
-----------------------------   -------    -------    -------    -------    -------    -------    -------    -------    -------

Locked Out                       97.22 %    89.49 %    86.99 %    77.13 %    49.63 %    18.88 %    11.07 %    12.77 %     7.35%
Yield Maintenance                 2.78 %    10.51 %    12.71 %    16.05 %    33.52 %    47.24 %    40.95 %    40.79 %    38.28%
Prepayment Premium

    5.00% and greater             0.00 %     0.00 %     0.00 %     0.00 %     0.00 %    26.73 %     6.98 %     0.00 %     5.34%
    4.00% to 4.99%                0.00 %     0.00 %     0.29 %     5.76 %     6.40 %     0.00 %    32.44 %     8.11 %     0.00%
    3.00% to 3.99%                0.00 %     0.00 %     0.00 %     0.00 %     3.62 %     7.14 %     0.58 %    37.67 %     8.13%
    2.00% to 2.99%                0.00 %     0.00 %     0.00 %     0.00 %     5.78 %     0.00 %     7.14 %     0.67 %    37.73%
    1.00% to 1.99%                0.00 %     0.00 %     0.00 %     1.06 %     1.06 %     0.00 %     0.00 %     0.00 %     0.67%
Open                              0.00 %     0.00 %     0.00 %     0.00 %     0.00 %     0.00 %     0.85 %     0.00 %     2.51%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                          100.00 %   100.00 %   100.00 %   100.00 %   100.00 %   100.00 %   100.00 %   100.00 %   100.00%
Mortgage Pool Balance
  (in millions)                 647.22     640.14     632.46     624.11     615.05     541.84     532.11     449.79     439.91
                                -------    -------    -------    -------    -------    -------    -------    -------    -------
% of Initial Pool Balance(B)    100.00 %    98.91 %    97.72 %    96.43 %    95.03 %    83.72 %    82.21 %    69.50 %    67.97%


                               108 MO.    120 MO.
                                APRIL      APRIL
   PREPAYMENT RESTRICTIONS      2005       2006
-----------------------------  -------    -------
Locked Out                       7.29 %    28.05%
Yield Maintenance               37.71 %     0.00%
Prepayment Premium
    5.00% and greater            5.30 %    17.94%
    4.00% to 4.99%               0.00 %    33.40%
    3.00% to 3.99%               0.00 %     0.00%
    2.00% to 2.99%               8.15 %     0.00%
    1.00% to 1.99%              38.47 %    20.61%
Open                             3.08 %     0.00%
-------------------------------------------------
TOTALS                         100.00 %   100.00%
Mortgage Pool Balance
  (in millions)                429.19      65.59
                               -------    -------
% of Initial Pool Balance(B)    66.31 %    10.13%

------------

 (A) This table sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, on April 1 of each of the years indicated, will be within a Lock-out Period or in which Principal Prepayment must be accompanied by the indicated Prepayment Premium or Yield Maintenance Charge. The table was prepared generally on the basis of the assumptions used in preparing the table set forth under 'YIELD AND MATURITY CONSIDERATIONS -- Yield Considerations -- Yield Sensitivity of the Class A-PO Certificates' herein, except that it was assumed in prepaing the table that no Mortgage Loan will be prepaid, voluntarily or involuntarily.

 (B) Represents the percentage of the Initial Pool Balance that will remain outstanding at the indicated date based upon the assumptions used in preparing this table.

THE MORTGAGE LOAN SELLERS

     On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers pursuant to separate agreements (the
'Mortgage Loan Purchase Agreements'). The Mortgage Loan Sellers acquired or originated the Mortgage Loans as described above under ' -- General.'

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     On or prior to the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a 'Custodian'), among other things, the following documents with respect to each Mortgage Loan (collectively, as to each Mortgage Loan, the 'Mortgage File'): (i) the original Mortgage Note, endorsed, without recourse, to the order of the Trustee; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon; (iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (vi) originals or copies of all written modification agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified; (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; and
(viii) any file copies of any UCC financing statements in the possession of the applicable Mortgage Loan Seller.

     The Trustee or a Custodian on its behalf will be required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the 'Purchase Price') generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) unpaid accrued interest on such Mortgage Loan (calculated at the Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur, and (iii) certain servicing expenses that are reimbursable to the Master Servicer and any separate Special Servicer; provided that such Mortgage Loan Seller will have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period. The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. The applicable Mortgage Loan Seller will be solely responsible for such repurchase obligation, and such obligation will not be the responsibility of the Depositor or any of its other affiliates.

     The Pooling and Servicing Agreement will require the Master Servicer promptly (and in any event within 30 days after the Closing Date) to cause each of the assignments described in clauses (iv) and (v) of the second preceding paragraph to be submitted for recording in the real property records of the
jurisdiction  in  which   the  related  Mortgaged   Property  is  located.   See
'DESCRIPTION OF THE POOLING AGREEMENTS -- Assignment of Mortgage Loans; Repurchases' in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each related Mortgage Loan, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that: (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the Cut-off Date; (ii) the applicable Mortgage Loan Seller owns the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests; (iii) the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (iv) each of the related Mortgage Note, related Mortgage and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); (v) the assignment of the related Mortgage to the Trustee on behalf of the Certificateholders constitutes the legal, valid and binding assignment of such Mortgage; (vi) the related Mortgage is a valid and enforceable first priority mortgage lien on the related Mortgaged Property, having priority over all other liens or encumbrances except for (A) the lien of current real estate taxes and assessments not yet due and payable, and (B) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy; (vii) prior to the Cut-off Date, any delinquent taxes that had become due and owing in respect of the related Mortgaged Property were paid, or an escrow of funds sufficient to cover such payment had been established; (viii) as of the Cut-off Date, no scheduled payment of principal or interest was more than 30 days past due; (ix) there is no proceeding known to the applicable Mortgage Loan Seller to be pending for the total or partial condemnation of the related Mortgaged Property, and the Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan; (x) the related Mortgaged Property is covered by a lender's title insurance policy insuring that the related Mortgage is a valid first lien on such Mortgaged Property, subject only to the exceptions stated therein; (xi) each Mortgage Loan represents a 'qualified mortgage' within the meaning of Section 860G(a)(3) of the Code; (xii) any Prepayment Premium constitutes a 'customary prepayment penalty' within the meaning of Treasury Regulation Section 1.860G-1(b)(2) and (xiii) the applicable Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in the report of the related environmental assessment performed by or on behalf of the applicable Mortgage Loan Seller.

     In the  case  of a  breach  of any  of  the foregoing  representations  and warranties that materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that such Mortgage Loan Seller will have an additional 90-day period to cure such breach if it is diligently proceeding with such cure and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure, and which states that it anticipates such cure will be effected within the additional 90-day period.

     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of the applicable Mortgage Loan Seller's representations and warranties regarding the applicable Mortgage Loans. The applicable Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and neither the Depositor nor any of its other affiliates will be obligated to repurchase any such affected Mortgage Loan in connection with a breach of the applicable Mortgage Loan Seller's representations and warranties if the applicable Mortgage Loan Seller defaults on its obligation to do so. See 'DESCRIPTION OF THE POOLING
AGREEMENTS -- Representations and Warranties; Repurchases' in the Prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates, maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K (the 'Form 8-K') will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. If Mortgage Loans are removed from or added to the Mortgage Pool as described in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans on behalf of the Trustee and for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing
Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, (i) in the same manner as would prudent institutional commercial mortgage lenders and loan servicers servicing mortgage loans comparable to the Mortgage Loans or (ii) in the same manner in which it administers mortgage loans for its own account, whichever standard is higher, and with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payment, the maximization of the recovery on such Mortgage Loan to Certificateholders on a present value basis, but in any case without regard to: (i) any relationship that it or any of its affiliates may have with the related borrower; (ii) its ownership (or that of an affiliate) of any Certificate; (iii) any obligation to make P&I Advances or advances to cover certain servicing expenses; and (iv) the adequacy of their or their affiliates' compensation for its services or reimbursement of costs under the Pooling and Servicing Agreement or with respect to any particular transaction.

     Set forth below, following the subsection captioned ' -- The Master Servicer and Special Servicer,' is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned 'DESCRIPTION OF THE POOLING AGREEMENTS,' for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder.

THE MASTER SERVICER AND SPECIAL SERVICER

     GE Capital Asset Management Corporation, a Delaware corporation (the 'Master Servicer'), in its capacity as master servicer under the Pooling and Servicing Agreement will be responsible for servicing the Mortgage Loans. Although the Master Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans, the Master Servicer will remain liable for its servicing

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
obligations under the Pooling and Servicing Agreement. The Master Servicer is a wholly-owned subsidiary of General Electric Capital Corporation ('GECC'). GECC is a wholly-owned subsidiary of GE Capital Services Corporation, itself a wholly-owned subsidiary of the General Electric Company. The Master Servicer's principal servicing offices are located at 2000 West Loop South, Suite 1200, Houston, TX 77242-0275 and its principal executive offices are located at 2001 North Beauregard Street, Suite 1200, Alexandria, Virginia 22311.

     At March 14, 1996, the Master Servicer serviced approximately 14,200 commercial and multifamily loans, totaling approximately $8.9 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The initial Special Servicer will be GE Capital Realty Group, Inc., a Texas corporation, an affiliate of the Master Servicer. The Special Servicer will be responsible for performing certain servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, and for administering any REO Property. The Special Servicer is also expected to perform certain sub-servicing functions with respect to the Mortgage Loans.

     The information set forth herein concerning the Master Servicer and the Special Servicer has been provided by the Master Servicer, and none of the Depositor or either Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

REPLACEMENT OF THE SPECIAL SERVICER

     The Pooling and Servicing Agreement will permit the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class of Sequential Pay Certificates to replace the Special Servicer. The 'Controlling Class of Sequential Pay Certificates' is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 20% of its original Certificate
Balance; provided  that  if  no  Class of  Sequential  Pay  Certificates  has  a
Certificate Balance that is greater than 20% of its original Certificate Balance, the Class of Sequential Pay Certificates with the latest alphabetical Class designation will be the 'Controlling Class of Sequential Pay Certificates.' The Class A-PO, Class A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of notice from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. See 'DESCRIPTION OF CERTIFICATES -- Voting Rights' herein.

     The Special Servicer will be responsible for servicing and administering any Mortgage Loan as to which (a) any Monthly Payment shall be delinquent 60 or more days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained a commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (b) the Master Servicer shall have determined that a default in making a Monthly Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained a commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the
Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;
(e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition

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
to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

     In the event of any of the foregoing with respect to any Mortgage Loan, the Master Servicer is required to use its reasonable efforts to permit the transfer of its servicing responsibilities with respect thereto to the Special Servicer within five business days. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an 'REO Property'), whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by a Special Servicer are referred to herein as 'Specially Serviced Mortgage Loans' and, together with any REO Properties, constitute 'Specially Serviced Trust Fund Assets.' If the Special Servicer is not the Master Servicer, the Master Servicer will have no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a 'Corrected Mortgage Loan' as to which the Master Servicer, as such, will re-assume servicing responsibilities):

          (w) with respect to the circumstances described in clause (a) of the second preceding paragraph, when the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (x) with respect to the  circumstances described in clauses (b),  (d),
     (e) and (f) of the second preceding paragraph, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer;

          (y) with respect to the circumstances described in clause (c) of the second preceding paragraph, when such default is cured; and

          (z) with respect to the circumstances described in clause (g) of the second preceding paragraph, when such proceedings are terminated;

so  long as at that time no  circumstance identified in such clauses (a) through
(g) exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the Master Servicing Fee. The 'Master Servicing Fee' will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, will accrue at the related Master Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the Mortgage Loan is computed. The 'Master Servicing Fee Rate' will be a per annum rate equal to: 0.1250%, in the case of 76 of the Mortgage Loans (or 57%), 0.1100% in the case of 73 of the Mortgage Loans (or 35%), 0.1450% in the case of five(5) of the Mortgaged Loans (or 3%), 0.1950% in the case of four (4) of the Mortgage Loans (or 4%) and 0.4300% in the case of one (1) of the Mortgage Loans (or 1%). As additional servicing compensation, the Master Servicer will be entitled to retain all assumption and modification fees, late charges and Prepayment Interest Excesses collected from borrowers on Mortgage Loans other than Specially Serviced Mortgage Loans. In addition, the Master Servicer is authorized to invest or direct the investment of funds held in the Certificate Account in certain short-term United States government securities and other investment grade obligations, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but shall be required to cover any losses from its own funds without any right to reimbursement.

     If a borrower voluntarily prepays a Mortgage Loan in whole or in part during any Collection Period on a date that is prior to its Due Date in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues on the amount of such principal prepayment will be less (such shortfall, a 'Prepayment Interest Shortfall') than the corresponding amount of interest accruing on the Certificates. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues on the amount of such principal prepayment will exceed (such excess, a 'Prepayment Interest Excess') the corresponding amount of interest accruing on the Certificates. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer will be required to deposit into the Certificate Account (such deposit, a 'Compensating Interest Payment'), without any right of reimbursement therefor, an amount equal to the lesser of (i) its servicing compensation for the related Collection Period, including any Prepayment Interest Excesses received during such Collection Period, but excluding any portion of such compensation payable to any Special Servicer as compensation for certain sub-servicing functions and, with respect to each Mortgage Loan having a Master Servicing Fee Rate in excess of 0.1250% in the case of the MLMCI Loans and 0.1100% in the case of the FUNB Loans per annum, the portion of the aggregate Master Servicing Fee attributable to such excess, and (ii) the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein.

     As and to the extent described herein under 'DESCRIPTION OF THE CERTIFICATES -- P&I Advances,' the Master Servicer will be entitled to receive interest, at the Reimbursement Rate, on any P&I Advances made by it, and each of the Master Servicer and the Special Servicer will be entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will be paid, contemporaneously with the reimbursement of the related P&I Advance or servicing expense, from general collections on the Mortgage Loans then on deposit in the Certificate Account.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee (together with the Master Servicing Fee, the 'Servicing Fees') and, under the circumstances described herein, Principal Recovery Fees. As is the case with the Master Servicing Fee, but only as to Specially Serviced Mortgage Loans, the 'Special Servicing Fee' will accrue at a rate (the 'Special Servicing Fee Rate') equal to 0.25% per annum and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Specially Serviced Mortgage Loan is computed. However, earned
Special Servicing Fees will be payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan will cease to accrue if such loan is liquidated or becomes a Corrected Mortgage Loan. The Special Servicer will be entitled to a 'Principal Recovery Fee' with respect to each Specially Serviced Trust Fund Asset and Corrected Mortgage Loan, which Principal Recovery Fee generally will be in an amount equal to 0.25% of all amounts received in respect thereof and allocable as a recovery of principal. However, no Principal Recovery Fee will be payable in connection with, or out of Liquidation Proceeds (as defined in the Prospectus) resulting from, the purchase of any Specially Serviced Trust Fund Asset or Corrected Mortgage Loan (i) by a Mortgage Loan Seller (as described herein under 'DESCRIPTION OF THE MORTGAGE POOL -- Assignment of the Mortgage Loans; Repurchases' and ' -- Representations and Warranties; Repurchases,' (ii) by the Master Servicer or the Depositor as described herein under 'DESCRIPTION OF THE CERTIFICATES -- Termination' or (iii) in certain other limited circumstances. As additional servicing compensation, the Special Servicer will be entitled to retain all assumption and modification fees and late payment charges received on or with respect to the Specially Serviced Mortgage Loans.

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     Each of the Master Servicer and Special Servicer will, in general, each  be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer will be permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the relationship between the expense and the
funds   from   which   it   is    being   paid.   See   'DESCRIPTION   OF    THE
CERTIFICATES   --  Distributions'   herein  and  'DESCRIPTION   OF  THE  POOLING
AGREEMENTS -- Certificate Account' and ' -- Servicing Compensation and Payment of Expenses' in the Prospectus.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement will permit the Special Servicer or Master Servicer, as applicable, to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under ' -- General' above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lock-out Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage, and/or (iv) accept a principal prepayment during any Lock-out Period; provided that (x) the related borrower is in default with respect to the Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a present value basis and (z) such modification, waiver or amendment does not result in a tax imposed on the Trust Fund or cause the REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. However, the Special Servicer will not be permitted to extend the date on which any Balloon Payment is scheduled to be due for a period in excess of 12 months per extension or 36 months in the aggregate, without the consent of the Extension Adviser (as defined herein). See 'SERVICING OF THE MORTGAGE LOANS -- The Extension Adviser.'

     The Special Servicer and Master Servicer, as applicable, will be required to notify the Trustee and the Master Servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See 'DESCRIPTION OF THE CERTIFICATES -- Reports to Certificateholders; Available Information' herein.

THE EXTENSION ADVISER

     Election of the Extension Adviser. The Holder or Holders of 51% or more of the Offered Certificates will be entitled to elect a representative (the
'Extension Adviser') from whom the Special Servicer will seek approval as described below. Upon (i) the receipt by the Trustee of written requests

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
for an election of an Extension Adviser from the Holders of 51% or more of the Offered Certificates, or (ii) the resignation or removal of the person acting as Extension Adviser, an election of a successor Extension Adviser will be held commencing as soon as practicable thereafter. The Extension Adviser may be removed at any time by the written vote of Holders of 51% or more of the Offered Certificates. In the event that at any time an Extension Adviser shall not have initially been elected or shall have resigned or been removed and a successor Extension Adviser shall not have been elected, there shall be no Extension Adviser; provided, notwithstanding anything to the contrary described herein, the provisions of the Pooling and Servicing Agreement relating to the Special Servicer's right or obligation to consult with or seek and/or obtain approval from an Extension Adviser shall be of no effect during any such period that there is no Extension Adviser.

     Duties of the Extension Adviser. The Special Servicer will not be permitted to grant any extension of the maturity of a Specially Serviced Mortgage Loan beyond the third anniversary of such Mortgage Loan's then stated maturity date, unless the Extension Adviser has approved such action in writing within ten days after receiving from the Special Servicer written notice thereof and sufficient information to make an informed decision (provided that if a written objection to such extension from the Extension Adviser has not been received by the Special Servicer within said ten day period, then the Extension Adviser's approval will be deemed to have been given). In addition, the
Extension Adviser will confirm to its reasonable satisfaction that all conditions precedent to granting any such extension set forth in the Pooling and Servicing Agreement have been satisfied. See 'SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers and Amendments' herein.

     Limitation on Liability of Extension Adviser. The Extension Adviser will be acting solely as a representative of the interests of the Certificateholders that elected the Extension Adviser, and will have no liability to the Trust or any Certificateholders for any action taken, or for refraining from taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided that the Extension Adviser will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Extension Adviser may take actions that favor the interest of one or more Classes of the Certificates over other Classes of the Certificates, and that the Extension Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, absent willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties on the part of the Extension Adviser, agree to take no action against the Extension Adviser or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property within two years of acquisition, unless
(i) the Internal Revenue Service grants an extension of time to sell such property (an 'REO Extension') or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause either REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trustee's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on 'net income from foreclosure property,' within the meaning of Section 857(b)(4)(B) of the Code or a tax on 'prohibited transactions' under Section 860F of the Code (either such tax referred to herein as an 'REO Tax'). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) 'net income from foreclosure property' such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) or (ii) 'prohibited transactions,' such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as 'service' or 'non-service' income. The 'service' portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on 'prohibited transactions,' and the 'non-service' portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to 'prohibited transactions.' Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See 'CERTAIN FEDERAL INCOME TAX CONSEQUENCES' herein and 'CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMICs' in the Prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer will be required to perform a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. In addition, the Master Servicer will be required to inspect each Mortgaged Property at least once per calendar year if, in a given calendar year, a Special Servicer has not already done so. The Master Servicer and Special Servicer will each be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Master Servicer or Special Servicer, as the case may be, is also required to use reasonable efforts to collect from the related borrower and review the annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Each of the Mortgages requires the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or any Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Master Servicer. See 'DESCRIPTION OF THE CERTIFICATES -- Reports to Certificateholders; Available Information' herein.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor's Mortgage Pass-Through Certificates, Series 1996-C1 (the 'Certificates') will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of April 1, 1996, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the 'Pooling and Servicing Agreement'). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the 'Trust Fund') consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any REO

Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account (see 'Description of the Pooling Agreements -- Certificate Account' in the Prospectus); and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates will consist of fourteen classes (each, a 'Class') to be designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-PO Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class IO Certificates, the Class E Certificates, the Class F Certificates and the Class G Certificates (collectively, the 'REMIC Regular Certificates'); and (ii) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the 'REMIC Residual Certificates').

     Only the Class A-1, Class A-2, Class A-3, Class A-PO, Class B, Class C and Class D Certificates (collectively, the 'Offered Certificates') are offered hereby. The Class E, Class F, Class G, Class IO and the REMIC Residual Certificates (collectively, the 'Private Certificates') have not been registered under the Securities Act, and are not offered hereby. Accordingly, information herein regarding the terms of the Private Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format through the facilities of The Depository Trust Company ('DTC'). Each Class of Offered Certificates will be issued in denominations of not less than $1,000 principal amount and in integral multiples of $1 in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a 'Certificate Owner') will be entitled to receive a fully registered, certificated form of such Certificate (a 'Definitive Offered Certificate'), except under the limited circumstances described in the Prospectus under 'Description of the Certificates -- Book-Entry Registration and Definitive Certificates.' Unless and until Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, beneficial ownership interests in such Class will be recorded and transferred on the book-entry records of DTC and its participating organizations (the 'Participants'), and all references to actions by holders of a Class of Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to the holders of a Class of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through the Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. None of the Depositor, the Master Servicer, the Special Servicer or the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. See 'DESCRIPTION OF THE CERTIFICATES -- Book-Entry
Registration and Definitive Certificates' and 'RISK FACTORS -- Book-Entry Registration' in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5%, the Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Initial Pool Balance as set forth in the following table:

                                                                                                   PERCENT OF
                                                                          INITIAL                 INITIAL POOL
  CLASS OF CERTIFICATES                                             CERTIFICATE BALANCE             BALANCE
                                                                    --------------------       ------------------

Class A-1 Certificates........................................          $182,300,000                  28.2%
Class A-2 Certificates........................................            27,813,000                   4.3
Class A-3 Certificates........................................           225,942,575                  35.0
Class A-PO Certificates.......................................               817,424                   (1)
Class B Certificates..........................................            38,833,000                   6.0
Class C Certificates..........................................            38,833,000                   6.0
Class D Certificates..........................................            32,361,000                   5.0
Private Certificates (other than the Class IO and REMIC
  Residual Certificates)......................................           100,319,459                  15.5

------------

(1) Represents less than 0.2% of the Initial Pool Balance.

     The 'Certificate Balance' of any Class of Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class IO Certificates will not have a Certificate Balance, but will represent the right to receive the sum of the interest accrued on each of its Components, as described herein. The Class IO-1 Component will have a notional amount equal to the aggregate Stated Principal Balance of the Mortgage Loans and the Class IO-2 Component will have a notional amount equal to the aggregate Certificate Balance of the Class A-1 Certificates and the Class A-2 Certificates (each of the Class IO-1 Component and the Class IO-2 Component, a 'Component'). Each Component will accrue interest at its applicable Pass-Through Rate. On each Distribution Date on which an Appraisal Reduction Amount has been allocated to any Class of Certificates, the Class IO-2 Component will be similarly reduced. The Class IO-1 Component and the Class IO-2 Component do not represent separate Classes of Certificates, but rather separate components each deemed to be a part of the Class IO Certificates. The REMIC Residual Certificates will not have Certificate Balances, but will represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the other Classes of Certificates.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to each Class of Certificates for each Distribution Date are set forth in the table set forth in 'DESCRIPTION OF THE CERTIFICATES -- Certificate Balances and Notional Amounts' herein. The Class A-PO Certificates and the REMIC Residual Certificates will not bear interest.

     The Pass-Through Rate applicable to the Class IO-1 Component for each Distribution Date will equal the Weighted Average Net Mortgage Rate minus % (but not less than zero) and the Pass-Through Rate applicable to the Class IO-2 Component for each Distribution Date will equal the weighted average of the Class A-1 Strip and the Class A-2 Strip, weighted by the Certificate Balances of the corresponding Classes. The Class A-1 Strip will equal % and the Class A-2
Strip will equal   %.

     The 'Weighted Average Net Mortgage Rate' for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date. The 'Net Mortgage Rate' for each Mortgage Loan (other than the Discount Mortgage Loans) will generally equal the Mortgage Rate in effect for such Mortgage Loan from time to time, minus the applicable Master Servicing Fee Rate and the Trustee Fee Rate. For purposes of computing the Weighted Average Net Mortgage Rate, the Net Mortgage Rate (for each Mortgage Loan having a Net Mortgage Rate less than % (each, a 'Discount Mortgage Loan')) will be %; provided that the Net Mortgage Rate for any Mortgage Loan will not reflect any adjustments to the related Mortgage Rate in connection with a bankruptcy or similar proceeding involving the related borrower or a modification of such Mortgage Rate agreed to by the Special Servicer (or the Master Servicer if no separate Special Servicer has been appointed) as described herein under 'SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers and Amendments' and ' -- Servicing and other Compensation and Payment of Expenses.' The 'Stated Principal Balance' of each Mortgage Loan outstanding at any time will generally be an amount equal to the Cut-off Date Balance thereof, reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and are distributed on the Certificates on such Distribution Date and
(ii) the principal portion of any Realized Loss and Additional Trust Fund Expenses incurred in respect of such Mortgage Loan during the related Collection Period.

     The 'Collection Period' for each Distribution Date will be the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on and includes the Determination Date in the same month as such Distribution Date. The 'Determination Date' will be the 12th day of each month (or, if not a business day, the next preceding business day).

DISTRIBUTIONS

     General. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 25th day of each month or, if any such 25th day is not a business day, then on the next succeeding business day, commencing May 28, 1996 (each, a 'Distribution Date'). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the 'Certificateholders') at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expenses previously allocated thereto, which reimbursement is to occur after the Certificate is surrendered as contemplated by the preceding sentence, will be made by mailed check to the holder that surrendered such Certificate. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class.

     The  Available  Distribution Amount.   The  aggregate amount  available for
distribution to Certificateholders on each Distribution Date (the 'Available Distribution Amount') will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties that is on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

             (i) any Monthly Payments collected but due on a Due Date subsequent to the related Collection Period,

             (ii) any Prepayment Premiums and Yield Maintenance Charges, and

             (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders;

          (b) all P&I Advances made by the Master Servicer with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. See 'SERVICING OF THE MORTGAGE
     LOANS -- Servicing and other Compensation and Payment of Expenses' and ' -- P&I Advances' herein and 'DESCRIPTION OF THE POOLING AGREEMENTS -- Certificate Account' in the Prospectus.

     Any Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See ' -- Distributions -- Allocation of Prepayment Premiums and Yield Maintenance Charges' herein.

     Application of the Available Distribution Amount. On each Distribution Date, for so long as the aggregate Certificate Balance of the Offered Certificates are greater than zero, the Trustee will (except as otherwise described under ' -- Termination' below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

          (1) to distributions of interest to the holders of the Class A-1, Class A-2 and Class A-3 and Class IO Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of interest distributable on such Classes of Certificates on such Distribution Date in an amount equal to all
     Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders to the Class A-PO Certificates with respect to each Discount Mortgage Loan, in an amount (not to exceed the then outstanding Certificate of such Class Certificate) equal to: (x) a portion of each payment of or in respect of principal on such Discount Mortgage Loan equal to the amount of such payment multiplied by a fraction, the numerator of which is % minus the Net Mortgage Rate for such Mortgage Loan and the denominator of which is % (such fraction, the Class A-PO Fraction) and (y) the product of the Class A-PO Fraction for such Discount Mortgage Loan and any Realized Losses and Additional Trust Fund Expenses with respect to such Discount Mortgage Loan that were realized during the related Collection Period, to the extent such Realized Losses and Additional Trust Fund Expenses have not been allocated to the Class A-PO Certificates pursuant to the terms of the Pooling and Servicing Agreement. See ' -- Subordination; Allocation of Losses and Certain Expenses' herein;

          (3) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-PO Certificates;

          (4) if the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of
     Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-PO and/or the Class A-1 Certificates;

          (5) if the Class A-1 and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-PO, Class A-1 and/or Class A-2 Certificates;

          (6) to distributions to the holders of the Class A-1, Class A-2, Class A-3 and Class A-PO Certificates, pro rata, in accordance with the amount of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates for which no reimbursement has previously been received, to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any;

          (7) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) if the Class A-1, Class A-2 and Class A-3 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3 and/or Class A-PO Certificates on such Distribution Date;

          (9) to distributions to the holders of the Class B Certificates to reimburse such holders for all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (10) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (11) if the Class A-1, Class A-2, Class A-3 and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3 and Class A-PO and/or Class B Certificates on such Distribution Date;

          (12) to distributions to the holders of the Class C Certificates to reimburse such holders for all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (13) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (14) if the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class A-PO, Class B and/or Class C Certificates on such Distribution Date;

          (15) to distributions to the holders of the Class D Certificates to reimburse such holders for all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (16) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (17) to distributions to the holders of the Class E Certificates to reimburse such holders for all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (18) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (19) to distributions to the holders of the Class F Certificates to reimburse such holders for all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (20) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (21) to distributions to the holders of the Class G and Class IO Certificates, in that order, to reimburse such holders for all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received; and

          (22) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (21) above.

     Notwithstanding the priority of distrubutions set forth above, if, on any Distribution Date, (i) the Class C Certificates have been retired or (ii) the Class G, Class F and Class E Certificates have been reduced to zero, then the holders of the Class A-PO Certificates will be entitled to distributions of principal in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date.

     Distributable Certificate Interest. The 'Distributable Certificate Interest' in respect of any Class of the Sequential Pay Certificates for each Distribution Date (other than the Class A-PO Certificates which are not entitled to any distributions in respect of interest) represents that portion of the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date that is net of such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the 'Net Aggregate Prepayment Interest Shortfall').

     The 'Accrued Certificate Interest' in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 day basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest for all the REMIC Regular Certificates for such Distribution Date.

     Principal  Distribution Amount.   The  'Principal Distribution  Amount' for
each Distribution Date will generally equal the aggregate of the following:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) due and any Assumed Scheduled Payments deemed due on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of all Liquidation Proceeds and Insurance Proceeds (each as defined in the Prospectus) that were received on Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or of the principal portion of any Assumed

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
     Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date; and

          (f) any amounts not otherwise distributed as interest on any Class of Certificates in respect of an Appraisal Reduction Amount.

     The 'Scheduled Payment' due on any Mortgage Loan on any related Due Date will be the amount of the Monthly Payment that would have been due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, and assuming that each prior Scheduled Payment has been made in a timely manner. The 'Assumed Scheduled Payment' is an amount deemed due in respect of any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect prior to its stated maturity date.

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of (i) determining distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Master Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be 'applied' by the Master Servicer as principal, interest and other amounts that would have been 'due' on such Mortgage Loan, and the Master Servicer will make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Yield Maintenance Charge or any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the Certificates (other than the Class A-PO Certificates) and the Class IO Certificates as set forth below. 'Yield Maintenance Charges' are paid or payable, as the context requires, on a Mortgage Loan as a result of a prepayment of Principal not otherwise due thereon, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered 'Prepayment Premiums'.

     For any Distribution Date, with respect to any Prepayment Premiums actually collected during the related Collection Period (except as set forth above), the holders of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates are, in the case of each such Class, entitled to distributions in an amount equal to the product of (a) the related Class Prepayment Percentage for such Distribution Date and (b) 40% of the total amount of each such Prepayment Premium collected. Any remaining portion of such Prepayment Premiums collected will be distributed

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
to the holders of the Class IO Certificates. For any Distribution Date, the respective 'Class Prepayment Percentage' for each of the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates is computed in each case by dividing the total of Principal Distribution Amount, if any, to be distributed to the holders of each Class of Certificates on such date, by the total Principal Distribution Amount to be distributed on such date.

     For any Distribution Date, with respect to any Yield Maintenance Charge actually collected (except as set forth above) in respect of a Mortgage Loan during the related Collection Period, the holders of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates are entitled to distributions in the amount of the product of (a) a fraction (not greater than one and not less than zero), the numerator of which is the applicable Pass-Through Rate minus the discount rate used in calculating such Yield Maintenance Charge and the denominator of which is the Mortgage Rate of the applicable Mortgage Loan minus such discount rate, (b) the appropriate Class Prepayment Percentage and (c) the amount of such Yield Maintenance Charge collected. On each Distribution Date, the holders of the Class IO Certificates are entitled to receive any remaining portion of such Yield Maintenance Charge received.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the 'Subordinate Certificates') to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the 'Senior Certificates') and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates (other than the Class A-PO Certificates) on each Distribution Date, and the ultimate receipt by the holders of the Class A-1, Class A-2 and Class A-3 Certificates of principal in an amount equal to the entire respective Certificate Balances of such Classes of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of principal equal to, in each case, the entire Certificate Balance of the related Class. The protection afforded to the holders of the Class D Certificates by means of the subordination of the Private Certificates (other than the Class IO
Certificates), to the holders of the Class C Certificates by means of the subordination of the Class D and the Private Certificates (other than the Class IO Certificates), to the holders of the Class B Certificates by means of the subordination of the Class C, the Class D and the Private Certificates (other than the Class IO Certificates), and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ' -- Distributions -- Application of the Available Distribution Amount' above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. The Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-2 and Class A-1 Certificates have been reduced to zero and the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, the Class A-1, Class A-2, Class A-3, Class A-PO and Class IO Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans concurrently. In addition, if, on any Distribution Date, (i) the Class C Certificates have been retired or (ii) the Class G, Class F and Class E Certificates have been reduced to zero, then the holders of the Class A-PO Certificates will be entitled to distributions of principal prior to any other outstanding Class of Certificates. No other form of Credit Support will be available for the benefit of the holders of the Offered Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since

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
the Cut-off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution
Date: first, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero. Thereafter, additional Realized Losses and Additional Trust Fund Expenses will be allocated to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, pro rata, in proportion to their outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero; provided that if such losses or expenses occur with respect to a Discount Mortgage Loan, an amount equal to the product of the Class A-PO Fraction and the amount of such loss or expense shall be allocated to the Class A-PO Certificates and the remainder shall be allocated pro rata to the Class A-1, Class A-2 and Class A-3 Certificates.

     'Realized Losses' are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     'Additional Trust Fund Expenses' include, among other things, (i) any Special Servicing Fees or Principal Recovery Fees paid to the Special Servicer,
(ii) any interest paid to the Master Servicer and/or a Special Servicer in respect of unreimbursed Advances, and (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee of the type described under 'DESCRIPTION OF THE POOLING AGREEMENTS -- Certain Matters Regarding the Trustee' in the Prospectus, certain reimbursements to the Master Servicer, any Special Servicer and the Depositor of the type described under 'DESCRIPTION OF THE POOLING AGREEMENTS -- Certain Matters Regarding the Master Servicer and the Depositor' in the Prospectus, and certain federal, state and local taxes, and certain tax related expenses, payable from the assets of the Trust Fund and described under 'CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Prohibited Transactions Tax and Other Taxes' in the Prospectus. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a 'P&I Advance') out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders on such Distribution Date, in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees and any related Principal Recovery Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the related Determination Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by a Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Monthly Payment (net of related Master Servicing Fees and Principal Recovery Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the product of (i) the amount of the P&I Advance that would otherwise be required without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See ' -- Appraisal Reductions' below.

     The Master Servicer will be entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether such amounts are collected in the form of late payments, Insurance Proceeds, Liquidation Proceeds or otherwise ('Related Proceeds'). The Master Servicer will not be obligated to make any P&I Advance that it determines in accordance with the servicing standard described herein, would, if made, not be recoverable out of Related Proceeds (a
'Nonrecoverable P&I Advance'), and the Master Servicer will be entitled to recover any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance out of general funds on deposit in the Certificate Account. See 'DESCRIPTION OF THE CERTIFICATES -- Advances in Respect of Delinquencies' and 'DESCRIPTION OF THE POOLING AGREEMENTS -- Certificate Account' in the Prospectus.

     In connection with the recovery by the Master Servicer of any P&I Advance made by it or the recovery by either the Master Servicer or the Special Servicer of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an 'Advance'), the Master Servicer or the Special Servicer, as applicable, will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at a per annum rate (the 'Reimbursement Rate') equal to the 'prime rate' published in the 'Money Rates' section of The Wall Street Journal, as such 'prime rate' may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Private Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described herein.

APPRAISAL REDUCTIONS

     With respect to (1) each Mortgage Loan that is ninety (90) days or more delinquent in respect of any Monthly Payments, (2) each Mortgage Loan that becomes an REO Mortgage Loan, and (3) each Mortgage Loan that has been modified by the Special Servicer to reduce the amount of any Monthly Payment, other than a Balloon Payment (each such Mortgage Loan, including an REO Mortgage Loan, a 'Required Appraisal Loan'), the Master Servicer will be required to obtain (within 60 days or, if in connection with a modification, within 180 days) of such Mortgage Loan becoming a Required Appraisal Loan) an appraisal of the related Mortgaged Property from an independent state certified appraiser or an appraiser belonging to the American Institute of Appraisers of the National Association of Real Estate Boards, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be borne by the Master Servicer, subject to the Master Servicer's

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
right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an 'Appraisal Reduction Amount' exists with respect to the related Required Appraisal Loan. The
Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum of, as of the Determination Date immediately succeeding the date on which the appraisal is obtained, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Master Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to 90% of the appraised value (net of any prior liens) of the related Mortgaged Property as determined by such appraisal. The aggregate Appraisal Reduction Amount will be allocated on each Distribution Date, for purposes of determining distributions in respect of interest on such Distribution Date, to the Certificate Principal Balance of the most subordinated Class of Certificates that would otherwise receive distributions of interest after allocation of Realized Losses and Additional Trust Fund Expenses; provided, however, that the aggregate Appraisal Reduction Amount will be allocated on each Distribution Date among the Class A-1, Class A-2, Class A-3 and Class A-PO Certificates (in each case, so long as any such Classes of Certificates remain outstanding), in the same manner as Realized Losses and Additional Trust Fund Expenses are allocated. On each Distribution Date, any distribution of interest to a Class to which an Appraisal Reduction Amount has been allocated, will be reduced by the product of such Appraisal Reduction Amount and the Pass-Through Rate applicable to such Class of Certificates (an 'Appraisal Reduction Amount Shortfall'). See ' -- Subordination; Allocation of Losses and Certain Expenses' herein.

     Notwithstanding the foregoing, if any Required Appraisal Loan as to which an Appraisal Reduction Amount has been established in accordance with the preceding paragraph becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount shall be deemed to be zero, subject to such Mortgage Loan again becoming subject to the appraisal requirement described above; provided that, in the case of any Required Appraisal Loan that has been modified as described in the immediately preceding paragraph, the Appraisal Reduction Amount will be deemed to exist for so long as the term of the modification are in effect.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to forward by mail to each holder of an Offered Certificate a statement (a 'Distribution Date Statement'), providing various items of information relating to distributions made on such date with respect to the relevant Class and a statement, substantially in the form of Annex B, setting forth the recent status of the Mortgage Pool based on information provided by the Master Servicer. For a more detailed discussion of the particular items of information to be provided in each Distribution Date Statement, as well as a discussion of certain annual information reports to be furnished to persons who at any time during the prior calendar year were holders of the Offered Certificates, see 'DESCRIPTION OF THE CERTIFICATES -- Reports to Certificateholders' in the Prospectus. It is anticipated that a portion of the Distribution Date Statement will be in the form of a Mortgage Loan schedule to be prepared by the Master Servicer that may include certain operating information for the respective Mortgaged Properties. See 'SERVICING OF THE MORTGAGE LOANS -- Inspections; Collection of Operating Information' herein. Such information will generally be obtained from the related borrowers, and neither the Master Servicer nor the Trustee will assume any responsibility therefor.

     Except as described below, until such time as Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent it is forwarded by or otherwise available through DTC and its Participants, or by the Underwriters in the case of initial purchasers of Offered Certificates. The manner in which notices and other communications are conveyed by DTC to Participants, and by Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Trustee and the Depositor may recognize as owner of a Certificate the person in whose name the Certificate is registered on the books and records of the Trustee, as registrar in respect of the Certificates (in such capacity, the 'Certificate Registrar').

     The Pooling and Servicing Agreement requires that the Master Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by any Certificate Owner owning an interest in an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of such an interest, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered to the Master Servicer since the Closing Date as described under 'DESCRIPTION OF THE POOLING AGREEMENTS -- Evidence as to Compliance' in the Prospectus, (d) all accountants' reports delivered to the Master Servicer since the Closing Date as described under 'DESCRIPTION OF THE POOLING AGREEMENTS -- Evidence as to Compliance' in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer or a Special Servicer in respect of each Mortgaged Property and delivered to the Master Servicer, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer or a Special Servicer and delivered to the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, and (h) any and all officers' certificates and other evidence delivered to the Master Servicer to support the Master Servicer's or a Special Servicer's determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer upon request; however, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

     A Certificate Owner may obtain a diskette containing certain information contained in each Distribution Date Statement by sending a written request, together with any fee that Bankers Trust Company, may require, to Bankers Trust Company at 3 Park Plaza, 16th Floor, Irvine, California 92714, Attention: MLMI 1996-C1. Factor information may be obtained by calling (800) 735-7777. In addition, if the Depositor so directs the Trustee and on terms agreeable to the Trustee, the Trustee will make available, on its Bulletin Board System, certain Mortgage Loan information. The Bulletin Board System may be accessed by dialing
(714) 253-7617.

     Upon written request of any Certificateholder of record made for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement, the Certificate Registrar will furnish such Certificateholder with a list of the other Certificateholders then of record.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the series offered hereby (the 'Voting Rights') will be allocated among the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances (as adjusted by treating any Appraisal Reduction Amounts as Realized Losses solely for the purposes of adjusting Voting Rights) of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class A-2, Class A-3 and Class A-PO Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. See 'DESCRIPTION OF THE CERTIFICATES -- Voting Rights' in the Prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage

Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties remaining in the Trust Fund, if any, by the Depositor or the Master Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer or the Depositor of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (iii) if the Purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer or the Depositor to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than % of the Initial Pool Balance.

     Distributions on the final Distribution Date will be made generally as described above under ' -- Distributions -- Application of the Available Distribution Amount' and ' -- Distributions -- Allocation of Prepayment Premiums and Yield Maintenance Charges,' except that distributions of principal on the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates will be made, in the case of each such Class of Certificates, to the extent of available funds and subject to the distribution priorities described herein, in an amount equal to the entire then outstanding Certificate Balance thereof.

THE TRUSTEE

     Bankers Trust Company of California, N.A., a national banking association, will act as Trustee pursuant to the Pooling and Servicing Agreement. The principal offices of the Trustee are located at 3 Park Plaza, 16th Floor, Irvine, California 92714, and its telephone number is (714) 253-7575. See 'DESCRIPTION OF THE POOLING AGREEMENTS -- The Trustee,' ' -- Duties of the Trustee,' ' -- Certain Matters Regarding the Trustee' and ' -- Resignation and Removal of the Trustee' in the Prospectus. As compensation for its services, the Trustee will be entitled to receive, from general funds on deposit in the Certificate Account, the Trustee Fee. The 'Trustee Fee' will be computed monthly on a loan-by-loan basis, will accrue at the related Trustee Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due on the Mortgage Loan or deemed due on any REO Loan is computed. The 'Trustee Fee Rate' will be a per annum rate equal to 0.0075%.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of the related Class, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or notional amount of the related Class, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of the Class A-PO Certificates will be extremely sensitive to, and the yield to holders of any Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of such Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable first, in respect of the Class A-PO Certificates, next entirely in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance, as the case may be, of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See 'SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers and Amendments' herein and 'DESCRIPTION OF THE POOLING AGREEMENTS -- Realization Upon Defaulted Mortgage Loans' and 'CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Foreclosure' in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance or Notional Amount of such Certificates. An investor should consider, in the case of a Class A-PO Certificate or any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans, particularly the Discount Mortgage Loans in the case of the Class A-PO Certificates, could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class A-PO Certificates should fully consider the risk that a slower than expected rate of principal payments on the Mortgage Loans, particularly the Discount Mortgage Loans, could result in the failure of such investors to recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne: first, by the holders of the Private Certificates (other than the Class IO Certificates), to the extent of amounts otherwise distributable in respect of their Certificates; second, by the holders of the Class D Certificates, to the extent of amounts otherwise distributable in respect of their Certificates; third, by the holders of the Class C Certificates, to the extent of amounts otherwise distributable in respect of their Certificates; fourth, by the holders of the Class B Certificates, to the extent of amounts otherwise distributable in respect of their Certificates; and last, by the holders of the Class A-1, Class A-2, Class A-3 and Class A-PO Certificates. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described herein, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. As more fully described herein under 'DESCRIPTION OF THE CERTIFICATES -- Distributions -- Distributable Certificate Interest', Net
Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates on a pro rata basis.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Lock-out Periods, provisions requiring the payment of Prepayment Premiums and Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, residential health care facility beds or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See 'RISK FACTORS -- The Mortgage Loans' and 'DESCRIPTION OF THE MORTGAGE POOL' herein and 'YIELD AND MATURITY CONSIDERATIONS -- Principal Prepayments' in the Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. As of the Cut-off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of the applicable Lock-out Period, subject, in most cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 24 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under 'DESCRIPTION OF THE CERTIFICATES -- Distributions -- Application of the Available Distribution Amount' herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Yield Sensitivity of the Class A-PO Certificates. The yields to maturity on the Class A-PO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans, particularly the Discount Mortgage Loans. Accordingly, investors in the Class A-PO Certificates should fully consider the associated risks, including the risk that a slower than expected rate of amortization and prepayment of the Mortgage Loans, particularly the Discount Mortgage Loans, could result in the failure of such investors to fully recoup their initial investments.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the 'Constant Prepayment Rate' or 'CPR' model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans. As used in the following table, the column headed '0%' assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity. The columns headed '5%' and '10%', respectively, assume that prepayments are made each month at those levels of CPR on each Mortgage Loan whether or not it is then in its Lock-out Period, if any.

     The following table indicates the approximate pre-tax yields to maturity (on a corporate bond equivalent basis ('CBE')) on the Class A-PO Certificates for the specified CPRs. Such calculations are based on the following assumptions ('Table Assumptions'): (i) the Initial Pool Balance is $647,219,459.10, (ii) the initial Certificate Balance of the Class A-PO Certificates is $817,424.87, (iii) there are no delinquencies, Realized Losses or Additional Trust Fund Expenses,
(iv) scheduled interest and principal payments on the Mortgage Loans are timely received and prepayments are made on the Mortgage Loans on their respective Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR set forth in the tables, (v) no effect is given to any Lock-out Period, and partial prepayments on the Mortgage Loans are permitted, but are assumed not to affect the amortization schedules, (vi) neither the Master Servicer nor the Depositor exercises its right of optional termination of the Trust Fund described herein, (vii) no Mortgage Loan is required to be purchased from the Trust Fund, (viii) distributions on the Certificates are made on the twenty-fifth day (each assumed to be a business day) of each month, commencing in May 1996, (ix) the Certificates will be issued on April 4, 1996 and (x) for purposes of calculating the Class A-PO Fraction, a rate of 7.55% was subtracted from the Net Mortgage Rate.

     It was further assumed that the aggregate purchase price of such Classes of Certificates is as specified below.



         PRE-TAX YIELD TO MATURITY (CBE) OF THE CLASS A-PO CERTIFICATES

                                                                          PRE-TAX YIELD TO MATURITY AT
                                                                         -------------------------------
                       ASSUMED PURCHASE PRICE                            0% CPR      5% CPR      10% CPR
--------------------------------------------------------------------     ------      ------      -------

      $           ..................................................         %           %            %
      $           ..................................................         %           %            %
      $           ..................................................         %           %            %

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flow to be paid on the Class A-PO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase price of the Class A-PO Certificates and by converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account principal due to liquidation on the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-PO Certificates (and consequently does not purport to reflect the return on any investment in the Class A-PO Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans differ in substantial respects from those assumed in preparing the table above, and the table is presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments, and many of the Mortgage Loans are subject to Lock-out Periods disregarded in preparing the table. Thus neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the actual pre-tax yields on the Class A-PO Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of the Class A-PO Certificates will be assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Class A-PO Certificates.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class A-3, Class B, Class C or Class D Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-PO Certificates, and will thereafter be distributable entirely in respect of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the designated scenarios (each, a
'Scenario') and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the assumptions described below. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class B, Class C and/or Class D Certificates may mature earlier or later than indicated by the tables. In particular, partial prepayments on the Mortgage Loans in fact are not permitted. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions underlying any of the Scenarios. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     The tables set forth below were prepared on the basis of the relevant Table Assumptions, except that it was assumed that there are no prepayments on the Mortgage Loans other than in accordance with the designated Scenario. The Scenarios are as follows:

     Scenario (1): No  Mortgage Loan prepays; that is,  the CPR for the Mortgage
                   Pool is 0%.

     Scenarios (2), (3) and (4):  No Mortgage Loan  prepays during its  Lock-out
                    Period. Thereafter, each Mortgage Loan prepays each month at the rate of 5% CPR in the case of Scenario (2), 10% CPR in the case or Scenario (3) and 15% CPR in the case of Scenario
                    (4).

     Scenarios (5), (6) and  (7): No  Mortgage Loan  prepays during  a month  in which a Lock-out Period is in effect or in which prepayments on such Mortgage Loan are required to be accompanied by a Yield Maintenance Charge. All other Mortgage Loans prepay each month at the rate of 5% CPR in the case of Scenario
                    (5), 10% CPR in the case of Scenario (6) and 15% in the case of Scenario (7).

     Based on the above-referenced assumptions, the following six tables indicate the resulting weighted average lives of each Class of Offered Certificates and sets forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown under each of the designated Scenarios. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]


             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
             CLASS A-1 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                       0% CPR DURING                     0% CPR DURING LOCK-OUT
                                             LOCK-OUT -- OTHERWISE AT INDICATED       OR YLD. MAINT. -- OTHERWISE
                                                            CPR                             AT INDICATED CPR
                                             ----------------------------------    ----------------------------------
                                 (0% CPR)    (5% CPR)    (10% CPR)    (15% CPR)    (5% CPR)    (10% CPR)    (15% CPR)
DISTRIBUTION DATE                   1           2            3            4           5            6            7
------------------------------   --------    --------    ---------    ---------    --------    ---------    ---------

Closing Date..................      100%        100%         100%         100%        100%         100%         100%
April 1997....................       96          95           95           94          96           96           96
April 1998....................       92          89           87           84          92           92           92
April 1999....................       87          82           78           73          87           87           87
April 2000....................       82          73           64           55          80           78           76
April 2001....................       43          28           14            2          41           39           38
April 2002....................       37          11            0            0          30           22           15
April 2003 and thereafter.....        0           0            0            0           0            0            0
Weighted Average Life (in
  years)......................      5.2         4.5          4.0          3.8         5.0          4.9          4.7


             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
             CLASS A-2 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                       0% CPR DURING                     0% CPR DURING LOCK-OUT
                                             LOCK-OUT -- OTHERWISE AT INDICATED       OR YLD. MAINT. -- OTHERWISE
                                                            CPR                             AT INDICATED CPR
                                             ----------------------------------    ----------------------------------
                                 (0% CPR)    (5% CPR)    (10% CPR)    (15% CPR)    (5% CPR)    (10% CPR)    (15% CPR)
DISTRIBUTION DATE                   1           2            3            4           5            6            7
------------------------------   --------    --------    ---------    ---------    --------    ---------    ---------

Closing Date..................      100%        100%         100%         100%        100%         100%         100%
April 1997....................      100         100          100          100         100          100          100
April 1998....................      100         100          100          100         100          100          100
April 1999....................      100         100          100          100         100          100          100
April 2000....................      100         100          100          100         100          100          100
April 2001....................      100         100          100          100         100          100          100
April 2002....................      100         100           16            0         100          100          100
April 2003....................       48           0            0            0           0            0            0
April 2004....................       13           0            0            0           0            0            0
April 2005....................        0           0            0            0           0            0            0
April 2006 and thereafter.....        0           0            0            0           0            0            0
Weighted Average Life (in
  years)......................      7.4         6.9          5.9          5.4         7.0          7.0          6.9


             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
             CLASS A-3 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                       0% CPR DURING                     0% CPR DURING LOCK-OUT
                                             LOCK-OUT -- OTHERWISE AT INDICATED       OR YLD. MAINT. -- OTHERWISE
                                                            CPR                             AT INDICATED CPR
                                             ----------------------------------    ----------------------------------
                                 (0% CPR)    (5% CPR)    (10% CPR)    (15% CPR)    (5% CPR)    (10% CPR)    (15% CPR)
DISTRIBUTION DATE                   1           2            3            4           5            6            7
------------------------------   --------    --------    ---------    ---------    --------    ---------    ---------

Closing Date..................      100%        100%         100%         100%        100%         100%         100%
April 1997....................      100         100          100          100         100          100          100
April 1998....................      100         100          100          100         100          100          100
April 1999....................      100         100          100          100         100          100          100
April 2000....................      100         100          100          100         100          100          100
April 2001....................      100         100          100          100         100          100          100
April 2002....................      100         100          100           85         100          100          100
April 2003....................      100          81           60           42          97           89           81
April 2004....................      100          70           44           22          89           77           67
April 2005....................       97          59           29            5          80           65           53
April 2006 and thereafter.....        0           0            0            0           0            0            0
Weighted Average Life (in
  years)......................      9.8         8.9          8.0          7.2         9.4          9.1          8.7


             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS B CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                       0% CPR DURING                     0% CPR DURING LOCK-OUT
                                              LOCK-OUT -- OTHERWISE INDICATED         OR YLD. MAINT. -- OTHERWISE
                                                            CPR                             AT INDICATED CPR
                                             ----------------------------------    ----------------------------------
                                 (0% CPR)    (5% CPR)    (10% CPR)    (15% CPR)    (5% CPR)    (10% CPR)    (15% CPR)
DISTRIBUTION DATE                   1           2            3            4           5            6            7
------------------------------   --------    --------    ---------    ---------    --------    ---------    ---------

Closing Date..................      100%        100%         100%         100%        100%         100%         100%
April 1997....................      100         100          100          100         100          100          100
April 1998....................      100         100          100          100         100          100          100
April 1999....................      100         100          100          100         100          100          100
April 2000....................      100         100          100          100         100          100          100
April 2001....................      100         100          100          100         100          100          100
April 2002....................      100         100          100          100         100          100          100
April 2003....................      100         100          100          100         100          100          100
April 2004....................      100         100          100          100         100          100          100
April 2005....................      100         100          100          100         100          100          100
April 2006 and thereafter.....        0           0            0            0           0            0            0
Weighted Average Life (in
  years)......................      5.1         5.0          4.9          4.8         5.0          4.9          4.8


             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS C CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                       0% CPR DURING                     0% CPR DURING LOCK-OUT
                                             LOCK-OUT -- OTHERWISE AT INDICATED       OR YLD. MAINT. -- OTHERWISE
                                                            CPR                             AT INDICATED CPR
                                             ----------------------------------    ----------------------------------
                                 (0% CPR)    (5% CPR)    (10% CPR)    (15% CPR)    (5% CPR)    (10% CPR)    (15% CPR)
DISTRIBUTION DATE                   1           2            3            4           5            6            7
------------------------------   --------    --------    ---------    ---------    --------    ---------    ---------

Closing Date..................      100%        100%         100%         100%        100%         100%         100%
April 1997....................      100         100          100          100         100          100          100
April 1998....................      100         100          100          100         100          100          100
April 1999....................      100         100          100          100         100          100          100
April 2000....................      100         100          100          100         100          100          100
April 2001....................      100         100          100          100         100          100          100
April 2002....................      100         100          100          100         100          100          100
April 2003....................      100         100          100          100         100          100          100
April 2004....................      100         100          100          100         100          100          100
April 2005....................      100         100          100          100         100          100          100
April 2006 and thereafter.....        0           0            0            0           0            0            0
Weighted Average Life (in
  years)......................      9.9         9.9          9.8          9.7         9.9          9.9          9.9


             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS D CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                       0% CPR DURING                     0% CPR DURING LOCK-OUT
                                             LOCK-OUT -- OTHERWISE AT INDICATED       OR YLD. MAINT. -- OTHERWISE
                                                            CPR                             AT INDICATED CPR
                                             ----------------------------------    ----------------------------------
                                 (0% CPR)    (5% CPR)    (10% CPR)    (15% CPR)    (5% CPR)    (10% CPR)    (15% CPR)
DISTRIBUTION DATE                   1           2            3            4           5            6            7
------------------------------   --------    --------    ---------    ---------    --------    ---------    ---------

Closing Date..................      100%        100%         100%         100%        100%         100%         100%
April 1997....................      100         100          100          100         100          100          100
April 1998....................      100         100          100          100         100          100          100
April 1999....................      100         100          100          100         100          100          100
April 2000....................      100         100          100          100         100          100          100
April 2001....................      100         100          100          100         100          100          100
April 2002....................      100         100          100          100         100          100          100
April 2003....................      100         100          100          100         100          100          100
April 2004....................      100         100          100          100         100          100          100
April 2005....................      100         100          100          100         100          100          100
April 2006 and thereafter.....        0           0            0            0           0            0            0
Weighted Average Life (in
  years)......................     10.0        10.0          9.9          9.8        10.0          9.9          9.9

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Willkie Farr & Gallagher, counsel to the Underwriters, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing
Agreement, for federal income tax purposes, portions of the Trust Fund designated in the Pooling and Servicing Agreement as 'REMIC I', 'REMIC II' and 'REMIC III', respectively, will each qualify as a REMIC under the Code. For federal income tax purposes, (a) the separate noncertificated regular interests in REMIC I will be the 'regular interests' in REMIC I and will constitute the assets of REMIC II, (b) the Class R-I Certificates will be the sole class of 'residual interests' in REMIC I, (c) the separate non-certificated regular interests in REMIC II will be the 'regular interests' in REMIC II and will constitute the assets of REMIC III, (d) the Class R-II Certificates will be the sole class of 'residual interests' in REMIC II, (e) the REMIC Regular Certificates will be the 'regular interests' in REMIC III and generally will be treated as debt instruments of REMIC III, and (f) the Class R-III Certificates will be the sole class of 'residual interests' in REMIC III. See 'CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMICs' in the Prospectus.

     The Class A-1, Class A-2, Class A-3, Class B and Class C Certificates will not, but the Class D and Class A-PO Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See 'CERTAIN FEDERAL INCOME TAX
CONSEQUENCES -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class A-PO Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class A-PO Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The Internal Revenue Service (the 'IRS') has issued regulations (the 'OID Regulations') under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The Offered Certificates will be treated as 'qualifying real property loans' within the meaning of Section 593(d) of the Code and 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage

Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates and the Class IO Certificates as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Charge. It appears that Prepayment
Premiums  and Yield  Maintenance Charges,  if any,  will be  treated as ordinary income rather  than  capital gain.  However,  that  is not  entirely  clear  and
Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

     For further information  regarding the federal  income tax consequences  of
investing   in  the  Offered  Certificates,  see  'CERTAIN  FEDERAL  INCOME  TAX
CONSEQUENCES -- REMICs' in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or
Section 4975 of the Code (each, a 'Plan') should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     The U.S. Department of Labor issued to Merrill Lynch an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-29 (the 'Exemption'), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 501(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an 'underwriter,' provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term 'underwriter' shall include (a) Merrill Lynch, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates, including First Union.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Class A-1, Class A-2, Class A-3 and Class A-PO Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's, Duff & Phelps Credit Rating Co. ('DCR'), Moody's Investors Service ('Moody's'), or Fitch. Fourth, the Trustee cannot be an affiliate of any other member of the 'Restricted Group,' which consists of either underwriter, the Depositor, the Master Servicer, a Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Certificates. Fifth, the sum of all payments made to and retained by either underwriter must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, a Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     Because none of the Class A-1, Class A-2, Class A-3 and Class A-PO Certificates are subordinated with respect to the allocation of Realized Losses and Additional Trust Fund Expenses to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A-1, Class A-2, Class A-3 and Class A-PO Certificates that they be rated not lower than 'AAA' by one or both of Standard & Poor's and Fitch; thus, the third general condition set forth above is satisfied with respect to such Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing any such Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates. The
Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such Certificates in the initial issuance of Certificates between the Depositor or an underwriter and a Plan when the Depositor, an underwriter, Trustee, Master Servicer, Special Servicer, sub-servicer or mortgagor is a 'Party in Interest,' as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such Certificate on behalf of an 'Excluded Plan' by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of such Plan's assets in such Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by such Plan and (3) the holding of such Certificates by such Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to such Certificates.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of such Certificates. A purchaser of any such Certificate should be aware, however, that even if the conditions specified in one or more Exemptions are satisfied, the scope of relief provided by an Exemption may not cover all acts that may be considered prohibited transactions.

     Before purchasing any such Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. See 'ERISA CONSIDERATIONS' in the Prospectus.

     THE CHARACTERISTICS OF THE CLASS B, CLASS C AND CLASS D CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTIONS. ACCORDINGLY, CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY A PLAN, OTHER THAN AN INSURANCE COMPANY GENERAL ACCOUNT RELYING ON SECTION III OF PTE 95-60 (DISCUSSED BELOW).

     The U.S. Department of Labor recently issued Prohibited Transaction Class Exemption 95-60 ('PTE 95-60'). Section III of PTE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B, Class C and Class D Certificates) which do not meet the requirements of the Exemptions solely because they (i) are subordinated to other classes of Certificates in the Trust Fund and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, DCR or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Class B, Class C or Class D Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

                                LEGAL INVESTMENT

     As of the Closing Date, the Offered Certificates will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'). As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See 'Legal Investment' in the Prospectus. As described therein, the definition of 'mortgage related securities' for purposes of SMMEA has been expanded by legislation such that, if the legislation were currently effective, the Class A-1, Class A-2, Class A-3, Class A-PO and Class B Certificates would be 'mortgage related securities' for purposes of SMMEA as of the Closing Date. The legislation will not become effective until certain implementing regulations are promulgated, and it is possible that those regulations, if and when promulgated, may impose limitations on the benefits provided by SMMEA with respect to securities newly included within the definition.

     The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See 'LEGAL INVESTMENT' in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement ( the 'Underwriting Agreement') among the Depositor and the Underwriters, the Depositor has agreed to sell to each Underwriter, and each Underwriter has agreed to purchase one-half of the respective Certificate Balances of each class of Offered Certificates.

     In the Underwriting Agreement, the Underwriters have severally agreed to purchase all of the Offered Certificates if any are purchased. In the event of a default by either Underwriter, the Underwriting Agreement provides that, the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting
expenses payable by the  Depositor, will be approximately  $            ,  which
includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with either Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See 'RISK FACTORS -- Limited Liquidity' herein and in the Prospectus.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York, and certain legal matters will be passed upon for the Underwriters by Willkie Farr & Gallagher, New York, New York.

                                    RATINGS

     It is a condition of their issuance that the Class A-1, Class A-2 and Class A-3 Certificates be rated not lower than 'AAA' by each Rating Agency, that the Class A-PO be rated not lower than 'AAA' by Fitch, that the Class B Certificates be rated not lower than 'AA' by each Rating Agency, that the Class C Certificates be rated not lower than 'A' by each Rating Agency, and that the Class D Certificates be rated not lower than 'BBB' by each Rating Agency.

     The ratings on the Offered Certificates address the likelihood of the receipt by holders thereof of distributions to which they are entitled by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. The ratings on the Offered Certificates do not, however, represent any assessment of (i) the likelihood or frequency of prepayments on the Mortgage Loans and the corresponding effect on yield to investors, (ii) the degree to which the frequency of prepayments might differ from that originally anticipated, (iii) whether or to what extent Prepayment Premiums or Yield Maintenance Charges may be received and (iv) the tax treatment of the Certificates.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by either or both of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See 'RISK FACTORS -- Limited Nature of Ratings' in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                                                              PAGE
                                                                                                              ----
30/360 basis...............................................................................................   S-29
Accrued Certificate Interest...............................................................................   S-56
Additional Trust Fund Expenses.............................................................................   S-11
Advance....................................................................................................   S-60
Appraisal Reduction Amount.................................................................................   S-61
Appraisal Reduction Amount Shortfall.......................................................................   S-61
Assumed Scheduled Payment..................................................................................   S-17
Available Distribution Amount..............................................................................   S-13
Balloon Loans..............................................................................................   S-9
Balloon LTV................................................................................................   S-34
Balloon Payment............................................................................................   S-9
CBE........................................................................................................   S-66
Certificate Balance........................................................................................   S-2
Certificate Owner..........................................................................................   S-7
Certificate Registrar......................................................................................   S-62
Certificateholders.........................................................................................   S-10
Certificates...............................................................................................   S-1
Class......................................................................................................   S-1
Class A-PO Fraction........................................................................................   S-14
Class Prepayment Percentage................................................................................   S-58
Closing Date...............................................................................................   S-6
Code.......................................................................................................   S-8
Collection Period..........................................................................................   S-53
Compensating Interest Payment..............................................................................   S-19
Class IO-1 Component.......................................................................................   S-11
Class IO-2 Component.......................................................................................   S-11
Components.................................................................................................   S-11
Constant Prepayment Rate or CPR............................................................................   S-66
Controlling Class of Sequential Pay Certificates...........................................................   S-45
Corrected Mortgage Loan....................................................................................   S-46
Custodian..................................................................................................   S-42
Cut-off Date...............................................................................................   S-1
Cut-off Date Balance.......................................................................................   S-7
Cut-off Date LTV...........................................................................................   S-33
DCR........................................................................................................   S-73
DSCR.......................................................................................................   S-32
Debt Service Coverage Ratio................................................................................   S-32
Definitive Offered Certificate.............................................................................   S-7
Depositor..................................................................................................   S-1
Determination Date.........................................................................................   S-18
Discount Mortgage Loan.....................................................................................   S-12
Distributable Certificate Interest.........................................................................   S-16
Distribution Date..........................................................................................   S-2
Distribution Date Statement................................................................................   S-61
DTC........................................................................................................   S-7
Due Dates..................................................................................................   S-30
ERISA......................................................................................................   S-23
Excluded Plan..............................................................................................   S-74
Exemption..................................................................................................   S-73
Extension Adviser..........................................................................................   S-48
First Union................................................................................................   S-6
Fitch......................................................................................................   S-24

                                                                                                              PAGE
                                                                                                              ----
Form 8-K...................................................................................................   S-44
FUNB.......................................................................................................   S-6
FUNB Loans.................................................................................................   S-10
GECC.......................................................................................................   S-45
HUD........................................................................................................   S-31
Initial Pool Balance.......................................................................................   S-1
Initial Reserves at Closing................................................................................   S-34
IRS........................................................................................................   S-72
Loan per Sq ft, Unit, Bed, Key or Room.....................................................................   S-34
Lock-out Period............................................................................................   S-9
Master Servicer............................................................................................   S-6
Master Servicing Fee.......................................................................................   S-46
Master Servicing Fee Rate..................................................................................   S-46
Merrill Lynch..............................................................................................   S-6
MLMCI......................................................................................................   S-6
MLMCI Loans................................................................................................   S-10
Monthly Payments...........................................................................................   S-8
Moody's....................................................................................................   S-73
Mortgage...................................................................................................   S-29
Mortgage File..............................................................................................   S-42
Mortgage Loan Purchase Agreements..........................................................................   S-42
Mortgage Loan Seller.......................................................................................   S-2
Mortgage Loans.............................................................................................   S-1
Mortgage Note..............................................................................................   S-29
Mortgage Pool..............................................................................................   S-1
Mortgage Rates.............................................................................................   S-8
Mortgaged Property.........................................................................................   S-1
Net Aggregate Prepayment Interest Shortfall................................................................   S-19
Net Cash Flow..............................................................................................   S-32
Net Mortgage Rate..........................................................................................   S-12
Nonrecoverable P&I Advance.................................................................................   S-60
Offered Certificates.......................................................................................   S-1
OID Regulations............................................................................................   S-72
Ongoing Reserves...........................................................................................   S-34
P&I Advance................................................................................................   S-18
Participants...............................................................................................   S-7
Party in Interest..........................................................................................   S-74
Pass-Through Rate..........................................................................................   S-2
Plan.......................................................................................................   S-23
Pooling and Servicing Agreement............................................................................   S-11
Prepayment Interest Excess.................................................................................   S-19
Prepayment Interest Shortfall..............................................................................   S-19
Prepayment Premiums........................................................................................   S-57
Principal Distribution Amount..............................................................................   S-16
Principal Recovery Fee.....................................................................................   S-47
Private Certificates.......................................................................................   S-6
PTE 95-60..................................................................................................   S-75
Purchase Price.............................................................................................   S-42
Rating Agencies............................................................................................   S-24
Realized Losses............................................................................................   S-11
Reimbursement Rate.........................................................................................   S-18
Related Proceeds...........................................................................................   S-60
REMIC......................................................................................................   S-2
REMIC I....................................................................................................   S-2

                                                                                                              PAGE
                                                                                                              ----
REMIC II...................................................................................................   S-2
REMIC III..................................................................................................   S-2
REMIC Regular Certificates.................................................................................   S-6
REMIC Residual Certificates................................................................................   S-6
REO Extension..............................................................................................   S-49
REO Property...............................................................................................   S-20
REO Tax....................................................................................................   S-50
Required Appraisal Loan....................................................................................   S-60
Restricted Group...........................................................................................   S-73
Scenario...................................................................................................   S-67
Scheduled Payment..........................................................................................   S-17
Section 42 Property........................................................................................   S-30
Securities Act.............................................................................................   S-6
Senior Certificates........................................................................................   S-19
Sequential Pay Certificates................................................................................   S-11
Servicing Fees.............................................................................................   S-47
SMMEA......................................................................................................   S-75
Special Servicer...........................................................................................   S-6
Special Servicing Fee......................................................................................   S-47
Special Servicing Fee Rate.................................................................................   S-47
Specially Serviced Mortgage Loans..........................................................................   S-46
Specially Serviced Trust Fund Assets.......................................................................   S-46
Standard & Poor's..........................................................................................   S-24
Stated Principal Balance...................................................................................   S-12
Subordinate Certificates...................................................................................   S-19
Tax Credits................................................................................................   S-30
Table Assumptions..........................................................................................   S-66
Trust Fund.................................................................................................   S-1
Trustee....................................................................................................   S-2
Trustee Fee................................................................................................   S-63
Trustee Fee Rate...........................................................................................   S-63
Underwriters...............................................................................................   S-1
Underwriting Agreement.....................................................................................   S-76
Voting Rights..............................................................................................   S-62
Weighted Average Net Mortgage Rate.........................................................................   S-12
Year Built.................................................................................................   S-34
Yield Maintenance Charges..................................................................................   S-57

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                                      S-81


CONTROL
NO.                  PROPERTY NAME                              ADDRESS                          CITY          STATE
    1     Mountaingate Plaza                   First St & Los Angeles Ave                 Simi Valley           CA
    2     Renaissance Center West              4001 South Decatur Blvd.                   Las Vegas             NV
    4     Tropicana Palms                      6420 East Tropicana Avenue                 Las Vegas             NV
  101     Weavers Mill                         91 Elm Street                              Manchester            CT
    6     Holiday Manor Shopping Center        4820 US Highway 42                         Northfield            KY
  102     Cedar Springs Apartments             1750 East Karen Avenue                     Las Vegas             NV
  103     Desert Springs Apartments            1500 Karen Avenue                          Las Vegas             NV
    7     Mission Park Apartments              221 Woodland Parkway                       San Marcos            CA
  104     33 Gold Street                       33 Gold Street                             New York              NY
    8     Canyon Country Plaza                 19120 Soledad Canyon Road                  Santa Clarita         CA
    9     Verde Mont Villas                    6155 Palm Avenue                           San Bernardino        CA
  105     West Kentucky Outlet Center          208 Outlet Avenue                          Eddyville             KY
   10     Brigantine Town Center               4200 Harbor Beach Boulevard                Brigantine            NJ
   11     Pace's Crossing Apartments           2411 I-35E South                           Denton                TX
   12     The Corner at Seven Corners          6270-6290 Arlington Boulevard              Falls Church          VA
   13     New Colony Apartments                1805-1917 S. Shields Street                Fort Collins          CO
  107     Rancho Vista Retirement and Health   760 East Bobier Drive                      Vista                 CA
  108     Candletree Apartments                5280 Tamarack Circle East                  Columbus              OH
  109     123 West 44th Street                 123 West 44th Street                       New York              NY
   14     Southglen Center                     12035-12055 Metcalf Ave.                   Overland Park         KS
   15     Northgate Shopping Center            7100 West State Street                     Boise                 ID
   16     ANAParkTowne Apartments              290 Wilson Avenue                          Perris                CA
   17     Sunvilla Estates                     91 Cabernet Parkway                        Reno                  NV
   18     Pecan Square Apartments              3535 Webb Chapel Extension                 Dallas                TX
   19     Santee Town Center                   Town Center Parkway                        Santee                CA
  111     Mark Twain                           170 Steamboat Lane                         Ballwin               MO
  112     220 East 22nd Street                 220 East 22nd Street                       New York              NY
  113     Hunter Mill Plaza                    2946-2952 Chain Bridge Road (Route 123)    Oakton                VA
  207     Wisconsin Rapids-Public Warehouse    1941 Engle Rd.                             Wisconsin Rapids      WI
  114     Sierra Apartments and Townhomes      2901 Haine Drive                           Harlingen             TX
   20     Briarhill Apartments                 140 West Hill Avenue                       Fullerton             CA
   22     Emorywoods Apartments                2085 Powell Lane                           DeKalb County         GA
   21     Canyon View Apartments               7400 Pirates Cove Road                     Las Vegas             NV
  216     Northwood Apartments                 4200 Loch Raven Blvd.                      Baltimore             MD
   26     Rainbow Professional Center          2655-2685 S. Rainbow Blvd.                 Las Vegas             NV
   23     Cedar Crest Square Shopping Center   Quentin Road                               Lebanon               PA
   25     Ocotillo Plaza                       2415-2501 E. Tropicana                     Las Vegas             NV
  115     Greentree Apartments                 710 Appletree Court                        Claymont              DE
   27     Coral Gables Apartments              10522 Beechnut                             Houston               TX
   30     Heritage Place Shopping Center       63 Church Street                           Flemington            NJ
  117     Gardner Street Apartments            75, 84, 88 & 90 Gardner Street             Allston               MA
   29     Trailer Rancho Mobile Home Park      3499 East Bayshore Rd.                     Redwood City          CA
   28     Sorrento Pines                       4104-4122 Sorrento Valley Blvd.            San Diego             CA
   32     El Encanto Villas                    1151 Walnut Avenue                         Tustin                CA
   35     Comfort Inn-Buckhead                 2115 Piedmont Road, NE                     Atlanta               GA
  118     210 East 22nd Street                 210 East 22nd Street                       New York              NY
  119     Shops of Dunwoody                    550 Chamblee Dunwoody Road                 Dunwoody              GA
   33     Coral Island Apartments              4700 South Kirkwood                        Houston               TX
  116     Kings Point Plaza                    W. Atlantic Ave. and Carter/Jog Road       Delray Beach          FL
  120     Yarn Mill                            210 Pine Street                            Manchester            CT
  121     Fox Meadows                          1457 Burke Avenue N.E.                     Grand Rapids          MI
   37     Post Falls Factory Outlet Center     4037 Riverbend Avenue                      Post Falls            ID
  213     Hollyview Apartments                 5555 Hollyview                             Houston               TX
   38     Charleston Square (Phase I)          4420-4480 E. Charleston Blvd               Las Vegas             NV
   39     Chateau Montagne Apartments          2628 I-85 Access+M3 Road                   DeKalb County         GA
  124     Duval Villa                          4305 Duval Street                          Austin                TX
  122     Windtree I & II Apartments           3630 and 3631 Brennan Blvd.,               Amarillo              TX
                                               Randall/Potter
  214     Willowbend Apartments                13949 Bammel North                         Houston               TX
  126     Schofield Warehouse                  3606 Concord Avenue                        Schofield             WI
  125     Shoppes at Sawgrass Commons          13001-13191 West Sunrise Blvd.             Sunrise               FL
   40     Suntree Apartments                   3040 Suntree Plaza                         Kansas City           KS
   41     City Centre Office Building          200 Pine Avenue                            Long Beach            CA
  217     Hampton House Apartments             204 East Joppa Road                        Baltimore Count       MD
  127     Van Mark Apartments                  3980 Old Sterlington Road                  Monroe                LA
  130     Quality Logistics                    1709 I-45 South                            Hutchins              TX
  128     Cedar Creek Apartments               3991 Camino Juliana                        Santa Fe              NM
  129     Carroll Plaza Shopping Center        250 Englar Road                            Westminster           MD
  131     Cedar Ridge                          2082 Knoll Crest                           Arlington             TX
   42     Peppertree Business Park             10656-10792 Roselle Street                 San Diego             CA
   43     Medical Arts Shopping Center         4700-4845 Walters Avenue                   Savannah              GA
  134     35 Main Street                       35 Main Street                             Westport              CT
   45     Warwick Apartments                   3330 Webb Chapel Extension                 Dallas                TX
  135     Hacienda Healthcare                  361 East Grangeville Boulevard             Hanford               CA
  136     Sutton Park Apartments               517 East Edgewood Blvd                     Lansing               MI
   46     ANA Vermont Breeze Apts              12901 S. Vermont Avenue                    Gardena               CA
  137     Zelda Place Shopping Center          2900-3000 Zelda Road                       Montgomery            AL
  138     The Spanish Mission Apartments       422 Connell Road                           Valdosta              GA
   47     ANA Towngate                         23227 Hemlock Avenue                       Moreno Valley         CA
  140     Commerce Plaza                       7000-7034 Commerce Street                  Springfield           VA
  141     Blue River Apartments                1251 Adams Avenue                          Silverthorne          CO





                                                                                    STATED     REM
                                                                                     REM      AMORT
CONTROL    ZIP       ORIGINAL        CURRENT      % OF    CUMULATIVE    MORTGAGE     TERM     TERM                 MATURITY
NO.        CODE      BALANCE         BALANCE      POOL    % OF POOL       RATE      (MO.)     (MO.)    ORIG DATE     DATE
    1     93065     $24,100,000     $24,074,864   3.72%       3.72%       8.050%      119      299       2/16/96    3/1/06
    2     89103      16,875,000      16,821,585   2.60        6.32        8.020       129      297      12/18/95    1/1/07
    4     89122      15,000,000      15,000,000   2.32        8.64        7.860        60      360        3/6/96    4/1/01
  101     06040      10,925,000      10,903,261   1.68       10.32        8.090       117      357      12/22/95    1/1/06
    6     40222      10,800,000      10,800,000   1.67       11.99        8.500       120      300        3/6/96    4/1/06
  102     89109      10,750,000      10,735,526   1.66       13.65        8.000       118      358       1/26/96    2/1/06
  103     89109      10,750,000      10,735,526   1.66       15.31        8.000       118      358       1/26/96    2/1/06
    7     92069      10,200,000      10,178,307   1.57       16.88        7.760       117      357      12/27/95    1/1/06
  104     10038      10,050,000      10,025,710   1.55       18.43        8.250       117      327      12/15/95    1/1/06
    8     91355      10,000,000       9,993,584   1.54       19.97        8.220       179      359       2/29/96    3/1/11
    9     92407       9,820,000       9,805,466   1.52       21.49        7.530        58      358       1/31/96    2/1/01
  105     42038       9,600,000       9,570,125   1.48       22.97        8.125       117      297      12/28/95    1/1/06
   10     08203       8,500,000       8,500,000   1.31       24.28        8.520        84      300        3/1/96    4/1/03
   11     76205       8,480,000       8,480,000   1.31       25.59        8.350       120      360        3/6/96    4/1/06
   12     22044       8,100,000       8,079,918   1.25       26.84        8.440       116      356      11/21/95   12/1/05
   13     80526       8,000,000       7,989,031   1.23       28.07        7.910       118      358        1/4/96    2/1/06
  107     92084       8,000,000       7,985,069   1.23       29.31        8.750       118      298        1/2/96    2/1/06
  108     43229       7,800,000       7,786,890   1.20       30.51        8.000       118      328       1/23/96    2/1/06
  109     10036       7,700,000       7,680,960   1.19       31.70        8.125       117      327      12/15/95    1/1/06
   14     66126       7,600,000       7,594,668   1.17       32.87        7.780       119      359        2/6/96    3/1/06
   15     83703       7,275,000       7,270,629   1.12       33.99        8.540       119      359       2/29/96    3/1/06
   16     92571       7,240,000       7,235,336   1.12       35.11        8.200       119      359       2/29/96    3/1/06
   17     89512       7,150,000       7,150,000   1.10       36.22        8.240       120      360        3/6/96    4/1/06
   18     75220       7,040,000       7,035,189   1.09       37.30        7.910       119      359        2/9/96    3/1/06
   19     92071       7,000,000       6,992,887   1.08       38.38        8.210        83      299       2/29/96    3/1/03
  111     63011       6,800,000       6,771,112   1.05       39.43        8.000       116      296      11/14/95   12/1/05
  112     10010       6,600,000       6,584,049   1.02       40.45        8.250       117      327      12/15/95    1/1/06
  113     22124       6,355,000       6,335,304   0.98       41.43        8.150       117      297      12/15/95    1/1/06
  207     54494       6,300,000       6,294,267   0.97       42.40        8.880       119      299        3/1/96    3/1/06
  114     78550       6,000,000       5,991,773   0.93       43.32        7.910       118      358       1/12/96    2/1/06
   20     92632       5,850,000       5,841,167   0.90       44.23        7.430        58      358       1/31/96    2/1/01
   22     30033       5,800,000       5,794,193   0.90       45.12        8.300       179      299       2/27/96    3/1/11
   21     89128       5,800,000       5,791,603   0.89       46.02        7.640       118      358        1/2/96    2/1/06
  216     21218       5,550,000       5,545,759   0.86       46.87        8.500        83      329        3/1/96    3/1/03
   26     89102       5,503,300       5,503,300   0.85       47.72        9.120        84      300        3/1/96    4/1/03
   23     17042       5,500,000       5,482,954   0.85       48.57        8.150       117      297      12/28/95    1/1/06
   25     89121       5,475,000       5,459,181   0.84       49.41        8.580       117      297       12/4/95    1/1/06
  115     19703       5,200,000       5,186,918   0.80       50.22        8.030        81      327      12/14/95    1/1/03
   27     77072       5,050,000       5,046,356   0.78       51.00        7.640        83      359       2/10/96    3/1/03
   30     08822       5,000,000       5,000,000   0.77       51.77        9.140        60      300        3/5/96    4/1/01
  117     02134       5,000,000       4,994,635   0.77       52.54        7.875        83      299        2/9/96    3/1/03
   29     94063       5,000,000       4,993,254   0.77       53.31        7.990       118      358       1/17/96    2/1/06
   28     92121       5,000,000       4,983,916   0.77       54.08        7.920        81      297      12/27/95    1/1/03
   32     92680       4,950,000       4,942,600   0.76       54.84        7.480        58      358       1/31/96    2/1/01
   35     30324       4,850,000       4,843,240   0.75       55.59        9.560       239      239       2/29/96    3/1/16
  118     10010       4,850,000       4,838,278   0.75       56.34        8.250       117      327      12/15/95    1/1/06
  119     30338       4,850,000       4,835,211   0.75       57.09        8.250       117      297      12/29/95    1/1/06
   33     77072       4,790,000       4,786,544   0.74       57.83        7.640        83      359       2/10/96    3/1/03
  116     33446       4,777,000       4,772,827   0.74       58.56        9.125       119      299        3/1/96    3/1/06
  120     06040       4,578,500       4,569,390   0.71       59.27        8.090       117      357      12/22/95    1/1/06
  121     49505       4,550,000       4,542,240   0.70       59.97        7.920       118      328       1/25/96    2/1/06
   37     83854       4,500,000       4,487,356   0.69       60.67        8.750       117      297      12/21/95    1/1/06
  213     77091       4,450,000       4,446,472   0.69       61.35        8.300        83      329       2/29/96    3/1/03
   38     89104       4,325,000       4,325,000   0.67       62.02        8.520       120      300        3/4/96    4/1/06
   39     30345       4,232,000       4,227,693   0.65       62.67        8.200       179      299       2/27/96    3/1/11
  124     78751       4,220,000       4,206,822   0.65       63.32        8.420       115      355      10/18/95   11/1/05
  122     79121       4,137,000       4,133,613   0.64       63.96        8.125       119      329        2/8/96    3/1/06
  214     77066       4,125,000       4,121,730   0.64       64.60        8.300        83      329       2/29/96    3/1/03
  126     54476       4,125,000       4,121,246   0.64       65.24        8.880       119      299        3/1/96    3/1/06
  125     33323       4,100,000       4,087,498   0.63       65.87        8.250       117      297      12/29/95    1/1/06
   40     66103       3,960,000       3,960,000   0.61       66.48        8.360       120      360        3/6/96    4/1/06
   41     90802       3,937,000       3,933,309   0.61       67.09        8.700       119      299       2/29/96    3/1/06
  217     21286       3,900,000       3,900,000   0.60       67.69        8.250       120      300        3/5/96    4/1/06
  127     71203       3,900,000       3,887,533   0.60       68.29        7.959       117      297      12/19/95    1/1/06
  130     75141       3,878,000       3,878,000   0.60       68.89        8.875        84      300        3/4/96    4/1/03
  128     87501       3,850,000       3,842,584   0.59       69.48        8.250       297      357      12/11/95    1/1/21
  129     21157       3,822,000       3,818,220   0.59       70.07        8.375        83      299       2/21/96    3/1/03
  131     76014       3,750,000       3,738,330   0.58       70.65        8.125       117      297      12/28/95    1/1/06
   42     92121       3,680,000       3,667,989   0.57       71.22        7.830        57      297      12/12/95    1/1/01
   43     31405       3,650,000       3,640,176   0.56       71.78        9.010        57      297      12/11/95    1/1/01
  134     06880       3,600,000       3,585,608   0.55       72.33        8.375       116      296       12/1/95   12/1/05
   45     75220       3,500,000       3,497,754   0.54       72.88        8.220       119      359       2/29/96    3/1/06
  135     93230       3,500,000       3,496,943   0.54       73.42        9.125       119      299       2/27/96    3/1/06
  136     48911       3,400,000       3,394,285   0.52       73.94        8.000       118      328       1/22/96    2/1/06
   46     90247       3,400,000       3,392,725   0.52       74.46        7.730        57      357      12/21/95    1/1/01
  137     36116       3,306,000       3,303,474   0.51       74.97        8.500       119      329        2/9/96    3/1/06
  138     31602       3,300,000       3,297,350   0.51       75.48        8.230       119      329       2/29/96    3/1/06
   47     92571       3,300,000       3,295,096   0.51       75.99        7.510        58      358       1/29/96    2/1/01
  140     22150       3,175,000       3,165,120   0.49       76.48        8.125       117      297       12/8/95    1/1/06
  141     80498       3,130,000       3,125,891   0.48       76.96        8.125       298      358        1/4/96    2/1/21




                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                    ANNEX A


CONTROL
NO.       PROPERTY TYPE                                          PREPAYMENT RESTRICTIONS
    1     Anchored Shopping Center    5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
    2     Anchored Shopping Center    5 yr 9 mos lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 6 mos open
    4     Mobile Home Park            3 yr lock, 6 mos @ 4%, 3, 2, 3 mos @ 1%, 3 mos open
  101     Multifamily                 1 yr lock,YM-yr 9.5, 6 mos open
    6     Anchored Shopping Center    5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
  102     Multifamily                 1 yr lock, >1% or YM-yr 9.5, 6 mos open
  103     Multifamily                 1 yr lock, >1% or YM-yr 9.5, 6 mos open
    7     Multifamily                 5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
  104     Multifamily                 4 yr lock, >1% or YM-yr 6, yr 7-9: 4%-2%, 1st 6 mos of yr 10: 1%, 6 mos open
    8     Anchored Shopping Center    8 yr lock, yearly @ 6%, 5.25, 4.5, 3.75, 3, 2.25, 9 mos @ 1.5%, 3 mos open
    9     Multifamily                 3 yr 3 mos lock, 6 mos @ 4%, 3, 3 mos @ 2%, 6 mos open
  105     Unanchored Shopping Center  4 yr lock, >1% or YM-yr 9.5, 6 mos open
   10     Anchored Shopping Center    4 yr lock, yearly @ 4%, 3, 6 mos @ 2%, 3 mos @ 1%, 3 mos open
   11     Multifamily                 5 yrs 3 mos lock, yearly @ 5%, 4, 3, 2, 3 mos @ 1%, 6 mos open
   12     Unanchored Shopping Center  5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
   13     Multifamily                 5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
  107     Continuum Care              4 yr lock, >1% or YM-yr 9.5, 6 mos open
  108     Multifamily                 No lock, >1% or YM-yr 9.5, 6 mos open
  109     Multifamily                 4 yr lock, >1% or YM-yr 6, yr 7-9: 4%-2%, 1st 6 mos of yr 10: 1%, 6 mos open
   14     Anchored Shopping Center    5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
   15     Anchored Shopping Center    5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
   16     Multifamily                 5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
   17     Mobile Home Park            5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
   18     Multifamily                 5 yrs 3 mos lock, yearly @ 5%, 4, 3, 2, 3 mos @ 1%, 6 mos open
   19     Anchored Shopping Center    4 yr lock, yearly @ 4%, 3, 6 mos @ 2%, 3 mos @ 1%, 3 mos open
  111     Multifamily                 5 yr lock, >1% or YM-yr 9.5, 6 mos open
  112     Multifamily                 4 yr lock, >1% or YM-yr 6, yr 7-9: 4%-2%, 1st 6 mos of yr 10: 1%, 6 mos open
  113     Unanchored Shopping Center  5 yr lock, >1% or YM-yr 8, 24 mos open
  207     Industrial                  4 yr lock, >1% or YM-yr 9.5, 6 mos open
  114     Multifamily                 No lock, >1% or YM-yr 9.5, 6 mos open
   20     Multifamily                 3 yr 3 mos lock, 6 mos @ 4%, 3, 3 mos @ 2%, 6 mos open
   22     Multifamily                 8 yr lock, yearly @ 6%, 5.25, 4.5, 3.75, 3, 2.25, 9 mos @ 1.5%, 3 mos open
   21     Multifamily                 5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
  216     Multifamily                 2 yr lock, >1% or YM-yr 6.5, 6 mos open
   26     Office                      4 yr lock, yearly @ 4%, 3, 6 mos @ 2%, 3 mos @ 1%, 3 mos open
   23     Anchored Shopping Center    5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
   25     Anchored Shopping Center    5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
  115     Multifamily                 3 yr lock, >1% or YM-yr 6.5, 6 mos open
   27     Multifamily                 4 yr lock, yearly @ 4%, 3, 6 mos @ 2%, 3 mos @ 1%, 3 mos open
   30     Unanchored Shopping Center  3 yr lock, 6 mos @ 4%, 3, 2, 3 mos @ 1%, 3 mos open
  117     Multifamily                 3 yr lock, >1% or YM-yr 6, 12 mos open
   29     Mobile Home Park            5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
   28     Industrial                  4 yr lock, yearly @ 4%, 3, 6 mos @ 2%, 3 mos @ 1%, 3 mos open
   32     Multifamily                 3 yr 3 mos lock, 6 mos @ 4%, 3, 3 mos @ 2%, 6 mos open
   35     Hospitality                 10 yr lock, yearly @ 8%, 7, 6, 5, 4, 3, 2, 33 mos @ 1%, 3 mos open
  118     Multifamily                 4 yr lock, >1% or YM-yr 6, yr 7-9: 4%-2%, 1st 6 mos of yr 10: 1%, 6 mos open
  119     Unanchored Shopping Center  4 yr lock, >1% or YM-yr 9.5, 6 mos open
   33     Multifamily                 4 yr lock, yearly @ 4%, 3, 6 mos @ 2%, 3 mos @ 1%, 3 mos open
  116     Unanchored Shopping Center  4 yr lock, >1% or YM-yr 9.5, 6 mos open
  120     Multifamily                 1 yr lock,YM-yr 9.5, 6 mos open
  121     Multifamily                 6 yr lock, >1% or YM-yr 9.5, 6 mos open
   37     Unanchored Shopping Center  5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
  213     Multifamily                 2 yr lock, >1% or YM-yr 6.5, 6 mos open
   38     Anchored Shopping Center    5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
   39     Multifamily                 8 yr lock, yearly @ 6%, 5.25, 4.5, 3.75, 3, 2.25, 9 mos @ 1.5%, 3 mos open
  124     Multifamily                 No lock, >1% or YM-yr 9.5, 6 mos open
  122     Multifamily                 4 yr lock, >1% or YM-yr 9.5, 6 mos open
  214     Multifamily                 2 yr lock, >1% or YM-yr 6.5, 6 mos open
  126     Industrial                  4 yr lock, >1% or YM-yr 9.5, 6 mos open
  125     Unanchored Shopping Center  4 yr lock, >1% or YM-yr 9.5, 6 mos open
   40     Multifamily                 5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
   41     Office                      5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
  217     Multifamily                 5 yr lock, >1% or YM-yr 9.5, 6 mos open
  127     Multifamily                 5 yr lock, >1% or YM-yr 9.5, 6 mos open
  130     Industrial                  3 yr lock, >1% or YM-yr 6.5, 6 mos open
  128     Sec. 42                     15 yr lock, 10 yr open
  129     Unanchored Shopping Center  3 yr lock, >1% or YM-yr 6.5, 6 mos open
  131     Multifamily                 5 yr lock, >1% or YM-yr 9.5, 6 mos open
   42     Industrial                  3 yr lock, 6 mos @ 4%, 3, 2, 3 mos @ 1%, 3 mos open
   43     Anchored Shopping Center    2 yr 6 mos lock, 27 mos @ 1%, 3 mos open
  134     Unanchored Shopping Center  5 yr lock, >1% or YM-yr 6, yr 7-yr 9: 4%-2%, 1%-yr 9.5, 6 mos open
   45     Multifamily                 5 yrs 3 mos lock, yearly @ 5%, 4, 3, 2, 3 mos @ 1%, 6 mos open
  135     Nursing                     4 yr lock, >1% or YM-yr 9.5, 6 mos open
  136     Multifamily                 1 yr lock, >1% or YM-yr 9.5, 6 mos open
   46     Multifamily                 3 yr lock, 6 mos @ 4%, 3, 2, 3 mos @ 1%, 3 mos open
  137     Unanchored Shopping Center  4 yr lock, >1% or YM-yr 6, yr 7-yr 8: 3%-2%, 1%-yr 9.5, 6 mos open
  138     Multifamily                 5 yr lock, >1% or YM-yr 9.5, 6 mos open
   47     Multifamily                 3 yr lock, 6 mos @ 4%, 3, 2, 3 mos @ 1%, 3 mos open
  140     Unanchored Shopping Center  5 yr lock, >1% or YM-yr 8, 24 mos open
  141     Sec. 42                     15 yr lock, 10 yr open







                                                                                                             LOAN PER
                                                                                          SQ FT. UNITS     SQ FT. UNIT
CONTROL    DEBT                          APPRAISED  APPRAISAL  CURRENT  BALLOON  YEAR      BEDS, PADS        BED, PAD
NO.       SERVICE      NCF      DSCR       VALUE      YEAR       LTV      LTV    BUILT     OR ROOMS          OR ROOM
  1     $2,241,680  $2,887,051  1.29x   $32,140,000   1995      74.91%   60.81%  1960     288,677sqft          83/sqft
  2      1,565,612   2,014,651  1.29     22,500,000   1995      74.76    58.61   1986     169,297sqft          99/sqft
  4      1,303,251   1,594,846  1.22     18,860,000   1996      79.53    75.59   1989         532pads      28,195/pads
101        970,203   1,228,525  1.27     14,800,000   1995      73.67    64.98   1989         288units     37,859/units
  6      1,043,574   1,304,597  1.25     14,600,000   1996      73.97    60.65   1965     150,141sqft          72/sqft
102        946,556   1,208,869  1.28     14,750,000   1995      72.78    64.04   1980         376units     28,552/units
103        946,556   1,208,869  1.28     14,750,000   1995      72.78    64.04   1979         376units     28,552/units
  7        877,735   1,129,563  1.29     12,900,000   1995      78.90    69.14   1989         264units     38,554/units
104        925,618   1,332,278  1.44     16,400,000   1995      61.13    52.30   1979         196units     51,152/units
  8        898,990   1,416,513  1.58     15,450,000   1995      64.68    50.21   1969     158,505sqft          63/sqft
  9        826,377   1,049,965  1.27     12,860,000   1995      76.25    72.35   1991         300units     32,685/units
105        898,693   1,353,960  1.51     16,600,000   1995      57.65    46.99   1988     161,750sqft          59/sqft
 10        822,707   1,130,201  1.37     12,000,000   1996      70.83    63.14   1990     126,588sqft          67/sqft
 11        771,654   1,001,541  1.30     10,600,000   1996      80.00    70.79   1985         360units     23,556/units
 12        743,255   1,044,939  1.41     11,300,000   1995      71.50    63.54   1984      70,890sqft         114/sqft
 13        698,400     951,028  1.36     10,900,000   1995      73.29    64.37   1968         253units     31,577/units
107        789,258   1,195,116  1.51     11,600,000   1995      68.84    56.88   1983         189beds      42,249/beds
108        702,398     923,811  1.32     10,500,000   1995      74.16    63.04   1969         466units     16,710/units
109        701,270     944,039  1.35     11,000,000   1995      69.83    59.57   1981         111units     69,198/units
 14        655,260     822,250  1.25     10,600,000   1995      71.65    62.72   1995      80,028sqft          95/sqft
 15        673,738     889,873  1.32      9,650,000   1995      75.34    66.95   1984     216,659sqft          34/sqft
 16        649,649     790,849  1.22      9,050,000   1995      79.95    70.58   1991         200units     36,177/units
 17        643,984     792,866  1.23      9,400,000   1996      76.06    67.16   1987         324pads      22,068/pads
 18        614,592     793,026  1.29      8,800,000   1995      79.95    70.17   1982         440units     15,989/units
 19        660,054     924,430  1.40     10,800,000   1995      64.75    57.49   1990      69,829sqft         100/sqft
111        629,802     819,395  1.30      9,225,000   1995      73.40    59.70   1973         251units     26,977/units
112        607,869     799,037  1.31     11,600,000   1995      56.76    48.55   1922         127units     51,843/units
113        596,185     803,409  1.35      9,200,000   1995      68.86    56.16   1985      42,609sqft         149/sqft
207        628,232   1,333,734  2.12     10,000,000   1996      62.94    52.12   1977     472,500sqft          13/sqft
114        523,800     716,953  1.37      7,650,000   1995      78.32    68.79   1985         208units     28,807/units
 20        487,488     625,716  1.28      7,800,000   1995      74.89    70.99   1985         128units     45,634/units
 22        551,089     732,054  1.33      7,700,000   1996      75.25    48.78   1949         260units     22,285/units
 21        493,343     637,683  1.29      7,250,000   1995      79.88    69.77   1989         138units     41,968/units
216        522,638     760,576  1.46      8,000,000   1996      69.32    63.41   1938         391units     14,184/units
 26        559,639     699,543  1.25      7,800,000   1996      70.56    63.46   1992      55,527sqft          99/sqft
 23        515,974     723,409  1.40      7,400,000   1995      74.09    60.43   1988     125,995sqft          44/sqft
 25        532,581     752,264  1.41      7,300,000   1995      74.78    61.61   1974      72,142sqft          76/sqft
115        469,540     625,275  1.33      8,100,000   1995      64.04    58.29   1968         286units     18,136/units
 27        429,549     578,905  1.35      6,800,000   1995      74.21    68.43   1979         326units     15,480/units
 30        509,282     688,911  1.35      7,800,000   1996      64.10    59.96   1940      49,115sqft         102/sqft
117        458,132     571,749  1.25      6,800,000   1995      73.45    64.86   1966         112units     44,595/units
 29        439,841     546,888  1.24      6,300,000   1995      79.26    69.73   1962         142pads      35,164/pads
 28        459,915     633,284  1.38      6,690,000   1995      74.50    65.98   1979     114,497sqft          44/sqft
 32        414,520     515,305  1.24      6,965,000   1995      70.96    67.31   1969         116units     42,609/units
 35        544,783     775,896  1.42      7,800,000   1996      62.09      N/A   1967         185rooms     26,180/rooms
118        446,691     582,615  1.30      7,000,000   1995      69.12    59.13   1983          88units     54,980/units
119        458,878     610,362  1.33      6,500,000   1995      74.39    60.81   1981      69,701sqft          69/sqft
 33        407,433     526,823  1.29      6,100,000   1995      78.47    72.35   1982         316units     15,147/units
116        485,977     657,072  1.35      6,400,000   1995      74.58    62.09   1973      75,332sqft          63/sqft
120        406,597     522,693  1.29      6,100,000   1995      74.91    66.08   1988         123units     37,150/units
121        406,764     529,571  1.30      6,700,000   1995      67.79    57.52   1951         268units     16,949/units
 37        443,958     669,923  1.51      6,500,000   1995      69.04    57.10   1994      61,304sqft          73/sqft
213        411,685     548,647  1.33      6,050,000   1995      73.50    67.05   1981         328units     13,556/units
 38        418,613     560,122  1.34      5,800,000   1996      74.57    61.17   1979      66,923sqft          65/sqft
 39        398,711     499,837  1.25      5,300,000   1995      79.77    51.50   1968         208units     20,325/units
124        386,510     551,993  1.43      5,970,000   1995      70.47    62.63   1969         111units     37,899/units
122        376,773     504,471  1.34      6,825,000   1995      60.57    51.58   1980         276units     14,977/units
214        381,618     482,857  1.27      5,800,000   1995      71.06    64.83   1980         333units     12,378/units
126        411,342     738,935  1.80      5,500,000   1996      74.93    62.05   1980     281,250sqft          15/sqft
125        387,918     537,596  1.39      5,800,000   1995      70.47    57.61   1995      48,004sqft          85/sqft
 40        360,738     440,102  1.22      5,180,000   1995      76.45    67.64   1965         215units     18,419/units
 41        386,810     510,648  1.32      5,250,000   1995      74.92    61.78   1926      61,042sqft          64/sqft
217        368,995     481,112  1.30      6,800,000   1996      57.35    46.74   1964         205units     19,024/units
127        359,940     477,147  1.33      5,200,000   1995      74.76    60.68   1985         144units     26,997/units
130        386,553     483,163  1.25      5,200,000   1996      74.58    66.83   1986     242,500sqft          16/sqft
128        347,085     434,421  1.25      4,700,000   1995      81.76    30.58   1994          94units     40,879/units
129        365,454     493,370  1.35      5,800,000   1996      65.83    58.60   1966      87,471sqft          44/sqft
131        351,052     494,530  1.41      5,000,000   1995      74.77    60.94   1981         121units     30,895/units
 42        335,876     479,041  1.43      5,000,000   1995      73.36    67.90   1984      91,609sqft          40/sqft
 43        367,868     519,226  1.41      5,570,000   1995      65.35    61.22   1958      61,887sqft          59/sqft
134        344,227     470,549  1.37      7,050,000   1995      50.86    41.74   1920      18,466sqft         194/sqft
 45        314,647     413,686  1.31      4,420,000   1996      79.13    69.89   1982         320units     10,930/units
135        356,065     622,100  1.75      5,000,000   1995      69.94    58.23   1965         130beds      26,900/beds
136        306,174     415,878  1.36      6,000,000   1995      56.57    48.09   1975         288units     11,786/units
 46        291,732     404,002  1.38      4,250,000   1995      79.83    75.95   1963         104units     32,622/units
137        311,323     406,338  1.31      5,100,000   1995      64.77    55.62   1986      70,933sqft          47/sqft
138        303,391     413,454  1.36      4,400,000   1996      74.94    63.97   1973         150units     21,982/units
 47        277,160     400,642  1.45      4,820,000   1995      68.36    64.86   1983         168units     19,614/units
140        297,224     387,475  1.30      4,850,000   1995      65.26    53.19   1982      31,722sqft         100/sqft
141        278,882     354,111  1.27      3,640,000   1995      85.88    31.82   1995          78units     40,076/units






                                                                                           LARGEST RETAIL TENANT
                         INITIAL        OTHER                            -----------------------------------------------------------
CONTROL   OCCUPANCY      RESERVES      RESERVES                                                            AREA           % OF TOTAL
NO.       PERCENTAGE    AT CLOSING    AT CLOSING     ONGOING RESERVES             NAME               LEASED (SQ. FT.)    AREA LEASED
    1        97.18%      $ 69,125        --             $0               Edwards Theatre                   31,695           10.98%
    2        99.29         --            --              0               Price Rite                        60,560           35.77
    4        97.90         --            --             50per pad        N/A                                  N/A             N/A
  101        98.90          6,375        --            200per unit       N/A                                  N/A             N/A
    6        95.65        993,125        --              0               Kroger                            55,955           37.27
  102        92.00        100,313        --            238per unit       N/A                                  N/A             N/A
  103        92.00        101,563        --            238per unit       N/A                                  N/A             N/A
    7        91.67         35,750        --            200per unit       N/A                                  N/A             N/A
  104       100.00        322,500        --            325per unit       N/A                                  N/A             N/A
    8        92.12         --            --              0               Food 4 Less                       54,930           34.66
    9        87.33         --            --            200per unit       N/A                                  N/A             N/A
  105        97.10         30,000        --            .10per sq. ft.    Bugle Boy                          7,500            4.64
   10        81.77         --            15,000          0               Fleming Food                      30,000           23.70
   11        96.11         73,125        --            293per unit       N/A                                  N/A             N/A
   12       100.00         --            --              0               The Gap                           18,000           25.39
   13        98.40         --            --            250per unit       N/A                                  N/A             N/A
  107        92.06         41,250        --            256per unit       N/A                                  N/A             N/A
  108        92.05          8,125        --            283per unit       N/A                                  N/A             N/A
  109       100.00         84,063        --            435per unit       N/A                                  N/A             N/A
   14       100.00         22,102        47,944          0               Bed, Bath & Beyond                50,028           62.51
   15        98.16         --            --              0               Troutman Investments              32,672           15.08
   16        94.78         --            --            235per unit       N/A                                  N/A             N/A
   17        99.69         --            --             50per pad        N/A                                  N/A             N/A
   18        91.14        261,031        --            225per unit       N/A                                  N/A             N/A
   19        90.60         10,625        --              0               Hometown Buffet                   10,800           15.47
  111        94.02         91,125        --            302per unit       N/A                                  N/A             N/A
  112       100.00         45,000        --            372per unit       N/A                                  N/A             N/A
  113        92.09         14,375        --            .68per sq. ft.    Blockbuster Video                  4,181            9.81
  207       100.00         --            --            .10per sq. ft.    Warehousing of Wisconsin         263,175           55.70
  114        99.04          5,400        --            218per unit       N/A                                  N/A             N/A
   20        94.53         --            --            200per unit       N/A                                  N/A             N/A
   22        99.57        237,700        --            285per unit       N/A                                  N/A             N/A
   21        98.75         --            --            225per unit       N/A                                  N/A             N/A
  216        97.00        126,750        --            250per unit       N/A                                  N/A             N/A
   26        94.20         --            --              0               KDGO Holdings                      7,640           13.76
   23        86.15         --           425,000          0               Foodland (1)                      45,500           36.11
   25        98.75         --            --              0               Petsmart                          24,034           33.31
  115        86.40        226,094        --            275per unit       N/A                                  N/A             N/A
   27        93.87         86,931        --            250per unit       N/A                                  N/A             N/A
   30        88.29          1,313       150,000          0               Reebok                            15,525           31.61
  117        97.00          9,000        --            240per unit       N/A                                  N/A             N/A
   29        98.60         24,863        --             50per pad        N/A                                  N/A             N/A
   28       100.00         18,175        --              0               Qualcomm                          45,133           39.42
   32        94.51         --            --            200per unit       N/A                                  N/A             N/A
   35         0.00        328,475        --              0               N/A                                  N/A             N/A
  118       100.00         18,750        --            415per unit       N/A                                  N/A             N/A
  119        99.50         16,913        --            .10per sq. ft.    Joseph A. Banks                   10,998           15.78
   33        90.51         86,399        --            250per unit       N/A                                  N/A             N/A
  116        91.30         16,500        --            .29per sq. ft.    KP Famous Deli                     4,995            6.63
  120        96.70          2,813        --            200per unit       N/A                                  N/A             N/A
  121        95.52         76,563        --            225per unit       N/A                                  N/A             N/A
   37        98.03         --            --              0               Dress Barn                         5,155            8.41
  213        93.00         44,625        --            200per unit       N/A                                  N/A             N/A
   38        98.39         21,615        --              0               Von's Grocery                     36,800           54.99
   39        97.10         31,125        --          262.5per unit       N/A                                  N/A             N/A
  124        94.59         54,120        --            235per unit       N/A                                  N/A             N/A
  122        94.00        101,713        --            318per unit       N/A                                  N/A             N/A
  214        95.00         18,820        --            200per unit       N/A                                  N/A             N/A
  126       100.00         --            --            .10per sq. ft.    Warehousing of Wisconsin         281,250          100.00
  125       100.00         --            75,000        .22per sq. ft.    Just For Feet                     17,000           35.41
   40        90.23        211,188        --            250per unit       N/A                                  N/A             N/A
   41       100.00          7,500        --              0               City of Long Beach                10,226           16.75
  217        90.20        206,250        --            208per unit       N/A                                  N/A             N/A
  127        97.90          2,500        --            200per unit       N/A                                  N/A             N/A
  130       100.00         --            --            .10per sq. ft.    Quality Logistics                242,500          100.00
  128       100.00         --            --            200per unit       N/A                                  N/A             N/A
  129        93.70         --           150,000        .16per sq. ft.    Reliable Stores, Inc.             23,110           26.42
  131        97.52         95,875        --            370per unit       N/A                                  N/A             N/A
   42       100.00         18,875        --              0               Aetrium Inc.                      41,610           45.42
   43        94.51        106,841        --              0               Revco                             12,000           19.39
  134       100.00         18,688        --            .41per sq. ft.    Barney's America, Inc.             4,900           26.54
   45        97.50        204,619        --            225per unit       N/A                                  N/A             N/A
  135        91.10            500        --            250per unit       N/A                                  N/A             N/A
  136        89.60        307,681        --            289per unit       N/A                                  N/A             N/A
   46        89.42         17,750        --            200per unit       N/A                                  N/A             N/A
  137        92.65         --            --            .25per sq. ft.    The Mandarin Chinese Restaurant    6,742            9.50
  138        98.00         62,564        --            307per unit       N/A                                  N/A             N/A
   47        98.80         22,000        --            235per unit       N/A                                  N/A             N/A
  140        85.61         12,313        --            .75per sq. ft.    Waterbedland                       3,562           11.23
  141       100.00            313        --            200per unit       N/A                                  N/A             N/A



CONTROL   OCCUPANCY     LEASE        CONTROL
NO.       PERCENTAGE  EXP. DATE        NO.
    1        97.18%    05/31/11          1
    2        99.29     12/31/06          2
    4        97.90          N/A          4
  101        98.90          N/A        101
    6        95.65     02/01/16          6
  102        92.00          N/A        102
  103        92.00          N/A        103
    7        91.67          N/A          7
  104       100.00          N/A        104
    8        92.12     11/01/20          8
    9        87.33          N/A          9
  105        97.10     08/31/97        105
   10        81.77     07/31/10         10
   11        96.11          N/A         11
   12       100.00     01/31/05         12
   13        98.40          N/A         13
  107        92.06          N/A        107
  108        92.05          N/A        108
  109       100.00          N/A        109
   14       100.00     08/14/10         14
   15        98.16     02/28/99         15
   16        94.78          N/A         16
   17        99.69          N/A         17
   18        91.14          N/A         18
   19        90.60     06/08/14         19
  111        94.02          N/A        111
  112       100.00          N/A        112
  113        92.09     10/31/00        113
  207       100.00     02/01/11        207
  114        99.04          N/A        114
   20        94.53          N/A         20
   22        99.57          N/A         22
   21        98.75          N/A         21
  216        97.00          N/A        216
   26        94.20     08/31/96         26
   23        86.15     11/30/04         23
   25        98.75     11/30/06         25
  115        86.40          N/A        115
   27        93.87          N/A         27
   30        88.29     04/30/00         30
  117        97.00          N/A        117
   29        98.60          N/A         29
   28       100.00     01/31/98         28
   32        94.51          N/A         32
   35         0.00          N/A         35
  118       100.00          N/A        118
  119        99.50     01/31/03        119
   33        90.51          N/A         33
  116        91.30     08/31/05        116
  120        96.70          N/A        120
  121        95.52          N/A        121
   37        98.03     12/31/00         37
  213        93.00          N/A        213
   38        98.39     06/01/09         38
   39        97.10          N/A         39
  124        94.59          N/A        124
  122        94.00          N/A        122
  214        95.00          N/A        214
  126       100.00     02/01/11        126
  125       100.00     02/28/10        125
   40        90.23          N/A         40
   41       100.00     09/30/98         41
  217        90.20          N/A        217
  127        97.90          N/A        127
  130       100.00     12/01/98        130
  128       100.00          N/A        128
  129        93.70     05/01/98        129
  131        97.52          N/A        131
   42       100.00     07/14/99         42
   43        94.51      4/30/06         43
  134       100.00     01/31/03        134
   45        97.50          N/A         45
  135        91.10          N/A        135
  136        89.60          N/A        136
   46        89.42          N/A         46
  137        92.65     04/30/00        137
  138        98.00          N/A        138
   47        98.80          N/A         47
  140        85.61     02/29/96        140
  141       100.00          N/A        141


CONTROL
NO.                  PROPERTY NAME                              ADDRESS                          CITY          STATE
   48     ANA Country HillsApts.               66900 Ironwood Drive                       Desert Hot Springs    CA
  142     Central High School                  30 West Colfax Avenue                      South Bend            IN
  143     KMart Plaza                          863 S. Main Street                         Lapeer                MI
                                               74 Main Street 680, 686 & 700 Worcester
  144     Hamilton Plaza West                  Rd.                                        Framingham            MA
   49     Bally's Scandinavian Health Spa      4733 Hills & Dales Road NW                 Canton                OH
  145     Melody Place Apartments              6852 Shady Brook Lane                      Dallas                TX
  147     Liberty West                         3526 Langrehr Road                         Baltimore             MD
  148     Spencerwood Shopping Center          9695 Spencer Highway                       Deer Park             TX
  149     Brookshire Apartments                3915 Hunters Ridge Road                    Lansing               MI
   52     Villa Del Sol                        3225 Long Beach Blvd.                      Long Beach            CA
  150     Terrace View VI                      6800-C Hunt Club Road                      Blacksburg            VA
   53     The Fountains of San Antonio         8630 Fairhaven                             San Antonio           TX
  152     Kinsor Towers                        1169 Ocean Avenue                          Brooklyn              NY
  153     1112 M Street                        1112 M Street                              Washington            DC
   69     Greenwood Plaza                      State Road 23 and Ironwood Drive           South Bend            IN
  154     Lakeview Village Apartments          8831 North 96th Street                     Milwaukee             WI
  155     Mark Greenville Apartments           481 Cypress Lane                           Greenville            MS
  156     Palm Oasis Apartments                802 North 30th Street                      Phoenix               AZ
   55     Island Breeze Apartments             1321-1325 Rosecrans Avenue                 Gardena               CA
   91     Vernitron Building                   1601 Precision Park Lane                   San Diego             CA
   56     Sepulveda/Victory Center             6411 Sepulveda Blvd.                       Van Nuys              CA
   59     Tuxedo Park Apartments               16548 NE Halsey                            Portland              OR
   64     Comfort Inn-West-Amarillo            2001 South Coulter Road                    Amarillo              TX
   57     Fox Plaza Shopping Center            131, 201, 231 San Pedro, S.E.              Albuquerque           NM
   58     Northwest Crossing Apartments        9640 & 9680 Timber Line Road               Dallas                TX
  158     Village @ Eland                      Route 113 & Ross Lane                      Phoenixville          PA
  157     Discovery Zone Center                20-30 Backus Avenue                        Danbury               CT
   63     Canyon Park Apartments               2454 West Campbell Avenue                  Phoenix               AZ
   61     Charlestowne South Apartments        2119 Lumpkin Road                          Augusta               GA
   60     Adams Square Apartments              229 South Adams Road                       Spokane               WA
   62     Clubview Gardens Apartments          3333 Webb Chapel Extension                 Dallas                TX
  160     Huntington Retirement Hotel          20920 Earl Street                          Torrance              CA
   65     Woodhaven Apartments                 1840 Killingsworth Road                    Augusta               GA
   67     Factory Square                       12 Water Street                            Mystic                CT
   68     Elmwood Apartments                   3593 Woodbrier Circle                      Tucker                GA
  161     Waples Mobile Home Park              Lee Higway (Route 29) at Via Drive         Fairfax               VA
  162     Royale Apartments                    3593 Buford Highway                        Atlanta               GA
   71     Arborwood Apartments                 200 Muller Garden                          Tyler                 TX
   73     Comfort Inn-Airport-Little Rock      3200 Bankhead                              Little Rock           AR
   72     Talla Villa Apartments               925 East Magnolia Drive                    Tallahassee           FL
   76     Garden Breeze Apartments             415 South Mount Vernon Ave.                San Bernadino         CA
   74     Huntington Office Center             900 Walt Whitman Road                      Melville              NY
   75     Highland Club Apartments             Ponce de Leon Ave & Frederica St.          Atlanta               GA
   78     Donna/Ventura                        19000-19030 Ventura Blvd.                  Tarzana               CA
  166     Roebuck Shopping Center              9323-9333 Parkway East                     Birmingham            AL
  167     The Courtyard                        3600 Woodman Drive                         Grand Chute           WI
  168     Fiesta Del Norte Shopping Center     6001 San Mateo Blvd.                       Albuquerque           NM
  170     Stephenson Mill                      322 East Colfax                            South Bend            IN
   80     Fox Valley Apartments                513 Valley Avenue                          Birmingham            AL
  171     2881-2883 Third Avenue               2881-2883 Third Avenue                     Bronx                 NY
   79     Morris Creek Apartments              982-B John Rolfe Drive                     Smithfield            VA
  172     Angels for the Elderly               44, 48, 52 Angels Court                    Montgomery            AL
   83     Comfort Inn-Oklahoma City            4017 N. W. 39th Expressway                 Oklahoma City         OK
   81     North Hills Tropicana Apartments     15015 Parthenia Street                     North Hills           CA
  174     Graystone Apartments                 1109 San Marcus Parkway                    San Marcus            TX
  173     Bull Run Mobile Home Park            7410 Old Centreville Rd. (Route 616)       Manassas              VA
  215     690 Gerard Avenue                    690 Gerard Avenue                          Bronx                 NY
  176     Pinedale II Apartments               384 Cedar Street                           Menomonie             WI
  185     Peachtree Avenue Apartments          23-25-26-29-33 Peachtree Avenue            Atlanta               GA
  179     Park East Apartments                 508 San Pablo Drive                        Las Vegas             NV
  180     1102-1130 Washington Street          1102-1130 Washington Street                Boston                MA
  182     Kendale                              1037 Maiden Choice Lane                    Baltimore             MD
  181     111 East 167th Street                111 East 167th Street                      Bronx                 NY
  186     Westgate Manor Apartments            7208 Southwest 34th Avenue,                Amarillo              TX
                                               Randall/Potter
  212     Morningstar                          123 & 135 White Drive                      Tallahassee           FL
  187     Omni Apartments                      4602 54th Street, Lubbock County           Lubbock               TX
   85     Deer Park Apartments                 87 Ruby Road                               Willington            CT
  184     Riverloft                            550-555 Pearl Street                       Reading               PA
  110     Wisconsin Rapids-Int'l Paper         2810 Industrial Street                     Wisconsin Rapids      WI
  188     St. Croix Apartments                 200 Oak Street                             Woodville             WI
   87     Fallbrook/Saticoy                    7606 Fallbrook Ave.                        Canoga Park           CA
  192     Western Oaks Apartments              4601 52nd Street, Lubbock County           Lubbock               TX
  191     Escondido Manor Apartments           4280 Escondido Street                      Las Vegas             NV
  211     Pinecrest West                       1380 Ocala Road                            Tallahassee           FL
   88     Summit Grove Apartments              2326-2340 Lawrenceville Highway            DeKalb County         GA
  210     Castle Cove                          2001-2057 Castle Drive                     Garland               TX
  199     Rivertree Park                       3627 Manchaca Road                         Austin                TX
  195     101-109 State Street                 101-109 State Street                       Boston                MA
   90     Shoppers Landing                     15 Main Street                             Freeport              ME







                                                                                       STATED     REM
                                                                                        REM      AMORT
CONTROL       ZIP       ORIGINAL        CURRENT      % OF    CUMULATIVE    MORTGAGE     TERM     TERM                 MATURITY
NO.           CODE      BALANCE         BALANCE      POOL    % OF POOL       RATE      (MO.)     (MO.)    ORIG DATE     DATE
   48       92240      $3,100,000      $3,097,816   0.48%      77.44%       7.760%       59      359       2/26/96    3/1/01
  142       46601       3,018,000       3,016,026   0.47       77.91        8.125       299      359       2/15/96    3/1/21
  143       48446       3,014,000       3,001,401   0.46       78.37        8.100       116      296      11/30/95   12/1/05
  144       01701       3,000,000       2,994,045   0.46       78.84        8.375       118      298      12/29/95    2/1/06
   49       44708       2,890,000       2,880,545   0.45       79.28        9.490       155      155       2/26/96    3/1/09
  145       75231       2,882,000       2,873,212   0.44       79.72        8.250       297      297      12/26/95    1/1/21
  147       21244       2,850,000       2,840,784   0.44       80.16        8.250       116      326       11/9/95   12/1/05
  148       77536       2,750,000       2,739,446   0.42       80.59        8.625       116      296      11/22/95   12/1/05
  149       48911       2,700,000       2,695,665   0.42       81.00        8.250       118      328       1/16/96    2/1/06
   52       90807       2,630,000       2,625,989   0.41       81.41        7.380        58      358       1/31/96    2/1/01
  150       24060       2,593,000       2,584,360   0.40       81.81        8.085       116      326       11/8/95   12/1/05
   53       78229       2,550,000       2,544,812   0.39       82.20        7.980       117      357      12/13/95    1/1/06
  152       11230       2,550,000       2,542,224   0.39       82.59        8.250       117      297      12/15/95    1/1/06
  153       20005       2,550,000       2,541,564   0.39       82.99        8.125       116      326      11/30/95   12/1/05
   69       46614       2,540,000       2,537,523   0.39       83.38        8.460       179      299       2/15/96    3/1/11
  154       53224       2,529,000       2,524,939   0.39       83.77        8.250       118      328       1/16/96    2/1/06
  155       38701       2,513,000       2,504,556   0.39       84.16        8.039       116      326       11/6/95   12/1/05
  156       85008       2,500,000       2,496,718   0.39       84.54        8.125       298      358       1/17/96    2/1/21
   55       90247       2,480,000       2,478,302   0.38       84.93        7.900        83      359       2/26/96    3/1/03
   91       92173       2,450,000       2,447,614   0.38       85.30        8.470        83      299       2/29/96    3/1/03
   56       91406       2,450,000       2,442,875   0.38       85.68        8.540       117      297      12/28/95    1/1/06
   59       97230       2,250,000       2,250,000   0.35       86.03        8.160       120      360        3/1/96    4/1/06
   64       79106       2,250,000       2,246,815   0.35       86.38        9.440       239      239       2/28/96    3/1/16
   57       87110       2,250,000       2,242,832   0.35       86.72        7.980       117      297      12/20/95    1/1/06
   58       75220       2,240,000       2,238,563   0.35       87.07        8.220       119      359       2/29/96    3/1/06
  158       19460       2,240,000       2,237,739   0.35       87.41        8.250        83      299       2/21/96    3/1/03
  157       06810       2,225,000       2,216,105   0.34       87.76        8.375       116      296      11/17/95   12/1/05
   63       85015       2,200,000       2,200,000   0.34       88.10        8.290       120      360        3/1/96    4/1/06
   61       30906       2,200,000       2,197,074   0.34       88.44        8.060       178      358       1/31/96    2/1/11
   60       99216       2,200,000       2,196,990   0.34       88.77        7.920       118      358       1/11/96    2/1/06
   62       75220       2,160,000       2,158,524   0.33       89.11        7.910       119      359        2/9/96    3/1/06
  160       90503       2,100,000       2,098,166   0.32       89.43        9.125       119      299       1/23/96    3/1/06
   65       30904       2,000,000       1,997,941   0.31       89.74        8.130       119      299       2/16/96    3/1/06
   67       06355       1,905,000       1,900,569   0.29       90.04        8.210        57      333       12/6/95    1/1/01
   68       30084       1,900,000       1,895,912   0.29       90.33        7.880       118      298       1/24/96    2/1/06
  161       22030       1,900,000       1,893,917   0.29       90.62        7.950       117      297       12/8/95    1/1/06
  162       30329       1,900,000       1,893,441   0.29       90.91        7.890       116      326      11/30/95   12/1/05
   71       75703       1,880,000       1,877,251   0.29       91.20        7.590        58      358       1/23/96    2/1/01
   73       72206       1,870,000       1,867,353   0.29       91.49        9.440       239      239       2/28/96    3/1/16
   72       32301       1,850,000       1,840,538   0.28       91.78        8.020       237      237      12/28/95    1/1/16
   76       92410       1,800,000       1,798,735   0.28       92.05        7.770        59      359       2/27/96    3/1/01
   74       11747       1,800,000       1,794,951   0.28       92.33        8.760       117      297      12/11/95    1/1/06
   75       30306       1,800,000       1,793,799   0.28       92.61        7.910       238      238       1/10/96    2/1/16
   78       91356       1,760,000       1,755,208   0.27       92.88        8.940       117      297      12/28/96    1/1/06
  166       35215       1,750,000       1,748,304   0.27       93.15        8.500       119      299       2/23/96    3/1/06
  167       54914       1,752,000       1,747,598   0.27       93.42        8.375       296      356      11/22/95   12/1/20
  168       87109       1,720,000       1,714,806   0.26       93.68        8.310       117      297      12/22/95    1/1/06
  170       46601       1,615,000       1,613,944   0.25       93.93        8.125       299      359       2/15/96    3/1/21
   80       35209       1,600,000       1,598,387   0.25       94.18        8.260       119      299       2/27/96    3/1/06
  171       10455       1,600,000       1,596,952   0.25       94.43        8.625       118      298       1/12/96    2/1/06
   79       23430       1,600,000       1,591,967   0.25       94.67        8.170       237      237      12/12/95    1/1/16
  172       36109       1,514,000       1,512,621   0.23       94.91        8.875       119      299       2/15/96    3/1/06
   83       73112       1,500,000       1,497,877   0.23       95.14        9.440       239      239       2/28/96    3/1/16
   81       91343       1,500,000       1,497,033   0.23       95.37        8.120       117      357      12/18/95    1/1/06
  174       78667       1,500,000       1,495,472   0.23       95.60        8.625       116      326      11/16/95   12/1/05
  173       22110       1,500,000       1,495,198   0.23       95.83        7.950       117      297       12/8/95    1/1/06
  215       10451       1,482,000       1,482,000   0.23       96.06        8.500        84      300        3/5/96    4/1/03
  176       54028       1,460,000       1,458,805   0.23       96.29        8.125       299      329        2/9/96    3/1/21
  185       30305       1,400,000       1,398,528   0.22       96.50        8.000        83      299       2/29/96    3/1/03
  179       89119       1,378,000       1,374,688   0.21       96.72        8.280       117      327      12/28/95    1/1/06
  180       02116       1,375,000       1,369,614   0.21       96.93        8.500       116      296      11/21/95   12/1/05
  182       21229       1,356,000       1,352,723   0.21       97.14        8.250       117      327       12/5/95    1/1/06
  181       10452       1,350,000       1,350,000   0.21       97.34        8.500        84      300        3/5/96    4/1/03
  186       79109       1,298,000       1,295,916   0.20       97.54        8.250       118      328       1/16/96    2/1/06
  212       32304       1,294,000       1,292,941   0.20       97.74        8.125       119      329        2/7/96    3/1/06
  187       79414       1,295,000       1,292,921   0.20       97.94        8.250       118      328       1/16/96    2/1/06
   85       06279       1,280,000       1,277,686   0.20       98.14        8.560        57      357       12/6/95    1/1/01
  184       19602       1,264,000       1,263,034   0.20       98.34        8.500       119      329       2/28/96    3/1/06
  110       54495       1,175,000       1,173,931   0.18       98.52        8.880       119      299        3/1/96    3/1/06
  188       54028       1,140,000       1,138,825   0.18       98.69        8.125       299      299        2/9/96    3/1/21
   87       91304       1,110,000       1,106,772   0.17       98.87        8.540       117      297      12/28/96    1/1/06
  192       79414       1,026,000       1,025,160   0.16       99.02        8.125       119      329        2/8/96    3/1/06
  191       89119       1,022,000       1,019,543   0.16       99.18        8.280       117      327      12/28/95    1/1/06
  211       32304       1,020,000       1,019,165   0.16       99.34        8.125       119      329        2/7/96    3/1/06
   88       30033       1,000,000         998,387   0.15       99.49        8.410       239      239       2/23/96    3/1/16
  210       75040         910,000         907,041   0.14       99.63        8.375       118      238        2/1/96    2/1/06
  199       78704         830,000         830,000   0.13       99.76        8.780       120      300        3/4/96    4/1/06
  195       02109         800,000         797,706   0.12       99.88        8.625       117      297      12/14/95    1/1/06
   90       04032         750,000         748,657   0.12      100.00        9.000        82      298       1/24/96    2/1/03






                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                    ANNEX A


CONTRTOL
NO.         PROPERTY TYPE                                 PREPAYMENT RESTRICTIONS
   48       Multifamily                 3 yr lock, 6 mos @ 4%, 3, 2, 3 mos @ 1%, 3 mos open
  142       Sec. 42                     15 yr lock, 10 yr open
  143       Anchored Shopping Center    4 yr lock, >1% or YM-yr 9.5, 6 mos open
  144       Unanchored Shopping Center  4 yr lock, >1% or YM-yr 9, 12 mos open
   49       Anchored Shopping Center    8 yr lock, yearly @ 6%, 5.25, 4.5, 3.75, 9 mos @ 3%, 3 mos open
  145       Sec. 42                     15 yr lock, 10 yr open
  147       Multifamily                 5 yr lock, >1% or YM-yr 9.5, 6 mos open
  148       Anchored Shopping Center    4 yr lock, >1% or YM-yr 9.5, 6 mos open
  149       Multifamily                 1 yr lock, >1% or YM-yr 9.5, 6 mos open
   52       Multifamily                 3 yr 3 mos lock, 6 mos @ 4%, 3, 3 mos @ 2%, 6 mos open
  150       Multifamily                 5 yr lock, >1% or YM-yr 9.5, 6 mos open
   53       Multifamily                 5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
  152       Multifamily                 5 yr lock, >1% or YM-yr 9.5, 6 mos open
  153       Multifamily                 4 yr lock, >1% or YM-yr 9.5, 6 mos open
   69       Anchored Shopping Center    8 yr lock, yearly @ 6%, 5.25, 4.5, 3.75, 3, 2.25, 9 mos @ 1.5%, 3 mos open
  154       Multifamily                 1 yr lock, >1% or YM-yr 9.5, 6 mos open
  155       Multifamily                 5 yr lock, >1% or YM-yr 9.5, 6 mos open
  156       Sec. 42                     15 yr lock, 10 yr open
   55       Multifamily                 4 yr lock, yearly @ 4%, 3, 6 mos @ 2%, 3 mos @ 1%, 3 mos open
   91       Industrial                  4 yr 1 mos lock, 11 mos @ 4%, 12 mos @ 3%, 6 mos @ 2%, 2 mos @ 1%, 4 mos open
   56       Unanchored Shopping Center  5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
   59       Multifamily                 5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
   64       Hospitality                 10 yr lock, yearly @ 8%, 7, 6, 5, 4, 3, 2, 33 mos @ 1%, 3 mos open
   57       Anchored Shopping Center    5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
   58       Multifamily                 5 yrs 3 mos lock, yearly @ 5%, 4, 3, 2, 3 mos @ 1%, 6 mos open
  158       Unanchored Shopping Center  3 yr lock, >1% or YM-yr 6.5, 6 mos open
  157       Unanchored Shopping Center  4 yr lock, >1% or YM-yr 9.5, 6 mos open
   63       Multifamily                 5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
   61       Multifamily                 8 yr lock, yearly @ 6%, 5.25, 4.5, 3.75, 3, 2.25, 9 mos @ 1.5%, 3 mos open
   60       Multifamily                 5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
   62       Multifamily                 5 yrs 3 mos lock, yearly @ 5%, 4, 3, 2, 3 mos @ 1%, 6 mos open
  160       Assisted Living             4 yr lock, >1% or YM-yr 9.5, 6 mos open
   65       Multifamily                 5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
   67       Unanchored Shopping Center  2 yr 6 mos lock, 27 mos @ 1%, 3 mos open
   68       Multifamily                 5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
  161       Mobile Home Park            5 yr lock, >1% or YM-yr 8, 24 mos open
  162       Multifamily                 5 yr lock, >1% or YM-yr 9.5, 6 mos open
   71       Multifamily                 2 yr lock, 18 mos @ 4%, 6 mos @ 3%, 2, 3 mos @ 1%, 3 mos open
   73       Hospitality                 10 yr lock, yearly @ 8%, 7, 6, 5, 4, 3, 2, 33 mos @ 1%, 3 mos open
   72       Multifamily                 10 yr lock, yearly @ 8%, 7, 6, 5, 4, 3, 2, 33 mos @ 1%, 3 mos open
   76       Multifamily                 3 yr lock, 6 mos @ 4%, 3, 2, 3 mos @ 1%, 3 mos open
   74       Office                      5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
   75       Multifamily                 10 yr lock, yearly @ 8%, 7, 6, 5, 4, 3, 2, 33 mos @ 1%, 3 mos open
   78       Unanchored Shopping Center  5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
  166       Unanchored Shopping Center  4 yr lock, >1% or YM-yr 9.5, 6 mos open
  167       Sec. 42                     15 yr lock, 10 yr open
  168       Unanchored Shopping Center  4 yr lock, >1% or YM-yr 9.5, 6 mos open
  170       Sec. 42                     15 yr lock, 10 yr open
   80       Multifamily                 5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
  171       Unanchored Shopping Center  4 yr lock, >1% or YM-yr 9.5, 6 mos open
   79       Multifamily                 10 yr lock, yearly @ 8%, 7, 6, 5, 4, 3, 2, 33 mos @ 1%, 3 mos open
  172       Assisted Living             4 yr lock, >1% or YM-yr 9.5, 6 mos open
   83       Hospitality                 10 yr lock, yearly @ 8%, 7, 6, 5, 4, 3, 2, 33 mos @ 1%, 3 mos open
   81       Multifamily                 5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
  174       Multifamily                 1 yr lock, >1% or YM-yr 9.5, 6 mos open
  173       Mobile Home Park            5 yr lock, >1% or YM-yr 8, 24 mos open
  215       Multifamily                 1 yr lock, >1% or YM-yr 6.5, 6 mos open
  176       Sec. 42                     15 yr lock, 10 yr open
  185       Multifamily                 3 yr lock, >1% or YM-yr 6.5, 6 mos open
  179       Multifamily                 5 yr lock, >1% or YM-yr 9.5, 6 mos open
  180       Unanchored Shopping Center  4 yr lock, >1% or YM-yr 9.5, 6 mos open
  182       Multifamily                 5 yr lock, >1% or YM-yr 9.5, 6 mos open
  181       Multifamily                 1 yr lock, >1% or YM-yr 6.5, 6 mos open
  186       Multifamily                 4 yr lock, >1% or YM-yr 9.5, 6 mos open
  212       Multifamily                 4 yr lock, >1% or YM-yr 9.5, 6 mos open
  187       Multifamily                 4 yr lock, >1% or YM-yr 9.5, 6 mos open
   85       Multifamily                 2 yr 6 mos lock, 27 mos @ 1%, 3 mos open
  184       Multifamily                 5 yr lock, >1% or YM-yr 9.5, 6 mos open
  110       Industrial                  4 yr lock, >1% or YM-yr 9.5, 6 mos open
  188       Sec. 42                     15 yr lock, 10 yr open
   87       Unanchored Shopping Center  5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, 3 mos open
  192       Multifamily                 4 yr lock, >1% or YM-yr 9.5, 6 mos open
  191       Multifamily                 5 yr lock, >1% or YM-yr 9.5, 6 mos open
  211       Multifamily                 4 yr lock, >1% or YM-yr 9.5, 6 mos open
   88       Multifamily                 10 yr lock, yearly @ 8%, 7, 6, 5, 4, 3, 2, 33 mos @ 1%, 3 mos open
  210       Multifamily                 5 yr lock, >1% or YM-yr 9.5, 6 mos open
  199       Multifamily                 5 yr lock, >1% or YM-yr 9.5, 6 mos open
  195       Office                      4 yr lock, >1% or YM-yr 9.5, 6 mos open
   90       Unanchored Shopping Center  4 yr lock, yearly @ 4%, 3, 6 mos @ 2%, 3 mos @ 1%, 3 mos open







                                                                                                                  LOAN PER
                                                                                                SQ FT. UNITS    SQ FT. UNIT
CONTROL   DEBT                           APPRAISED   APPRAISAL   CURRENT    BALLOON  YEAR      BEDS, PADS        BED, PAD
  NO.    SERVICE      NCF       DSCR       VALUE       YEAR        LTV        LTV    BUILT        OR ROOMS        OR ROOM
 48     $266,763    $368,088    1.38x    $3,900,000    1995       79.43%    75.48%   1987          200 units   15,489/units
142      268,903     314,852    1.17      3,550,000    1995       84.96     31.46    1913         106 units    28,453/units
143      281,551     376,251    1.34      4,800,000    1995       62.53     50.99    1973      131,361 sqft        23/sqft
144      286,856     395,859    1.38      5,050,000    1995       59.29     48.56    1973       60,092 sqft        50/sqft
 49      387,719     525,470    1.36      4,300,000    1995       66.99       N/A    1988       37,214 sqft        77/sqft
145      272,678     336,634    1.23      4,100,000    1995       70.08       N/A    1973         192 units    14,965/units
147      262,489     369,841    1.41      3,900,000    1995       72.84     62.36    1965         148 units    19,194/units
148      268,510     335,021    1.25      3,810,000    1995       71.90     59.36    1982      62,300 sqft         44/sqft
149      248,674     336,928    1.35      3,600,000    1995       74.88     64.00    1974         116 units    23,238/units
 52      218,085     281,747    1.29      3,600,000    1995       72.94     69.12    1987          56 units    46,893/units
150      235,305     306,470    1.30      3,500,000    1995       73.84     62.99    1973         110 units    23,494/units
 53      224,106     292,324    1.30      3,400,000    1995       74.85     65.88    1973         100 units    25,448/units
152      241,266     315,440    1.31      3,400,000    1995       74.77     61.12    1965          96 units    26,482/units
153      232,239     333,607    1.44      3,400,000    1995       74.75     63.83    1965         124 units    20,496/units
 69      244,612     326,473    1.33      3,600,000    1995       70.49     45.99    1971      59,660 sqft         43/sqft
154      232,924     301,114    1.29      4,200,000    1995       60.12     51.39    1971         168 units    15,029/units
155      227,099     325,282    1.43      3,350,000    1995       74.76     63.71    1985          96 units    26,089/units
156      222,749     287,063    1.29      3,200,000    1995       78.02     28.91    1995         157 units    15,903/units
 55      216,297     303,452    1.40      3,100,000    1995       79.95     73.98    1963         104 units    23,830/units
 91      236,143     302,040    1.28      3,450,000    1995       70.95     63.25    1977      61,690 sqft         40/sqft
 56      237,530     356,574    1.50      3,500,000    1995       69.80     57.45    1986      24,927 sqft         98/sqft
 59      201,136     247,038    1.23      2,860,000    1995       78.67     69.35    1994          56 units    40,179/units
 64      250,618     402,770    1.61      3,200,000    1996       70.21       N/A    1984         118 rooms    19,041/rooms
 57      208,033     284,110    1.37      3,000,000    1995       74.76     60.72    1960      68,537 sqft         33/sqft
 58      201,374     257,881    1.28      2,800,000    1996       79.95     70.61    1980         224 units     9,994/units
158      211,935     283,216    1.34      3,200,000    1995       69.93     62.13    1988      33,635 sqft         67/sqft
157      212,751     339,810    1.60      3,900,000    1995       56.82     46.64    1975      33,249 sqft         67/sqft
 63      199,077     294,240    1.48      2,950,000    1996       74.58     65.91    1972         156 units    14,103/units
 61      194,819     248,498    1.28      2,760,000    1995       79.60     61.50    1969         120 units    18,309/units
 60      192,244     274,329    1.43      3,120,000    1995       70.42     61.86    1976         106 units    20,726/units
 62      188,568     242,223    1.28      2,700,000    1995       79.95     70.17    1981         192 units    11,242/units
160      213,639     739,726    3.46      8,200,000    1995       25.59     21.30    1980         102 beds     20,570/beds
 65      187,308     227,668    1.22      2,600,000    1996       76.84     62.51    1980         152 units    13,144/units
 67      174,004     250,329    1.44      2,600,000    1995       73.10     69.19    1864      57,628 sqft         33/sqft
 68      174,165     220,309    1.26      2,395,000    1995       79.16     64.06    1974          90 units    21,066/units
161      175,220     334,040    1.91      3,200,000    1995       59.18     48.03    1957         152 pads     12,460/pads
162      169,394     230,060    1.36      2,600,000    1995       72.82     61.86    1972          80 units    23,668/units
 71      159,135     214,740    1.35      2,530,000    1995       74.20     70.45    1983         120 units    15,644/units
 73      208,292     324,344    1.56      2,750,000    1995       67.90       N/A    1985         118 rooms    15,825/rooms
 72      185,966     263,436    1.42      3,100,000    1995       59.37       N/A    1969         149 units    12,353/units
 76      155,044     225,987    1.46      2,800,000    1995       64.24     61.05    1972         126 units    14,276/units
 74      177,730     254,287    1.43      2,400,000    1995       74.79     61.87    1970      44,670 sqft         40/sqft
 75      179,463     252,473    1.41      2,540,000    1995       70.62       N/A    1917          54 units    33,219/units
 78      176,371     244,862    1.39      2,600,000    1995       67.51     56.08    1978      13,525 sqft        130/sqft
166      169,098     228,342    1.35      3,200,000    1996       54.63     44.84    1964      39,500 sqft         44/sqft
167      159,798     184,478    1.15      2,150,000    1995       81.28     30.68    1994          61 units    28,649/units
168      163,565     244,002    1.49      2,600,000    1995       65.95     53.99    1988      52,593 sqft         33/sqft
170      143,896     172,606    1.20      1,900,000    1996       84.94     31.45    1914          39 units    41,383/units
 80      151,511     232,060    1.53      2,035,000    1996       78.54     64.09    1971         120 units    13,320/units
171      156,224     222,758    1.43      2,800,000    1995       57.03     46.99    1896      48,500 sqft         33/sqft
 79      162,634     252,620    1.55      2,600,000    1995       61.23       N/A    1988          87 units    18,298/units
172      150,913     207,871    1.38      2,200,000    1996       68.76     56.93    1991          48 beds     31,513/beds
 83      167,079     255,724    1.53      2,550,000    1995       58.74       N/A    1983         111 rooms    13,494/rooms
 81      133,587     231,636    1.73      2,000,000    1995       74.85     66.06    1964          69 units    21,696/units
174      142,814     210,448    1.47      2,150,000    1995       69.56     60.02    1984          64 units    23,367/units
173      138,331     340,635    2.46      3,600,000    1995       41.53     33.71    1968         150 pads      9,968/pads
215      143,202     186,589    1.30      1,950,000    1996       76.00     67.72    1940          78 units    19,000/units
176      132,968     171,814    1.29      1,950,000    1995       74.81     15.84    1994          60 units    24,313/units
185      129,665     179,661    1.39      2,100,000    1996       66.60     58.93    1960          68 units    20,567/units
179      127,256     173,923    1.37      1,950,000    1995       70.50     60.34    1961          97 units    14,172/units
180      132,862     188,790    1.42      2,000,000    1995       68.48     56.37    1935      28,509 sqft         48/sqft
182      124,889     163,281    1.31      2,100,000    1995       64.42     55.10    1950         110 units    12,297/units
181      130,447     171,155    1.31      1,800,000    1996       75.00     66.83    1935          69 units    19,565/units
186      119,548     168,467    1.41      3,000,000    1995       43.20     36.92    1971         144 units     8,999/units
212      117,850     165,905    1.41      1,725,000    1996       74.95     63.84    1972          82 units    15,768/units
187      119,271     163,259    1.37      2,485,000    1995       52.03     44.47    1980         100 units    12,929/units
 85      118,759     171,160    1.44      1,600,000    1995       79.86     76.50    1972          45 units    28,393/units
184      119,030     158,080    1.33      1,750,000    1995       72.17     61.97    1985          79 units    15,988/units
110      117,170     167,766    1.43      1,920,000    1996       61.14     50.63    1995      54,000 sqft         22/sqft
188      106,720     139,029    1.30      1,425,000    1995       79.92       N/A    1994          40 units    28,471/units
 87      107,616     145,745    1.35      1,620,000    1995       68.32     56.24    1987      11,682 sqft         95/sqft
192       93,442     125,297    1.34      1,620,000    1995       63.28     53.90    1975          71 units    14,439/units
191       94,380     133,885    1.42      1,500,000    1995       67.97     58.18    1977          63 units    16,183/units
211       92,895     125,212    1.35      1,360,000    1995       74.94     63.83    1978          48 units    21,233/units
 88      103,456     145,590    1.41      1,850,000    1995       53.97       N/A    1966          64 units    15,600/units
210       93,904     146,201    1.56      1,250,000    1995       72.56     51.04    1983          60 units    15,117/units
199       82,089     120,003    1.46      1,175,000    1995       70.64     58.30    1984          34 units    24,412/units
195       78,112     105,749    1.35      1,800,000    1995       44.32     36.55    1899      20,951 sqft         38/sqft
 90       75,528     104,028    1.38      1,300,000    1995       57.59     51.80    1895      13,239 sqft         57/sqft














                                                                            LARGEST RETAIL TENANT
                    INITIAL      OTHER                    ------------------------------------------------------------
CONTROL   OCCUPANCY   RESERVES   RESERVE                                                      AREA           % OF TOTAL
NO.       PERCENTAGE AT CLOSING AT CLOSING ONGOING RESERVES  NAME                        LEASED (SQ. FT.)    AREA LEASED
 48        80.50      60,000     --         329 per unit    N/A                               N/A                N/A
142        98.00         125     --         200 per unit    N/A                               N/A                N/A
143       100.00      33,594    250,000     .20 per sq. ft. KMart                             82,911            63.12
144       100.00       1,000    125,000     .14 per sq. ft. Ski Market                        10,000            16.64
 49       100.00      25,875     --           0             Scandinavian Health Spa           37,214           100.00
145        89.58      --         --         205 per unit    N/A                               N/A                N/A
147        91.21       5,625     --         250 per unit    N/A                               N/A                N/A
148       100.00       4,500     --         .10 per sq. ft. Gerland's Food Fair               31,617            50.75
149        97.40     205,800     --         261 per unit    N/A                               N/A                N/A
 52        96.40      --         --         200 per unit    N/A                               N/A                N/A
150       100.00       5,625     --         295 per unit    N/A                               N/A                N/A
 53        97.00      36,691     --         253 per unit    N/A                               N/A                N/A
152        96.88     158,719     --         400 per unit    N/A                               N/A                N/A
153        99.19       9,688     --         242 per unit    N/A                               N/A                N/A
 69       100.00      43,750     --           0             G.L. Perry                        19,760            33.12
154        91.00     185,500     --         245 per unit    N/A                               N/A                N/A
155        99.00         625     --         214 per unit    N/A                               N/A                N/A
156        95.00       4,375     --         200 per unit    N/A                               N/A                N/A
 55        96.67      --         --         200 per unit    N/A                               N/A                N/A
 91       100.00      36,250    100,000       0             Vernitron                         61,690           100.00
 56        91.84      --         --           0             GDP Corp/Kinko's                   3,602            14.45
 59        97.01      --         --         216 per unit    N/A                               N/A               N/A
 64         0.00     133,875     --           0             N/A                               N/A               N/A
 57       100.00      12,125     --           0             Furr's So-Lo Food Store           47,677            69.56
 58        95.68     223,475     --         225 per unit    N/A                               N/A               N/A
158        90.00       2,500     --         .18 per sq. ft. The Epicurean                      3,800            11.30
157        93.10       4,063     --         .39 per sq. ft. Boston Billiards                  12,540            37.72
 63        94.87      48,750     --         200 per unit    N/A                               N/A               N/A
 61        97.78      --         --         250 per unit    N/A                               N/A               N/A
 60        94.93      12,125     --         275 per unit    N/A                               N/A               N/A
 62        96.35      43,369     --         225 per unit    N/A                               N/A               N/A
160        98.10      13,125      2,500  301.71 per unit    N/A                               N/A               N/A
 65        88.82     259,238     --         250 per unit    N/A                               N/A               N/A
 67        95.00      47,500     20,150  350/unit & .34     Margarita's (Kukai)                 8500            14.75
 68        96.77      54,875     --         251 per unit    N/A                               N/A               N/A
161        96.05      51,375     --          47 per unit    N/A                               N/A               N/A
162        98.10      16,875     --         297 per unit    N/A                               N/A               N/A
 71        95.00      24,483     --         250 per unit    N/A                               N/A               N/A
 73         0.00      39,863     --           0             N/A                               N/A               N/A
 72       100.00      52,113     --         250 per unit    N/A                               N/A               N/A
 76        88.10      --         --         378 per unit    N/A                               N/A               N/A
 74       100.00      24,063     --           0             Copy Tel                           9,042            20.24
 75        97.49      50,638     --         250 per unit    N/A                               N/A               N/A
 78       100.00      32,375     --           0             VP Dis Corp                        2,000            14.79
166        93.00      43,125     --         .25 per sq. ft. Showbiz Pizza Time, Inc.          12,500            31.65
167        95.10      --         --         150 per unit    N/A                               N/A               N/A
168        92.00      21,250    100,000     .35 per sq. ft. Pier One                          52,593           100.00
170        97.40      --         --         200 per unit    N/A                               N/A               N/A
 80        97.64      66,238     --         300 per unit    N/A                               N/A               N/A
171       100.00      50,000     --         .10 per sq. ft. Furniture King                    48,500           100.00
 79       100.00      --         --         250 per unit    N/A                               N/A               N/A
172       100.00       1,688     --         250 per unit    N/A                               N/A               N/A
 83         0.00      44,500     --           0             N/A                               N/A               N/A
 81        97.18      16,344     --         250 per unit    N/A                               N/A               N/A
174        87.50      25,000     --         280 per unit    N/A                               N/A               N/A
173        97.65      87,563     --          31 per unit    N/A                               N/A               N/A
215        97.54      17,188     --         360 per unit    N/A                               N/A               N/A
176       100.00      --         --         175 per unit    N/A                               N/A               N/A
185        96.00      10,563     --         200 per unit    N/A                               N/A               N/A
179        98.96     216,938     --         202 per unit    N/A                               N/A               N/A
180       100.00      11,938     --         .16 per sq. ft. Mings Supermarket, Inc.           18,668            65.48
182        94.55      27,594     --         200 per unit    N/A                               N/A               N/A
181       100.00      25,938     --         308 per unit    N/A                               N/A               N/A
186        94.00      64,663     --         284 per unit    N/A                               N/A               N/A
212        91.46      13,230     --         206 per unit    N/A                               N/A               N/A
187        98.00      71,788     --         258 per unit    N/A                               N/A               N/A
 85        95.56      18,188     --         250 per unit    N/A                               N/A               N/A
184        98.73      25,219     --         255 per unit    N/A                               N/A               N/A
110       100.00      --         --         .10 per sq. ft. International Paper               54,000           100.00
188       100.00      --         --         175 per unit    N/A                               N/A               N/A
 87        90.00      --         --           0            Amy Worell, D.V.M.                   2342            20.05
192        93.00       5,156     --         267 per unit    N/A                               N/A               N/A
191        98.40      88,550     --         240 per unit    N/A                               N/A               N/A
211        92.00      23,494     --         308 per unit    N/A                               N/A               N/A
 88        99.48      16,638     --         250 per unit    N/A                               N/A               N/A
210        99.00      42,025     --         276 per unit    N/A                               N/A               N/A
199       100.00      --         --         293 per unit    N/A                               N/A               N/A
195       100.00      27,625     32,000     .27 per sq. ft. Trafalgar Financial Services      4,150             19.81
 90       100.00      --          6,000       0             Corbin Factory                    4,148             31.33


 CONTROL    OCCUPANCY     LEASE
   NO.      PERCENTAGE  EXP. DATE
   48         80.50          N/A
  142         98.00          N/A
  143        100.00     11/30/11
  144        100.00     04/30/96
   49        100.00     12/31/08
  145         89.58          N/A
  147         91.21          N/A
  148        100.00     08/01/07
  149         97.40          N/A
   52         96.40          N/A
  150        100.00          N/A
   53         97.00          N/A
  152         96.88          N/A
  153         99.19          N/A
   69        100.00     07/31/00
  154         91.00          N/A
  155         99.00          N/A
  156         95.00          N/A
   55         96.67          N/A
   91        100.00     01/30/00
   56         91.84     03/31/96
   59         97.01          N/A
   64          0.00          N/A
   57        100.00     01/14/09
   58         95.68          N/A
  158         90.00     09/30/99
  157         93.10     06/30/09
   63         94.87          N/A
   61         97.78          N/A
   60         94.93          N/A
   62         96.35          N/A
  160         98.10          N/A
   65         88.82          N/A
   67         95.00     12/31/00
   68         96.77          N/A
  161         96.05          N/A
  162         98.10          N/A
   71         95.00          N/A
   73          0.00          N/A
   72        100.00          N/A
   76         88.10          N/A
   74        100.00     11/30/98
   75         97.49          N/A
   78        100.00     03/31/98
  166         93.00     12/31/97
  167         95.10          N/A
  168         92.00     08/31/98
  170         97.40          N/A
   80         97.64          N/A
  171        100.00     06/30/09
   79        100.00          N/A
  172        100.00          N/A
   83          0.00          N/A
   81         97.18          N/A
  174         87.50          N/A
  173         97.65          N/A
  215         97.54          N/A
  176        100.00          N/A
  185         96.00          N/A
  179         98.96          N/A
  180        100.00     05/31/00
  182         94.55          N/A
  181        100.00          N/A
  186         94.00          N/A
  212         91.46          N/A
  187         98.00          N/A
   85         95.56          N/A
  184         98.73          N/A
  110        100.00     06/30/05
  188        100.00          N/A
   87         90.00     11/30/02
  192         93.00          N/A
  191         98.40          N/A
  211         92.00          N/A
   88         99.48          N/A
  210         99.00          N/A
  199        100.00          N/A
  195        100.00     12/31/99
   90        100.00     08/31/96

                                                                       ANNEX B

BANKERS TRUST COMPANY

                        MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                 SERIES 1996-C1
                           UPDATED MORTGAGE LOAN SCHEDULE
                                    MARCH 1996

                                                BALANCE TERMS AS OF CUT-OFF-DATE                CURRENT TERMS
                                                --------------------------------       ----------------------------------
                                                                                                EFFECTIVE
LOAN ID.  PROPERTY NAME              CITY          STATE     BALANCE    RATE  TERM AMORT  BALANCE  RATE   NET RATE(1) TERM  AMORT

117       Gardner Street Apartments  Allston         MA
 29       Trailer Rancho Mobile Home
           Park                      Redwood City    CA
 28       Sorrento Pines             San Diego       CA
 32       El Encanto Villas          Tustin          CA
 35       Comfort Inn-Buckhead       Altanta         GA
118       210 East 22nd Street       New York        NY
119       Shops of Dunwoody          Dunwoody        GA
 33       Coral Island Apartments    Houston         TX
116       Kings Point Plaza          Delray Beach    FL
120       Yarn Mill                  Manchester      CT
121       Fox Meadows                Grand Rapids    MI
 37       Post Falls Factory
           Outlet Center             Post Falls      ID
213       Hollyview Apartments       Houston         TX
 38       Charleston Square
           (Phase I)                 Las Vegas       NV
 39       Chateau Montagne
           Apartments                DeKalb County   GA
124       Duval Villa                Austin          TX
122       Windtree I & II
           Apartments                Amarillo        TX
214       Willowbend Apartments      Houston         TX
126       Schofield Warehouse        Schofield       WI
125       Shoppes at Sawgrass
           Commons                   Sunrise         FL
 40       Suntree Apartments         Kansas City     KS
 41       City Centre Office
           Building                  Long Beach      CA
217       Hampton House Apartments   Baltimore
                                      County         MD
127       Van Mark Apartments        Monroe          LA
130       Quality Logistics          Hutchins        TX
128       Cedar Creek Apartments     Santa Fe        NM
129       Carroll Plaza Shopping
           Center                    Westminster     MD
131       Cedar Ridge                Arlington       TX
 42       Peppertree Business Park   San Diego       CA
 43       Medical Arts Shopping
           Center                    Savannah        GA
134       35 Main Street             Westport        CT
 45       Warwick Apartments         Dallas          TX
135       Hacienda Healthcare        Hanford         CA
136       Sutton Park Apartments     Lansing         MI
 46       ANA Vermount Breeze Apts   Gardena         CA
137       Zelda Place Shopping
           Center                    Montgomery      AL
138       The Spanish Mission
           Apartments                Valdosta        GA
 47       ANA Towngate               Moreno Valley   CA
140       Commerce Plaza             Springfield     VA
141       Blue River Apartments      Silverthorne    CO
 48       ANA Country Hills Apts     Desert Hot
                                      Sprin          CA
142       Central High School        South Bend      IN

                                AS OF CUT-OFF DATE
     ---------------------------------------------------------------------
LOAN      TOTAL          TOTAL    REPLACEMENT         NOI          YEAR OF
TYPE      REVENUE      EXPENSES     RESERVES     (NOI RESERVES)   FINANCIAL  DSCR(2)




                                                 B-1

                        MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                 SERIES 1996-C1
                           UPDATED MORTGAGE LOAN SCHEDULE
                                    MARCH 1996

                                                           MOST CURRENT
                                     ---------------------------------------------------------------------------------------------
                                                            TOTAL       TOTAL     REPLACEMENT      NOI         YEAR OF
LOAN ID.   PROPERTY NAME              PROPERTY TYPE        REVENUE    EXPENSES      RESERVES  (NOI RESERVES)   FINANCIAL  DSCR(1)
117       Gardner Street Apartments  Multifamily
 29       Trailer Rancho Mobile Home
           Park                      Mobile Home Park
 28       Sorrento Pines             Industrial
 32       El Encanto Villas          Multifamily
 35       Comfort Inn-Buckhead       Hospitality
118       210 East 22nd Street       Multifamily
119       Shops of Dunwoody          Unanchored Shopping Center
 33       Coral Island Apartments    Multifamily
116       Kings Point Plaza          Unanchored Shopping Center
120       Yarn Mill                  Multifamily
121       Fox Meadows                Multifamily
 37       Post Falls Factory
           Outlet Center             Unanchored Shopping Center
213       Hollyview Apartments       Multifamily
 38       Charleston Square
           (Phase I)                 Unanchored Shopping Center
 39       Chateau Montagne
           Apartments                Multifamily
124       Duval Villa                Multifamily
122       Windtree I & II
           Apartments                Multifamily
214       Willowbend Apartments      Multifamily
126       Schofield Warehouse        Industrial
125       Shoppes at Sawgrass
           Commons                   Unanchored Shopping Center
 40       Suntree Apartments         Multifamily
 41       City Centre Office
           Building                  Office
217       Hampton House Apartments   Multifamily
127       Van Mark Apartments        Multifamily
130       Quality Logistics          Industrial
128       Cedar Creek Apartments     Sec. 42
129       Carroll Plaza Shopping
           Center                    Unanchored Shopping Center
131       Cedar Ridge                Multifamily
 42       Peppertree Business Park   Industrial
 43       Medical Arts Shopping
           Center                    Unanchored Shopping Center
134       35 Main Street             Unanchored Shopping Center
 45       Warwick Apartments         Multifamily
135       Hacienda Healthcare        Nursing
136       Sutton Park Apartments     Multifamily
 46       ANA Vermount Breeze Apts   Multifamily
137       Zelda Place Shopping
           Center                    Unanchored Shopping Center
138       The Spanish Mission
           Apartments                Multifamily
 47       ANA Towngate               Multifamily
140       Commerce Plaza             Unanchored Shopping Center
141       Blue River Apartments      Sec. 42


            MOST CURRENT
---------------------------------
APPRAISED APPRAISAL    APPRAISED     OCCUPANCY     OCCUPANCY
  VALUE     YEAR         LTV         PERCENTAGE    AS OF DATE





PROSPECTUS
                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                            ------------------------

     The mortgage pass-through certificates (the 'Offered Certificates') offered hereby and by the supplements hereto (each, a 'Prospectus Supplement') will be offered from time to time in series. The Offered Certificates of each series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the 'Certificates'.

     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the 'Trust Fund') consisting primarily of a segregated pool of one or more of various types of multifamily or commercial mortgage loans (the 'Mortgage Loans'), mortgage-backed securities ('MBS') that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, 'Mortgage Assets'). Mortgage Loans (or mortgage loans underlying an MBS) may be delinquent or non-performing as of the date Certificates of a series are issued, if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, 'Credit Support'), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, 'Cash Flow Agreements'). See
'Description of the Trust Funds', 'Description of the Certificates' and 'Description of Credit Support'.

     Each series of Certificates will consist of one or more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See 'Description of the Certificates'.

     Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund.

     No Certificates of any series will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the 'Certificateholders') pursuant to a Pooling Agreement, as more fully described herein.

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See 'Yield and Maturity Considerations'. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See 'Description of the Certificates'.

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. See 'Certain Federal Income Tax Consequences' herein.

                            ------------------------
PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER 'RISK FACTORS' ON PAGE 16 OF THIS PROSPECTUS AND SUCH INFORMATION AS MAY BE SET
     FORTH UNDER THE  CAPTION 'RISK FACTORS'  IN THE RELATED  PROSPECTUS
             SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
        SECURITIES  AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION  TO THE  CONTRARY
                              IS A CRIMINAL OFFENSE.
                            ------------------------
     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. See 'Risk Factors.' This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as more fully described under 'Method of Distribution' herein and in the related Prospectus Supplement.

                                 March 7, 1996

                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, each Prospectus Supplement will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of Offered Certificates of the related series, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the 'Certificate Balance'), the rate at which interest will accrue from time to time, if at all, with respect to each such class (the 'Pass-Through Rate') or the method of determining such rate; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made to Certificateholders; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the 'Trust Assets');
(v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the 'regular interests' and 'residual interests' in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the trustee (as to any series, the 'Trustee') of the related Trust Fund; (x) information concerning the master servicer (as to any series, the 'Master Servicer') and any special servicer (as to any series, the 'Special Servicer') engaged to administer the related Mortgage Assets; (xi) information as to the nature and extent of any subordination in entitlement to distributions of any class of Certificates of such series; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each series contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered
Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ('DTC') as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. The means by which notices and other communications are conveyed by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory

                                       2



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
requirements as may be in effect from time to time. See 'Description of the Certificates -- Reports to Certificateholders' and ' -- Book-Entry Registration and Definitive Certificates', and 'Description of the Pooling Agreements -- Evidence as to Compliance'. The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor, upon request, will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at 250 Vesey Street, Fifteenth Floor, New York, New York 10281-1315, Attention:
Secretary, or by telephone at (212) 449-0336. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                       3



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                               TABLE OF CONTENTS

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Prospectus Supplement......................................................................................     2
Available Information......................................................................................     2
Incorporation of Certain Information by Reference..........................................................     3
Summary of Prospectus......................................................................................     8
Risk Factors...............................................................................................    16
     Limited Liquidity.....................................................................................    16
     Limited Assets........................................................................................    16
     Prepayments; Average Life of Certificates; Yields.....................................................    17
     Limited Nature of Ratings.............................................................................    18
     Risks Associated with Certain Mortgage Loans and Mortgaged Properties.................................    18
     Balloon Payments; Borrower Default....................................................................    19
     Credit Support Limitations............................................................................    19
     Leases and Rents......................................................................................    20
     Environmental Risks...................................................................................    20
     ERISA Considerations..................................................................................    20
     Certain Federal Tax Considerations Regarding REMIC Residual Certificates..............................    21
     Book-Entry Registration...............................................................................    21
     Delinquent and Non-Performing Mortgage Loans..........................................................    21
Description of the Trust Funds.............................................................................    22
     General...............................................................................................    22
     Mortgage Loans........................................................................................    22
          General..........................................................................................    22
          Default and Loss Considerations with Respect to the Mortgage Loans...............................    22
          Payment Provisions of the Mortgage Loans.........................................................    24
          Mortgage Loan Information in Prospectus Supplements..............................................    24
     MBS...................................................................................................    25
     Certificate Accounts..................................................................................    25
     Credit Support........................................................................................    26
     Cash Flow Agreements..................................................................................    26
Yield and Maturity Considerations..........................................................................    26
     General...............................................................................................    26
     Pass-Through Rate.....................................................................................    26
     Payment Delays........................................................................................    26
     Certain Shortfalls in Collections of Interest.........................................................    27
     Yield and Prepayment Considerations...................................................................    27
     Weighted Average Life and Maturity....................................................................    29
     Controlled Amortization Classes and Companion Classes.................................................    29
     Other Factors Affecting Yield, Weighted Average Life and Maturity.....................................    30
          Balloon Payments; Extensions of Maturity.........................................................    30
          Negative Amortization............................................................................    30
          Foreclosures and Payment Plans...................................................................    31
          Losses and Shortfalls on the Mortgage Assets.....................................................    31
          Additional Certificate Amortization..............................................................    31
The Depositor..............................................................................................    32
Use of Proceeds............................................................................................    32
Description of the Certificates............................................................................    32
     General...............................................................................................    32
     Distributions.........................................................................................    32
     Distributions of Interest on the Certificates.........................................................    33
     Distributions of Certificate Principal................................................................    34
     Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity
      Participations.......................................................................................    35
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     Allocation of Losses and Shortfalls...................................................................    35
     Advances in Respect of Delinquencies..................................................................    35
     Reports to Certificateholders.........................................................................    36
     Voting Rights.........................................................................................    38
     Termination...........................................................................................    38
     Book-Entry Registration and Definitive Certificates...................................................    38
Description of the Pooling Agreements......................................................................    40
     General...............................................................................................    40
     Assignment of Mortgage Loans; Repurchases.............................................................    40
     Representations and Warranties; Repurchases...........................................................    41
     Certificate Account...................................................................................    42
          General..........................................................................................    42
          Deposits.........................................................................................    42
          Withdrawals......................................................................................    43
     Collection and Other Servicing Procedures.............................................................    44
     Modifications, Waivers and Amendments of Mortgage Loans...............................................    44
     Sub-Servicers.........................................................................................    45
     Special Servicers.....................................................................................    45
     Realization Upon Defaulted Mortgage Loans.............................................................    45
     Hazard Insurance Policies.............................................................................    47
     Due-On-Sale and Due-On-Encumbrance Provisions.........................................................    48
     Servicing Compensation and Payment of Expenses........................................................    48
     Evidence as to Compliance.............................................................................    48
     Certain Matters Regarding the Master Servicer and the Depositor.......................................    49
     Events of Default.....................................................................................    50
     Rights Upon Event of Default..........................................................................    50
     Amendment.............................................................................................    51
     List of Certificateholders............................................................................    51
     The Trustee...........................................................................................    51
     Duties of the Trustee.................................................................................    51
     Certain Matters Regarding the Trustee.................................................................    52
     Resignation and Removal of the Trustee................................................................    52
Description of Credit Support..............................................................................    52
     General...............................................................................................    52
     Subordinate Certificates..............................................................................    53
     Cross-Support Provisions..............................................................................    53
     Insurance or Guarantees with Respect to Mortgage Loans................................................    53
     Letter of Credit......................................................................................    53
     Certificate Insurance and Surety Bonds................................................................    54
     Reserve Funds.........................................................................................    54
     Credit Support with Respect to MBS....................................................................    54
Certain Legal Aspects of Mortgage Loans....................................................................    55
     General...............................................................................................    55
     Types of Mortgage Instruments.........................................................................    55
     Leases and Rents......................................................................................    55
     Personalty............................................................................................    56
     Junior Mortgages; Rights of Senior Lenders............................................................    56
     Foreclosure...........................................................................................    57
          General..........................................................................................    57
          Foreclosure procedures vary from state to state..................................................    57
          Judicial Foreclosure.............................................................................    57
          Non-Judicial Foreclosure/Power of Sale...........................................................    57
          Limitations on the Rights of Mortgage Lenders....................................................    58
          Rights of Redemption.............................................................................    59
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          Anti-Deficiency Legislation......................................................................    59
          Leasehold Considerations.........................................................................    59
     Bankruptcy Laws.......................................................................................    60
     Environmental Considerations..........................................................................    61
          General..........................................................................................    61
          Superlien Laws...................................................................................    61
          CERCLA...........................................................................................    61
          Certain Other Federal and State Laws.............................................................    61
          Additional Considerations........................................................................    62
     Due-On-Sale and Due-On-Encumbrance....................................................................    62
     Subordinate Financing.................................................................................    63
     Default Interest and Limitations on Prepayments.......................................................    63
     Applicability of Usury Laws...........................................................................    63
     Soldiers' and Sailors' Civil Relief Act Of 1940.......................................................    63
     Americans with Disabilities Act.......................................................................    64
Certain Federal Income Tax Consequences....................................................................    64
     General...............................................................................................    64
     REMICs................................................................................................    65
          Classification of REMICs.........................................................................    65
          Characterization of Investments in REMIC Certificates............................................    65
          Tiered REMIC Structures..........................................................................    66
     Taxation of Owners of REMIC Regular Certificates......................................................    66
          General..........................................................................................    66
          Original Issue Discount..........................................................................    66
          Market Discount..................................................................................    69
          Premium..........................................................................................    70
          Realized Losses..................................................................................    70
     Taxation of Owners of REMIC Residual Certificates.....................................................    70
          General..........................................................................................    70
          Taxable Income of the REMIC......................................................................    71
          Basis Rules, Net Losses and Distributions........................................................    73
          Excess Inclusions................................................................................    73
          Noneconomic REMIC Residual Certificates..........................................................    74
          Mark-to-Market Rules.............................................................................    75
          Possible Pass-Through of Miscellaneous Itemized Deductions.......................................    76
          Sales of REMIC Certificates......................................................................    76
          Prohibited Transactions Tax and Other Taxes......................................................    77
          Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations........    78
          Termination......................................................................................    79
          Reporting and Other Administrative Matters.......................................................    79
          Backup Withholding with Respect to REMIC Certificates............................................    80
          Foreign Investors in REMIC Certificates..........................................................    80
     Grantor Trust Funds...................................................................................    80
          Classification of Grantor Trust Funds............................................................    80
     Characterization of Investments in Grantor Trust Certificates.........................................    81
          Grantor Trust Fractional Interest Certificates...................................................    81
          Grantor Trust Strip Certificates.................................................................    81
     Taxation of Owners of Grantor Trust Fractional Interest Certificates..................................    81
          General..........................................................................................    81
          If Stripped Bond Rules Apply.....................................................................    82
          If Stripped Bond Rules Do Not Apply..............................................................    84
          Market Discount..................................................................................    85
          Premium..........................................................................................    86
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          Taxation of Owners of Grantor Trust Strip Certificates...........................................    87
          Possible Application of Proposed Contingent Payment Rules........................................    88
          Sales of Grantor Trust Certificates..............................................................    88
          Grantor Trust Reporting..........................................................................    88
          Backup Withholding...............................................................................    89
          Foreign Investors................................................................................    89
State and Other Tax Consequences...........................................................................    89
ERISA Considerations.......................................................................................    89
     General...............................................................................................    89
     Plan Asset Regulations................................................................................    90
     Prohibited Transaction Exemptions.....................................................................    90
Legal Investment...........................................................................................    92
Method of Distribution.....................................................................................    93
Legal Matters..............................................................................................    94
Financial Information......................................................................................    94
Rating.....................................................................................................    94
Index of Principal Definitions.............................................................................    95

                                       7



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                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates.....................  Mortgage   Pass-Through   Certificates,  issuable   in   series  (the
                                              'Certificates').

Depositor.................................  Merrill  Lynch  Mortgage  Investors,  Inc.,  a  wholly-owned  limited purpose  subsidiary  of Merrill  Lynch  Mortgage Capital  Inc. (the
                                              'Depositor') See 'The Depositor'.

Master Servicer...........................  The master servicer (the 'Master Servicer'), if any, for a series  of
                                              Certificates will be named in the related Prospectus Supplement and may  be  an affiliate  of the  Depositor.  See 'Description  of the
                                              Pooling Agreements -- Collection and Other Servicing Procedures'.

Special Servicer..........................  The special servicer (the 'Special  Servicer'), if any, for a  series of  Certificates will be named, or  the circumstances under which a
                                              Special Servicer  will  be  appointed will  be  described,  in  the related  Prospectus  Supplement.  See 'Description  of  the Pooling
                                              Agreements -- Special Servicers'.

Trustee...................................  The trustee (the 'Trustee') for  each series of Certificates will  be named in the related Prospectus Supplement. See 'Description of the
                                              Pooling Agreements -- The Trustee'.

The Trust Assets..........................  Each  series  of Certificates  will  represent in  the  aggregate the entire beneficial  ownership interest  in a  Trust Fund  consisting primarily of:

     A. Mortgage Assets...................  The Mortgage Assets with respect to each series of Certificates will, in  general, consist of a pool of mortgage loans (collectively, the
                                              'Mortgage Loans') secured  by liens on,  or security interests  in,
                                              (i)  residential properties  consisting of  five or  more rental or cooperatively-owned dwelling units  (the 'Multifamily  Properties')
                                              or  (ii) office buildings, shopping  centers, retail stores, hotels or motels, nursing  homes, hospitals or  other health-care  related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or  other types  of income-producing properties  or unimproved land
                                              (the 'Commercial  Properties').  If  so specified  in  the  related
                                              Prospectus  Supplement,  a Trust  Fund  may include  Mortgage Loans secured by liens on real estate projects under construction. If  so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date of their deposit into  the  related  Trust  Fund. The  Mortgage  Loans  will  not be guaranteed or insured by the  Depositor, any of its affiliates  or, unless  otherwise specified  in the  Prospectus Supplement,  by any governmental agency or instrumentality or other person.

                                            As and to the extent described in the related Prospectus  Supplement, a  Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a 'Mortgage Rate') that is fixed over its term or that adjusts from  time to time,  or that may  be converted at  the borrower's election from an

                                       8



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
                                              adjustable  to  a  fixed  Mortgage  Rate, or  from  a  fixed  to an adjustable Mortgage Rate,  (ii) may provide  for level payments  to maturity  or  for  payments  that  adjust  from  time  to  time  to accommodate  changes  in  the  Mortgage  Rate  or  to  reflect  the occurrence of certain events, and may permit negative amortization,
                                              (iii)  may be  fully amortizing over  its term to  maturity, or may provide for  little  or no  amortization  over its  term  and  thus require  a balloon  payment on its  stated maturity  date, (iv) may contain a prohibition on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment  and
                                              (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval  as  is specified  in  the related  Prospectus Supplement.
                                              Unless otherwise  provided in  the related  Prospectus  Supplement, each  Mortgage Loan will  have had an original  term to maturity of not more than 40 years, and  will have been originated by a  person
                                              other   than  the   Depositor.  See   'Description  of   the  Trust
                                              Funds -- Mortgage Loans'.

                                            If and to the extent specified in the related Prospectus  Supplement, the  Mortgage Assets  that constitute  a particular  Trust Fund may
                                              also  include   or  consist   solely   of  (i)   private   mortgage
                                              participations,   mortgage   pass-through  certificates   or  other
                                              mortgage-backed  securities   or  (ii)   certificates  insured   or
                                              guaranteed by the Federal Home Loan Mortgage Corporation ('FHLMC'),
                                              the   Federal  National   Mortgage  Association   ('FNMA')  or  the
                                              Governmental National Mortgage Association ('GNMA') or the  Federal
                                              Agricultural   Mortgage  Corporation  ('FAMC')  (collectively,  the
                                              mortgage-backed securities  referred to  in clauses  (i) and  (ii),
                                              'MBS'),  provided that  each MBS will  evidence an  interest in, or will be secured  by a pledge  of, one or  more mortgage loans  that conform to the descriptions of the Mortgage Loans contained herein.
                                              See 'Description of the Trust Funds -- MBS'.

                                            Each  Mortgage Asset will be selected  by the Depositor for inclusion in a  Trust Fund  from among  those purchased,  either directly  or
                                              indirectly,   from  a  prior  holder  thereof  (a  'Mortgage  Asset
                                              Seller'), which prior holder  may or may not  be the originator  of such  Mortgage  Loan  or the  issuer  of  such MBS  and  may  be an affiliate of the Depositor.

     B. Certificate Account...............  Each Trust Fund will include one or more accounts (collectively,  the
                                              'Certificate  Account') established and maintained on behalf of the
                                              Certificateholders into which the  person or persons designated  in the  related Prospectus  Supplement will,  to the  extent described herein and in such Prospectus Supplement, deposit all payments  and collections  received  or  advanced with  respect  to  the Mortgage
                                              Assets and other assets  in the Trust  Fund. A Certificate  Account may  be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested  in certain  short-term, investment grade obligations,  in each case as described in the related Prospectus Supplement. See 'Description of the Trust Funds  -- Certificate Accounts'  and 'Description of  the
                                              Pooling Agreements  -- Certificate Account'.
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
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     C. Credit Support....................  If  so provided in the related Prospectus Supplement, partial or full protection against  certain defaults  and  losses on  the  Mortgage
                                              Assets  in the related  Trust Fund may  be provided to  one or more classes of  Certificates  of the  related  series in  the  form  of subordination  of one or more other classes of Certificates of such series, which  other classes  may include  one or  more classes  of
                                              Offered  Certificates,  or by  one or  more  other types  of credit support, such as a letter  of credit, insurance policy,  guarantee, reserve  fund or another  type of credit  support, or a combination thereof (any such coverage with respect to the Certificates of  any series,  'Credit  Support'). The  amount  and types  of  any Credit
                                              Support,  the  identification  of  the  entity  providing  it   (if
                                              applicable)  and  related  information  will be  set  forth  in the related Prospectus Supplement. See 'Risk Factors -- Credit  Support
                                              Limitations',  'Description of  the Trust Funds  -- Credit Support'
                                              and 'Description of Credit Support'.

     D. Cash Flow Agreements..............  If so provided in the related Prospectus Supplement, a Trust Fund may include guaranteed investment  contracts pursuant  to which  moneys held  in the funds and accounts  established for the related series will be  invested at  a specified  rate. The  Trust Fund  may  also include  certain other  agreements, such as  interest rate exchange
                                              agreements,  interest  rate  cap  or  floor  agreements,   currency
                                              exchange  agreements or  similar agreements designed  to reduce the effects of interest rate or currency exchange rate fluctuations  on the  Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a 'Cash Flow Agreement'), including, without limitation, provisions relating  to the timing, manner  and amount  of  payments  thereunder  and  provisions  relating  to the termination thereof, will be described in the Prospectus Supplement for  the  related  series.  In  addition,  the  related  Prospectus
                                              Supplement  will contain  certain information that  pertains to the obligor under any such Cash Flow Agreement. See 'Description of the
                                              Trust Funds -- Cash Flow Agreements'.

Description of Certificates...............  Each series of  Certificates will be  issued in one  or more  classes pursuant  to a pooling  and servicing agreement  or other agreement specified in the related Prospectus  Supplement (in either case,  a
                                              'Pooling Agreement') and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                                            Each  series of Certificates  will consist of one  or more classes of
                                              Certificates, and  such  class  or classes  (including  classes  of
                                              Offered  Certificates)  may  (i) be  senior  (collectively, 'Senior
                                              Certificates')   or    subordinate   (collectively,    'Subordinate
                                              Certificates')  to  one or  more other  classes of  Certificates in entitlement to certain distributions  on the Certificates; (ii)  be entitled  to  distributions of  principal,  with disproportionately small, nominal  or  no  distributions  of  interest  (collectively,
                                              'Stripped   Principal   Certificates');   (iii)   be   entitled  to
                                              distributions of interest,  with disproportionately small,  nominal or  no distributions of principal (collectively, 'Stripped Interest
                                              Certificates'); (iv) provide for distributions of principal  and/or interest that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of  such series; (v)  provide for distributions  of principal to be
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
                                              made, from time to time or  for designated periods, at a rate  that is  faster  (and, in  some cases,  substantially faster)  or slower
                                              (and, in some cases, substantially  slower) than the rate at  which payments  or  other collections  of principal  are received  on the
                                              Mortgage Assets  in the  related Trust  Fund; or  (vi) provide  for distributions  of principal to be made, subject to available funds,
                                              based  on  a   specified  principal  payment   schedule  or   other
                                              methodology.

                                            Each  class of Certificates,  other than certain  classes of Stripped
                                              Interest Certificates and certain  REMIC Residual Certificates  (as defined below), will have a stated principal amount (a 'Certificate
                                              Balance');  and  each  class of  Certificates,  other  than certain classes  of  Stripped  Principal  Certificates  and  certain  REMIC
                                              Residual  Certificates,  will  accrue interest  on  its Certificate
                                              Balance or, in  the case  of certain classes  of Stripped  Interest
                                              Certificates,  on a notional amount ('Notional Amount'), based on a fixed,  variable  or  adjustable  interest  rate  (a  'Pass-Through
                                              Rate').   The  related  Prospectus   Supplement  will  specify  the
                                              Certificate Balance, Notional Amount and Pass-Through Rate for each class of Offered Certificates, as applicable, or, in the case of  a
                                              variable   or   adjustable  Pass-Through   Rate,  the   method  for
                                              determining the Pass-Through Rate.

                                            The Certificates will not be  guaranteed or insured by the  Depositor
                                              or   any  of  its   affiliates,  by  any   governmental  agency  or
                                              instrumentality or by any  other person, unless otherwise  provided in  the related Prospectus Supplement. See 'Risk Factors -- Limited
                                              Assets' and 'Description of the Certificates'.

Distributions of Interest on the
  Certificates............................  Interest on each  class of Offered  Certificates (other than  certain classes  of Stripped  Principal Certificates  and Stripped Interest
                                              Certificates and  certain  REMIC  Residual  Certificates)  of  each series  will  accrue at  the  applicable Pass-Through  Rate  on the
                                              Certificate Balance or, in the case of certain classes of  Stripped
                                              Interest Certificates, the Notional Amount thereof outstanding from time  to  time and  will  be distributed  to  Certificateholders as
                                              provided  in  the  related  Prospectus  Supplement  (each  of   the
                                              specified   dates  on  which  distributions   are  to  be  made,  a
                                              'Distribution Date'). Distributions of interest with respect to one
                                              or   more   classes   of   Certificates   (collectively,   'Accrual
                                              Certificates')  may not  commence until  the occurrence  of certain events, such as  the retirement  of one  or more  other classes  of
                                              Certificates,  and  interest accrued  with  respect to  a  class of
                                              Accrual Certificates prior to the occurrence of such an event  will either  be added  to the  Certificate Balance  thereof or otherwise deferred. Distributions of  interest with  respect to  one or  more classes  of Certificates  may be reduced  to the  extent of certain delinquencies, losses and other contingencies described herein  and in the related Prospectus Supplement. See 'Risk
                                              Factors  --  Prepayments;  Average Life  of  Certificates; Yields',
                                              'Yield  and  Maturity  Considerations',  and  'Description  of  the
                                              Certificates -- Distributions of Interest on the Certificates'.

Distributions of Certificate Principal....  Each  class of  the Certificates of  each series  (other than certain classes of  Stripped Interest  Certificates and/or  REMIC  Residual
                                              Certificates)    will   have    a   Certificate    Balance   which,

                                       11



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                                              as of any date, will represent the maximum amount that the  holders thereof  are then entitled to receive  in respect of principal from future cash flow on the Mortgage Assets in the related Trust  Fund.
                                              Unless  otherwise specified  in the  related Prospectus Supplement, the initial  aggregate  Certificate Balance  of  all classes  of  a series  of Certificates  will not exceed  the outstanding principal balance of the related Mortgage Assets as of a specified date  (the
                                              'Cut-off  Date'), after application of scheduled payments due on or before such date,  whether or not  received. As and  to the  extent described  in the  related Prospectus  Supplement, distributions of principal with respect to each series of Certificates will be  made on each Distribution Date to the holders of the class or classes of
                                              Certificates  of such series entitled thereto until the Certificate
                                              Balances  of  such   Certificates  have  been   reduced  to   zero.
                                              Distributions  of principal with respect to  one or more classes of
                                              Certificates (i) may be made at a rate that is faster (and, in some cases, substantially faster)  than the  rate at  which payments  or other  collections of principal are received on the Mortgage Assets in the  related  Trust  Fund;  (ii)  may  not  commence  until  the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a  rate that is  slower (and, in  some cases, substantially slower)
                                              than the rate at which  payments or other collections of  principal are  received on  the Mortgage  Assets in  the related  Trust Fund;
                                              (iii) may be made, subject to available funds, based on a specified
                                              principal  payment  schedule   (any  such   class,  a   'Controlled
                                              Amortization  Class'); and (iv) may  be contingent on the specified principal payment schedule for  a Controlled Amortization Class  of
                                              the   same  series  and  the  rate  at  which  payments  and  other collections of  principal on  the Mortgage  Assets in  the  related
                                              Trust  Fund  are received  (any such  class, a  'Companion Class').
                                              Unless otherwise specified  in the  related Prospectus  Supplement, distributions  of principal  of any  class of  Certificates will be made on a  pro rata  basis among all  of the  Certificates of  such class.  See 'Description  of the  Certificates --  Distributions of
                                              Certificate Principal'.

Advances..................................  If and to the extent  provided in the related Prospectus  Supplement, the Master Servicer and/or other specified person will be obligated to  make,  or  have the  option  of making,  certain  advances with respect  to  delinquent  scheduled  payments  of  principal  and/or interest  on the Mortgage Loans in the related Trust Fund. Any such advances made with respect  to a particular  Mortgage Loan will  be reimbursable from subsequent recoveries in respect of such Mortgage
                                              Loan  and  otherwise  to the  extent  described herein  and  in the related Prospectus Supplement. If and to the extent provided in the
                                              Prospectus Supplement  for a  series  of Certificates,  the  Master
                                              Servicer  or  other specified  person will  be entitled  to receive interest on its advances for the period that they are  outstanding, payable from amounts in the related Trust Fund. See 'Description of the  Certificates --  Advances in  Respect of  Delinquencies'. If a
                                              Trust Fund includes MBS, any  comparable advancing obligation of  a party  to  the related  Pooling  Agreement, or  of  a party  to the related MBS Agreement, will be described in the related  Prospectus
                                              Supplement.
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                                       12



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
Termination...............................  If  so specified  in the related  Prospectus Supplement,  a series of
                                              Certificates may be subject to optional early termination by  means of  the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the  circumstances and  in the manner set forth therein. If so provided in the related
                                              Prospectus  Supplement,  upon  the  reduction  of  the  Certificate
                                              Balance  of  a  specified class  or  classes of  Certificates  by a specified percentage or  amount, a party  specified therein may  be authorized  or required to solicit bids  for the purchase of all of the Mortgage Assets of the Trust  Fund, or of a sufficient  portion of  such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See 'Description of the Certificates -- Termination'.

Registration of Book-Entry Certificates...  If so  provided in  the related  Prospectus Supplement,  one or  more classes  of the Offered Certificates of  any series will be offered in  book-entry  format  (collectively,  'Book-Entry  Certificates')
                                              through  the facilities  of The  Depository Trust  Company ('DTC').
                                              Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee  of
                                              DTC.  No  person acquiring  an interest  in  a class  of Book-Entry
                                              Certificates (a 'Certificate Owner') will be entitled to receive  a
                                              Certificate  of such class in  fully registered, definitive form (a
                                              'Definitive Certificate'), except  under the limited  circumstances described herein. See 'Risk Factors -- Book-Entry Registration' and
                                              'Description  of  the Certificates  -- Book-Entry  Registration and
                                              Definitive Certificates'.

Tax Status of the Certificates............  The Certificates of  each series will  constitute either  (i)'regular interests'  ('REMIC Regular Certificates') and 'residual interests'
                                              ('REMIC Residual Certificates')  in a Trust  Fund, or a  designated portion  thereof, treated  as a  REMIC under  Sections 860A through
                                              860G of the  Internal Revenue Code  of 1986 (the  'Code'), or  (ii)
                                              interests ('Grantor Trust Certificates') in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

     A. REMIC.............................  REMIC   Regular  Certificates  generally  will  be  treated  as  debt
                                              obligations  of  the  applicable  REMIC  for  federal  income   tax
                                              purposes.  In general, to  the extent the assets  and income of the
                                              REMIC are  treated  as  qualifying  assets  and  income  under  the following sections of the Code, REMIC Regular Certificates owned by a  thrift institution will be  treated as 'qualifying real property loans' within the meaning of Section 593(d) of the Code, and  REMIC
                                              Regular  Certificates owned by a  real estate investment trust will be  treated  as  'real  estate  assets'  for  purposes  of  Section
                                              856(c)(5)(A)  of  the Code  and interest  income therefrom  will be treated as 'interest  on obligations secured  by mortgages on  real property'  for  purposes of  Section 856(c)(3)(B)  of the  Code. In addition, REMIC Regular Certificates will be 'qualified  mortgages'
                                              within  the meaning of Section 860G(a)(3) of the Code. Moreover, if
                                              95% or more of the assets and  the income of the REMIC qualify  for any  of the  foregoing treatments,  the REMIC  Regular Certificates will qualify  for  the  foregoing  treatments  in  their  entirety.
                                              However,  REMIC Regular Certificates owned  by a thrift institution will constitute assets described  in Section 7701(a)(19)(C) of  the
                                              Code only if so specified in the related
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                                       13



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
                                              Prospectus  Supplement. Holders of  REMIC Regular Certificates must
                                              report  income  with  respect   thereto  on  the  accrual   method,
                                              regardless  of their method of tax accounting generally. Holders of any class of REMIC Regular Certificates issued with original  issue discount  generally will be required  to include the original issue discount in income as it accrues, which will be determined using an initial prepayment assumption and taking into account, from time to time, actual prepayments  occurring at  a rate  different than  the
                                              prepayment    assumption.   See   'Certain   Federal   Income   Tax
                                              Consequences --  REMICs  -- Taxation  of  Owners of  REMIC  Regular
                                              Certificates'.

                                            REMIC Residual Certificates generally will be treated as representing an  interest in  qualifying assets  and income  to the  same extent described  above  for  institutions  subject  to  Sections  593(d),
                                              856(c)(5)(A)  and 856(c)(3)(B) of the Code, but not for purposes of
                                              Section 7701(a)(19)(C) of the Code  unless otherwise stated in  the related  Prospectus Supplement.  A portion  (or, in  certain cases, all) of the income from REMIC Residual Certificates (i) may not  be offset  by any losses  from other activities of  the holder of such
                                              REMIC Residual  Certificates  (except  generally  with  respect  to thrift  institutions described in Section 593  of the Code, if such
                                              REMIC Residual Certificate  has 'significant value'),  (ii) may  be treated  as unrelated business taxable  income for holders of REMIC
                                              Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section  511 of the Code), and  (iii)
                                              may  be subject to foreign  withholding rules. See 'Certain Federal
                                              Income Tax Consequences --  REMICs -- Taxation  of Owners of  REMIC
                                              Residual Certificates'.

     B. Grantor Trust.....................  Unless  otherwise  provided  in  the  related  Prospectus Supplement,
                                              Grantor Trust Certificates may be  either Certificates that have  a
                                              Certificate  Balance and a  Pass-Through Rate or  that are Stripped
                                              Principal Certificates  (collectively,  'Grantor  Trust  Fractional
                                              Interest Certificates'), or may be Stripped Interest Certificates.

                                            Owners  of  Grantor Trust  Fractional  Interest Certificates  will be treated for federal income tax  purposes as owners of an  undivided pro  rata interest  in the  assets of  the related  Trust Fund, and generally will be required  to report their pro  rata share of  the entire  gross income  (including amounts  incurred as  servicing or other fees  and expenses)  from  the Mortgage  Assets and  will  be entitled,  subject to certain limitations, to deduct their pro rata shares of any servicing or other fees and expenses incurred  during the year. Holders of Grantor Trust Fractional Interest Certificates
                                              generally  will  be treated  as  owning an  interest  in qualifying assets and income under Sections 593(d), 856(c)(5)(A), 856(c)(3)(B)
                                              and 860G(a)(3) of the Code, but will not be so treated for purposes of Section 7701(a)(19)(C)  of the Code  unless otherwise stated  in the related Prospectus Supplement.

                                            It  is unclear whether Stripped Interest Certificates will be treated as representing  an ownership  interest  in qualifying  assets  and income  under Sections 593(d), 856(c)(5)(A) and 856(c)(3)(B) of the
                                              Code, although the policy considerations underlying those  Sections suggest  that  such treatment  should  be available.  However, such
                                              Certificates will not be treated
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                                       14



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
                                              as representing  an  ownership  interest  in  assets  described  in
                                              Section  7701(a)(19)(C) of the Code  unless otherwise stated in the related Prospectus Supplement. The taxation of holders of  Stripped
                                              Interest  Certificates is uncertain  in various respects, including in particular the method such  holders should use to recover  their purchase  price and  to report  their income  with respect  to such
                                              Stripped Interest  Certificates. See  'Certain Federal  Income  Tax
                                              Consequences -- Grantor Trust Funds'.

                                            Investors  are advised  to consult their  tax advisors  and to review
                                              'Certain Federal Income Tax Consequences' herein and in the related
                                              Prospectus Supplement.

ERISA Considerations......................  Fiduciaries of employee  benefit plans and  certain other  retirement plans  and arrangements, including  individual retirement accounts,
                                              annuities,  Keogh  plans,  and  collective  investment  funds   and
                                              separate  accounts  in  which such  plans,  accounts,  annuities or arrangements  are  invested,  that  are  subject  to  the  Employee
                                              Retirement  Income Security Act  of 1974, as  amended ('ERISA'), or
                                              Section 4975 of the Code, should carefully review with their  legal advisors  whether the  purchase or holding  of Offered Certificates could give  rise to  a transaction  that is  prohibited or  is  not otherwise  permissible either  under ERISA  or Section  4975 of the
                                              Code.  See  'ERISA  Considerations'  herein  and  in  the   related
                                              Prospectus Supplement.

Legal Investment..........................  The  Offered  Certificates of  any  series will  constitute 'mortgage related securities' for purposes  of the Secondary Mortgage  Market
                                              Enhancement  Act  of  1984  only if  so  specified  in  the related
                                              Prospectus Supplement.  Investors  whose  investment  authority  is subject  to  legal  restrictions  should  consult  their  own legal advisors to  determine  whether  and to  what  extent  the  Offered
                                              Certificates  constitute  legal  investments for  them.  See 'Legal
                                              Investment' herein and in the related Prospectus Supplement.

Rating....................................  At  their  respective  dates  of  issuance,  each  class  of  Offered
                                              Certificates  will be rated not lower  than investment grade by one or more nationally recognized statistical rating agencies (each,  a
                                              'Rating Agency'). See 'Rating' herein and in the related Prospectus
                                              Supplement.
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
                                  RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading 'Risk Factors' in the related
Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, itself or through one or more of its affiliates, currently expects to make a secondary market in the Offered Certificates of each series, but has no obligation to do so. However, there can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. Furthermore, because, among other things, the timing of receipt of payments with respect to a pool of multifamily or commercial mortgage loans may be substantially more difficult to predict than that of a pool of single family mortgage loans, any such secondary market that does develop may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

     The   primary  source  of  continuing  information  regarding  the  Offered
Certificates of any series,  including information regarding  the status of  the related  Mortgage Assets and  any Credit Support for  such Certificates, will be the periodic reports  to Certificateholders  delivered pursuant  to the  related
Pooling  Agreement as  described herein  under the  heading 'Description  of the
Certificates -- Reports to Certificateholders'.  There can be no assurance  that any  additional continuing information regarding the Offered Certificates of any series will be  available through any  other source, and  the limited nature  of such information may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Except  to  the  extent  described herein  and  in  the  related Prospectus
Supplement, Certificateholders will have no  redemption rights, and the  Offered
Certificates  of each series are subject  to early retirement only under certain
specified  circumstances  described  herein   and  in  the  related   Prospectus
Supplement. See 'Description of the Certificates -- Termination'.

LIMITED ASSETS

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related
Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on such Certificates, no other assets will be available for payment of the deficiency.
Additionally, certain amounts on deposit from time to time remaining in certain funds or accounts constituting part of a Trust Fund, including the Certificate
Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions that will be described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate
Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus
Supplement.

                                       16



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PREPAYMENTS; AVERAGE LIFE OF CERTIFICATES; YIELDS

     For a number of reasons, including the difficulty of predicting the rate of prepayments on the Mortgage Loans in a particular Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage
Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the rate of prepayments on the Mortgage Loans in any Trust Fund or that such rate will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

     The extent to  which prepayments on  the Mortgage Loans  in any Trust  Fund ultimately  affect the average life of any  class of Certificates of the related series will depend on the terms  of such Certificates. A class of  Certificates, including  a class of Offered Certificates, may provide that on any Distribution
Date the holders of such  Certificates are entitled to a  pro rata share of  the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans
in   the  related  Trust  Fund  that  are  distributable  on  such  date,  to  a disproportionately large  share (which,  in  some cases,  may  be all)  of  such prepayments,  or to a disproportionately small  share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the  holders thereof  to a disproportionately large share of prepayments enhances the risk of early retirement of such class ('call risk') if the rate of prepayment is faster than anticipated;  while  a class  of  Certificates that  entitles  the  holders thereof  to a disproportionately small share of prepayments enhances the risk of an extended  average  life of  such  class ('extension  risk')  if the  rate  of prepayment  is slower than  anticipated. As and  to the extent  described in the related Prospectus  Supplement,  the  respective  entitlements  of  the  various classes  of  Certificateholders  of  any series  to  receive  payments  (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust
Fund may vary based on the occurrence of certain events (e.g., the retirement of one or  more classes  of Certificates  of  such series)  or subject  to  certain contingencies  (e.g., prepayment and default rates with respect to such Mortgage
Loans).

     A series of Certificates  may include one  or more Controlled  Amortization
Classes  that will be entitled to receive principal distributions according to a specified  principal  payment  schedule.  Although  prepayment  risk  cannot  be
eliminated   entirely  for  any  class  of   Certificates,  it  can  be  reduced
substantially in the  case of  a Controlled Amortization  Class so  long as  the actual  rate of  prepayments on  the Mortgage  Loans in  the related  Trust Fund remains relatively  constant at  the rate,  or  within the  range of  rates,  of prepayment  used to establish  the specific principal  payment schedule for such
Certificates. However, the reduction of prepayment risk afforded to a Controlled
Amortization Class comes at the expense of one or more Companion Classes of  the same  series, any  of which  Companion Classes  may also  be a  class of Offered
Certificates. In  general, and  as more  specifically described  in the  related
Prospectus  Supplement, a Companion Class will  entitle the holders thereof to a disproportionately large  share of  prepayments  on the  Mortgage Loans  in  the related  Trust Fund  when the rate  of prepayment  is relatively fast,  and to a disproportionately small share of those prepayments when the rate of  prepayment is  relatively slow,  and thus  absorbs some  (but not  all) of  the 'call risk'
and/or 'extension  risk'  that would  otherwise  affect the  related  Controlled
Amortization  Class  if all  payments of  principal of  the Mortgage  Loans were allocated on a pro rata basis.

                                       17



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
     A series of Certificates  may also include one  or more classes of  Offered
Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped
Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See 'Yield and Maturity Considerations' herein and, if applicable, in the related Prospectus
Supplement.

LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage
Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Neither will such rating address the possibility that prepayments on the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered
Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged
Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See 'Description of Credit Support' and 'Rating'.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     Mortgage  loans made on the security  of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the  event thereof,  that are greater than similar risks  associated with loans made on the
security  of   single-family   property.   See   'Description   of   the   Trust
Funds  -- Mortgage Loans'. The ability of a  borrower to repay a loan secured by
an  income-producing  property  typically   is  dependent  primarily  upon   the
successful  operation  of  such  property  rather  than  upon  the  existence of independent income or  assets of  the borrower; thus,  the value  of an  income-
producing  property is directly related to the net operating income derived from such property.  If the  net operating  income of  the property  is reduced  (for example,  if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the  borrower's ability to repay  the loan may  be
impaired.   A  number  of  the  Mortgage  Loans  may  be  secured  by  liens  on owner-occupied Mortgaged  Properties  or on  Mortgaged  Properties leased  to  a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the  net operating income from such Mortgaged  Properties than would be the case with respect to  Mortgaged Properties  with multiple  tenants. Furthermore,  the value  of any  Mortgaged Property may  be adversely affected  by risks generally incident to interests in  real property, including changes  in general or  local economic  conditions and/or specific industry  segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses;

                                       18



changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors beyond the control of a Master Servicer.

     In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, specialty properties (such as hotels, health care facilities, self-storage facilities and restaurants) are often characterized by substantial operating risk associated with the particular industry or business that is in addition to traditional real estate risk. Also, specialty properties frequently are of such design that they may not be readily converted to alternative uses if that industry or business declines.

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BALLOON PAYMENTS; BORROWER DEFAULT

     Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

     If and to the extent specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While a Master Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for the Offered Certificates of each series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions

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
or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See ' -- Limited Nature of Ratings', 'Description of the Certificates' and 'Description of Credit Support'.

LEASES AND RENTS

     The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See 'Certain Legal Aspects of Mortgage Loans -- Leases and Rents'.

ENVIRONMENTAL RISKS

     Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator', for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See 'Certain Legal Aspects of Mortgage Loans -- Environmental Considerations'. If a Trust Fund includes Mortgage Loans and the related Prospectus Supplement does not otherwise specify, the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under 'Description of the Pooling Agreements -- Realization Upon Defaulted Mortgage Loans.' These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of a hazardous environmental condition, but there can be no assurance in a given case that those risks can be eliminated entirely.

ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans,

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
prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See 'ERISA Considerations'.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under 'Certain Federal Income Tax Consequences -- REMICs'. Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as 'excess inclusion' income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield.
Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

BOOK-ENTRY REGISTRATION

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry
Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ('Participants'). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. The means by which notices and other communications are conveyed by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may experience delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See 'Description of the Certificates -- Book-Entry Registration and Definitive Certificates'.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing as of the date they are deposited in the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in the

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

Trust Fund and the yield on the Offered Certificates of such series. See 'Description of the Trust Funds -- Mortgage Loans-General'.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each Trust Fund will consist of (i) multifamily and/or commercial mortgage loans (the 'Mortgage Loans'), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities ('MBS') that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, 'Mortgage Assets'). Each Trust Fund will be established by Merrill Lynch Mortgage Investors, Inc. (the 'Depositor'). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a 'Mortgage Asset Seller'), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ' -- Mortgage Loans,' unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the 'Mortgage Notes') secured by mortgages, deeds of trust or similar security instruments (the 'Mortgages') that create liens on properties (the 'Mortgaged Properties') consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ('Multifamily Properties') or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land ('Commercial Properties'). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ('Cooperatives'). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a Mortgaged Property. A Mortgage may create a lien on a borrower's leasehold estate in a property; however, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least two years. Each Mortgage Loan will have been originated by a person (the 'Originator') other than the Depositor.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of

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
default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the 'Debt Service Coverage Ratio' of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, 'Net Operating Income' means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ('Net Leases'). However, the existence of such 'net of expense' provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the 'Loan-to-Value Ratio' of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and the outstanding principal balance of any loan secured by a lien on the related Mortgaged Property prior to the lien of the related Mortgage, to (ii) the Value of such Mortgaged Property. The 'Value' of a
Mortgaged Property, is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a  projection of  value based  upon the  property's projected  net  cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While  the  Depositor  believes  that  the  foregoing  considerations   are
important   factors  that  generally  distinguish  loans  secured  by  liens  on income-producing real estate from single-family mortgage loans there is no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See 'Risk Factors -- Risks Associated with Certain Mortgage Loans and Mortgaged Properties' and ' -- Balloon Payments; Borrower Default'.

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates ('Due Dates') that occur monthly, quarterly or semi-annually. A Mortgage Loan
(i) may provide for accrual of interest thereon at an interest rate (a 'Mortgage Rate') that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (iv) may contain a prohibition on prepayment (the period of such prohibition, a 'Lock-out Period' and its date of expiration, a 'Lock-out Expiration Date') or require payment of a premium or a yield maintenance penalty (a 'Prepayment Premium') in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an 'Equity Participation'), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans,
(v) the original Loan-to-Value Ratios of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the geographic distribution of the Mortgaged Properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ('ARM Loans'), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged

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Properties. If  the Depositor  is unable  to tabulate  the specific  information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

     MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an 'MBS Agreement'). The issuer (the 'MBS Issuer') of the MBS and/or the servicer (the 'MBS Servicer') of the underlying mortgage loans will have entered into the MBS Agreement, generally with a trustee (the 'MBS Trustee') or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under 'Description of Credit Support' may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, the type of information in respect of the underlying mortgage loans described under ' -- Mortgage Loans -- Mortgage Loan Information in Prospectus
Supplements' and (xi) the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the 'Certificate Account') established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.

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CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or by a combination thereof (any such coverage with respect to the Certificates of any series, 'Credit Support'). The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificates of each series. See 'Risk Factors -- Credit Support Limitations' and 'Description of Credit Support'.

CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a 'Cash Flow Agreement'), and the identity of the Cash Flow Agreement obligor, will be described in the related Prospectus Supplement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See 'Risk Factors -- Prepayments; Average Life of Certificates; Yields'. The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.

PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to the Offered Certificates of any series will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which

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such  payments  are  passed  through  to  Certificateholders.  That  delay  will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the Due Date of the preceding scheduled payment up to the Due Date for the next scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a 'Prepayment Interest Shortfall') than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See 'Description of the Pooling Agreements -- Servicing Compensation and Payment of Expenses'.

YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to their Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans is distributed on an Offered Certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the Notional Amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on such investor's yield of principal payments (to the extent distributable in reduction of the principal balance or Notional Amount of such investor's Offered Certificates) occurring at a rate higher (or lower) than the

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rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of such Mortgage Assets or such classes of Certificates, as the case may be. Thus, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby 'locking in' such rate or (ii) taking advantage of the initial 'teaser rate' (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

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WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term 'prepayment' includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ('CPR') prepayment model or the Standard Prepayment Assumption ('SPA') prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of Certificates may include one or more Controlled Amortization Classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more Companion Classes. Unless otherwise specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a 'PAC') or a Targeted Amortization Class (a 'TAC'). In general, distributions of principal on a PAC are made in accordance with a specified amortization schedule so long as prepayments on the underlying Mortgage Loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more Companion Classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments may retire the Companion Classes much earlier than expected, thus leaving the PAC without further prepayment protection. A TAC is similar to a PAC, but a TAC structure generally does not draw on Companion Classes to make up cash flow shortfalls, and will generally not provide protection to the TAC against the risk that prepayments occur more slowly than expected.

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     In  general,  the reduction  of prepayment  risk  afforded to  a Controlled
Amortization Class comes at the expense of one or more Companion Classes of the same series (any of which may also be a class of Offered Certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the related Prospectus Supplement, the holders of a Companion Class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the Controlled Amortization Class, and (in the case of a Companion Class that supports a PAC) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, 'call risk,' and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, 'extension risk' that would otherwise be allocated to the related Controlled Amortization Class. Accordingly, Companion Classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization. In general, such Mortgage Loans by their terms limit the amount by which scheduled payments may adjust in response to changes in Mortgage Rates and/or provide that scheduled payment amounts will adjust less frequently than the Mortgage Rates. Accordingly, during a period of rising interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the Mortgage Loan balance would amortize more slowly than necessary to repay it over such schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable Mortgage Rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the Mortgage Loan balance over such schedule.

     A slower or negative rate of Mortgage Loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature. A faster rate of Mortgage Loan amortization will shorten the weighted average life of such Mortgage Loans and, correspondingly, the weighted average lives of those classes of Certificates then entitled to a portion of the principal payments on such Mortgage Loans. The related Prospectus

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
Supplement   will  describe,  if  applicable,   the  manner  in  which  negative
amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates. The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, 'Excess Funds' will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

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
                                 THE DEPOSITOR

     Merrill Lynch Mortgage Investors, Inc., the Depositor, is a Delaware corporation organized on June 13, 1986 as a wholly-owned limited purpose finance subsidiary of Merrill Lynch Mortgage Capital Inc. (a wholly-owned indirect subsidiary of Merrill Lynch & Co.). The Depositor maintains its principal office at World Financial Center, North Tower-Fifteenth Floor, 250 Vesey Street, New York, New York 10281-1315. Its telephone number is (212) 449-0336. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of each series will consist of one or more classes and will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. Each series of Certificates may consist of one or more classes of Certificates (including classes of Offered Certificates) that (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, 'Senior Certificates') or subordinate (collectively, 'Subordinate Certificates') to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, 'Stripped Principal Certificates'); (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, 'Stripped Interest Certificates'); (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates or REMIC Residual Certificates, Notional Amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, 'Definitive Certificates') or may be offered in book-entry format (such Certificates, 'Book-Entry Certificates') through the facilities of The Depository Trust Company ('DTC'). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See 'Risk Factors -- Limited Liquidity', ' -- Limited Assets' and ' -- Book-Entry Registration'.

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from

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
the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the 'Available Distribution Amount' for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable
Distribution  Date  occurs  (the  'Record   Date'),  and  the  amount  of   each
distribution  will be determined  as of the  close of business  on the date (the
'Determination Date') specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class (other than any class of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ('Accrual Certificates'), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and REMIC Residual Certificates), 'Accrued Certificate Interest' for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the period between Distribution Dates) on the outstanding Certificate Balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a 'Notional Amount') that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of

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
Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under 'Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest', exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See 'Risk Factors -- Prepayments; Average Life of Certificates; Yields' and 'Yield and Maturity Considerations'.

DISTRIBUTIONS OF CERTIFICATE PRINCIPAL

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates of REMIC Residual Certificates) will have a
'Certificate Balance' which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets that is allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Assets. In addition, distributions of principal with respect to one or more classes of Certificates (each such class, a 'Controlled Amortization Class') may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Certificates (each such class, a 'Companion Class'), may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related

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
Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or in the Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, the related Master Servicer and/or other specified person (including a provider of Credit Support) may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. Unless otherwise provided in the related Prospectus
Supplement, a 'Due Period' is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the advancing person's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, 'Related Proceeds') and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer or by any other person if, in the good faith judgment of the Master Servicer or such other person, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a 'Nonrecoverable Advance'); and, if previously made by a Master Servicer or another person, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made from excess funds in a Certificate Account, the Master Servicer or other person that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer or other specified person to make advances may be

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
secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a 'Distribution Date Statement') that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

          (i) the amount of such distribution to holders of Certificates of such class that was applied to reduce the Certificate Balance thereof;

          (ii) the amount of such distribution to holders of Certificates of such class that is allocable to Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of Certificates of such class that is allocable to (A) Prepayment Premiums and
     (B) payments on account of Equity Participations;

          (iv) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as such Master Servicer or the related Trustee, as the case may be, deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (vi) the aggregate principal balance of the related Mortgage Loans on, or as of a specified date shortly prior to, such Distribution Date;

          (vii) the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          (viii) with respect to each Mortgage Loan that is delinquent in respect of three or more scheduled payments, (A) the loan number thereof,
     (B) the unpaid balance thereof, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (E) if applicable, the aggregate amount of any interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

          (ix) with respect to any Mortgage Loan liquidated during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date) in connection with a default thereon or by reason of being purchased out of the related Trust Fund,

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     (A) the loan number thereof, (B) the manner in which it was liquidated, (C)
     the aggregate amount of Liquidation Proceeds received, (D) the portion of such Liquidation Proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such Mortgage Loan and (E) the amount of any loss to Certificateholders;

          (x) with respect to each Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise (an 'REO Property') and included in the related Trust Fund as of the end of the related Due Period or Prepayment Period, as applicable, (A) the loan number of the related Mortgage Loan, (B) the date of acquisition, (C) the principal balance of the related Mortgage Loan (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related Pooling Agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (E) if applicable, the aggregate amount of interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances;

          (xi) with  respect  to  any  REO  Property  sold  during  the  related
     Prepayment Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (D) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

          (xii) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any losses in respect of the related Mortgage Loans and any increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

          (xiii) the aggregate amount of principal prepayments made on the Mortgage Loans during the related Prepayment Period;

          (xiv) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

          (xv) the amount of any Accrued Certificate Interest due but not paid on such class of Offered Certificates at the close of business on such Distribution Date;

          (xvi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date; and

          (xvii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, 'Description of the Certificates -- Book-Entry Registration and Definitive Certificates'.

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
     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the 'Voting Rights') will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See 'Description of the Pooling Agreements -- Amendment'. The holders of specified amounts of Certificates of a particular series will have the collective right to remove the related Trustee and also to cause the removal of the related Master Servicer in the case of an Event of Default on the part of the Master Servicer. See 'Description of the Pooling Agreements -- Events of Default', ' -- Rights Upon Event of Default' and ' -- Resignation and Removal of the Trustee'.

TERMINATION

     The obligations created by the Pooling Agreement for each series of Certificates will terminate upon the payment (or provision for payment) to Certificateholders of that series of all amounts held in the related Certificate Account, or otherwise by the related Master Servicer or Trustee or by a Special Servicer, and required to be paid to such Certificateholders pursuant to such Pooling Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the related Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the related Prospectus Supplement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a party that will be specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party identified therein will be authorized or required to solicit bids for the purchase of all the assets of the related Trust Fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ('DTC'), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a 'banking corporation' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of  the  New York  Uniform  Commercial  Code, and  a  'clearing  agency'
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ('Participants') and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-

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
entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. 'Direct Participants', which maintain accounts with DTC, include securities brokers and dealers (including Merrill Lynch, Pierce, Fenner & Smith Incorporated), banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities
Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ('Indirect Participants'). The Rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a 'Certificate Owner') will in turn be recorded on the records of Direct and Indirect Participants. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates will be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC will not know the identity of actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in 'street name', and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only 'Certificateholder' (as such term is used in the related Pooling Agreement) of a Book-Entry Certificate will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form (as so issued, 'Definitive Certificates') to Certificate Owners or their nominees, rather than to DTC or its nominee, only if
(i) the

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
Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for reregistration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a 'Pooling Agreement'). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include a Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement.

     A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term 'Certificate' refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Merrill Lynch Mortgage Investors, Inc., World Financial Center, North Tower-Fifteenth Floor, 250 Vesey Street, New York, New York 10281-1315. Attention: Secretary.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term;

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the  original and outstanding principal balance; and the Loan-to-Value Ratio and
Debt Service Coverage Ratio as of the date indicated.

     With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The related Trustee (or the custodian appointed by the Trustee) will be required to review the Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, in either case such that interests of the Certificateholders are materially and adversely affected, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and the Master Servicer will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to replace the related Mortgage Loan or repurchase it from the Trustee at a price that will be specified in the related Prospectus Supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related Prospectus Supplement, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign certain representations and warranties, (the person making such representations and warranties, the 'Warranting Party') covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. Each Warranting Party will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates of any series for a breach of representation and warranty by a Warranting Party. Moreover, neither the Depositor (unless it is the Warranting Party) nor the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a Warranting Party will be specified in the related Prospectus Supplement. In some cases, such representations and warranties

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
will have been made as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans (collectively, the 'Certificate Account'), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. As described in the related Prospectus Supplement, a Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement ('Permitted Investments'). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

          (i)  all  payments  on  account  of  principal,  including   principal
     prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee;

          (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, 'Insurance Proceeds') and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ('Liquidation Proceeds'), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under 'Description of Credit Support';

          (v) any advances made as described under 'Description of the Certificates -- Advances in Respect of Delinquencies';

          (vi) any amounts paid under any Cash Flow Agreement, as described under 'Description of the Trust Funds -- Cash Flow Agreements';

          (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described

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
     under ' -- Assignment of Mortgage Loans; Repurchases' and ' -- Representations and Warranties; Repurchases', all proceeds of the purchase of any defaulted Mortgage Loan as described under ' -- Realization Upon Defaulted Mortgage Loans', and all proceeds of any Mortgage Asset purchased as described under 'Description of the Certificates -- Termination' (all of the foregoing, also, 'Liquidation Proceeds');

          (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under ' -- Servicing Compensation and Payment of Expenses';

          (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

          (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under ' -- Hazard Insurance Policies';

          (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

          (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

          (i)  to  make   distributions  to  the   Certificateholders  on   each
     Distribution Date;

          (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under 'Description of the Certificates -- Advances in Respect of Delinquencies', such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

          (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

          (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and
     (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the related Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

          (v)  if  and  to  the  extent  described  in  the  related  Prospectus
     Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of Credit Support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and

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
     materials  present  on  such  Mortgaged  Properties,  as  described   under
     ' -- Realization Upon Defaulted Mortgage Loans';

          (vii) to reimburse the Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ' -- Certain Matters Regarding the Master Servicer and the Depositor';

          (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

          (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ' -- Certain Matters Regarding the Trustee';

          (x) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

          (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under 'Certain Federal Income Tax Consequences -- REMICS -- Prohibited Transactions Tax and Other Taxes';

          (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

          (xiv) to pay  for the  cost of  various opinions  of counsel  obtained
     pursuant   to   the  related   Pooling   Agreement  for   the   benefit  of
     Certificateholders;

          (xv) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

          (xvi) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer for any mortgage pool, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled Mortgage Loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in the related Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the Pooling Agreement and in the related Prospectus Supplement (the 'Servicing Standard').

     The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing Mortgaged Properties acquired through or in lieu of foreclosure (each, an 'REO Property'); and maintaining servicing records relating to the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See 'Description of Credit Support'.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the Servicing Standard; provided that, unless otherwise set forth in the

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
related Prospectus Supplement,  the modification, waiver  or amendment will  not
(i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment (i) a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation.

SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a 'Sub-Servicer'), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement unless otherwise provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a 'Sub-Servicing Agreement') must provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See ' -- Certificate Account' and ' -- Servicing Compensation and Payment of Expenses'.

SPECIAL SERVICERS

     If and to the extent specified in the related Prospectus Supplement, a special servicer (the 'Special Servicer') may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted Mortgage Loans) in respect of the servicing of the related Mortgage Loans. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related

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
Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See 'Certain Legal Aspects of Mortgage Loans'.

     A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of Certificates of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Master Servicer will generally be required to proceed with respect to such defaulted Mortgage Loan as described below.

     If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders of the related series, or any other specified person to be considered to hold title to, to be a 'mortgagee-in-possession' of, or to be an 'owner' or an 'operator' of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

          (i) either the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) either there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See 'Certain Legal Aspects of Mortgage Loans -- Environmental Considerations'.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless
(i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not

                                       46



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
relieve the Master Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

     If any Mortgaged Property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the Master Servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the related Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the Mortgaged Property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in the related Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage

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
(generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See 'Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance'.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of
Certificates will come from the periodic payment to it of a portion of the interest payments on each Mortgage Loan in the related Trust Fund. Since that compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of the Trustee and any Special Servicer, may be required to be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See 'Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest'.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will require that, on or before a specified date in each year, the Master Servicer cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially

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
similar to each other (which may include the related Pooling Agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for FHLMC or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, as the case may be, requires it to report. Each Pooling Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related Prospectus Supplement, copies of the annual accountants' statement and the statement of officers of a Master Servicer will be made available to Certificateholders without charge upon written request to the Master Servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the Pooling Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not reimbursable pursuant to the Pooling Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the

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Pooling  Agreement and  the interests  of the  Certificateholders thereunder. In such event,  the legal  expenses and  costs of  such action,  and any  liability
resulting   therefrom,  will   be  expenses,   costs  and   liabilities  of  the
Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, 'Events of Default' under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series); (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for sixty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under a Pooling Agreement remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances in respect of Mortgage Loan delinquencies, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each Rating Agency that assigned ratings to the Offered Certificates of such series to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders entitled to at least 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have

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offered to the Trustee reasonable indemnity, and the Trustee for sixty days  (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of the related Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or
(v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended for any purpose by the parties, with the consent of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series allocated to the affected classes; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any Certificateholder of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholder access, during normal business hours, to the most recent list of Certificateholders of that series then maintained by such person.

THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee for a series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer of any funds paid

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to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for a series of Certificates will be entitled to indemnification, from amounts held in the related Certificate Account, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein. As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee for a series of Certificates will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor (or such other person as may be specified in the related Prospectus Supplement) will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time the Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. In addition, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

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     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the Credit Support or that are not covered by the Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, generally including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See 'Risk Factors -- Credit Support Limitations'.

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the 'L/C Bank'). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an

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aggregate   fixed  dollar  amount,  net  of  unreimbursed  payments  thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

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                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See 'Description of the Trust Funds -- Mortgage Loans'. For purposes of the following discussion, 'Mortgage Loan' includes a mortgage loan underlying an MBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as 'mortgage instruments'. A mortgage instrument creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage instrument and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage instrument as to the existence of prior liens and, generally, the order of recordation of the mortgage instrument in the appropriate public recording office. However, the lien of a recorded mortgage instrument will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgage instruments that encumber income-producing property often contain or are accompanied by an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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     In most  states,  hotel  and  motel  room  rates  are  considered  accounts receivable under the Uniform Commercial Code ('UCC'); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the Mortgage Loans included in a Trust Fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the Trust Fund (and therefore the Certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property to be sold upon borrower's default and thereby extinguish the Trust Fund's junior lien unless the Master Servicer or Special Servicer asserts its subordinate interest in a property in a foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender on the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a 'future advance' clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an 'obligatory' or an 'optional' advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a 'future advance' clause rests,

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in  many other states, on  state law giving priority  to all advances made under the loan agreement up to a 'credit limit' amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtednesss secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of managment and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover the borrower's mortgage debt by enforcing its rights and available legal remedies under the mortgage instrument. If the borrower defaults in payment or performance of its obligations under the note or mortgage instrument, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument (in particular, a deed to secure debt) if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and,

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in  most  states,  published for  a  specified period  of  time in  one  or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Limitations on the Rights of Mortgage Lenders. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage instrument providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett
v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. SSSS 101-1330 (the 'Bankruptcy Code')) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent 'fair consideration' ('reasonably equivalent value' under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May, 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgage loans, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

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     The holder of  a junior mortgage  that forecloses on  a mortgaged  property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a 'due-on-sale' clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from the exercise of their 'equity of redemption'. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. In general, it is expected that some or all of the Mortgage Loans in a particular Trust Fund may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage loans may be secured by a lien on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold mortgagee would be left without its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the

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ground  lessor on  the same terms  and conditions as  the old ground  lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain these provisions.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary 'based on the equities of the case.' Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute 'cash collateral' under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is 'adequately protected' as such term is defined and interpreted under the Bankruptcy Code.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with 'adequate assurance' of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor

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will be treated as an unsecured creditor  with respect to its claim for  damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved under the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a 'superlien'.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ('CERCLA'), imposes strict liability on present and past 'owners' and 'operators' of contaminated real property for the costs of clean-up. A secured lender may be liable as an 'owner' or 'operator' of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of 'owner' or 'operator', however, is a person 'who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest'.

     In general, what constitutes sufficient management of a mortgaged property or the business of a borrower to render the secured creditor exemption unavailable to a lender is based upon judicial interpretation of the statutory language, and court decisions have been inconsistent in this matter. In United States v. Fleet Factors, 901 F.2d 1550 (11th Cir. 1990), cert. den. 498 U.S. 1046 (1991), the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the secured creditor exemption to the lender. However, in In re:Bergsoe, 910 F.2d 668 (9th Cir. 1990), the Court of Appeals for the Ninth Circuit disagreed with the Fleet Factors decision and held that there must be some degree of 'actual management' of a facility on the part of a lender in order to bar its reliance on the secured creditor exemption. In addition, certain cases decided in the First Circuit and the Fourth Circuit have held that lenders were entitled to the secured creditor exemption, notwithstanding a lender's taking title to a mortgaged property through foreclosure or deed in lieu of foreclosure.

     CERCLA's 'innocent landowner' defense may be available to a lender that has taken title to a mortgaged property and has performed an appropriate environmental site assessment that does not disclose existing contamination and that meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, prior to foreclosure, or both, and uncertainty exists as to what kind of environmental site assessment must be performed in order to qualify for the defense.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, lenders may face potential liability for remediation of releases or petroleum or hazardous substances from underground storage tanks under Subtitle I of the federal Resource Conservation and Recovery Act ('RCRA'), if they are

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deemed  to be  the 'owners' or  'operators' of  facilities in which  they have a security interest or upon which they have foreclosed. On September 7, 1995, the United States Environmental Protection Agency ('EPA') promulgated regulations that limit, in certain circumstances, such liability for lenders who hold a security interest in, or foreclose upon, facilities with underground tanks containing petroleum. At this time, it is not known whether those regulations will be the subject of a lawsuit seeking to overturn them. The regulations do not apply to facilities with underground tanks that contain regulated substances other than petroleum.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under 'The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans'.

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain 'due-on-sale' and 'due-on-encumbrance' clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the 'Garn Act'), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that 'due-on-sale' clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a 'due-on-sale' provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

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SUBORDINATE FINANCING

     Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ('Title V') provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service

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assigned  to  duty  with  the  military.  Because  the  Relief  Act  applies  to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the 'ADA'), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent 'readily achievable'. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The 'readily achievable' standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the 'readily achievable' standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the 'Code') and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See 'State and Other Tax Consequences'. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (i) certificates ('REMIC Certificates') representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or

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the Trustee will  elect to  have treated as  a real  estate mortgage  investment conduit ('REMIC') under Sections 860A through 860G (the 'REMIC Provisions') of the Code, and (ii) certificates ('Grantor Trust Certificates') representing interests in a Trust Fund ('Grantor Trust Fund') as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all 'regular interests' and 'residual interests' in the REMIC. For purposes of this tax discussion, references to a 'Certificateholder' or a 'holder' are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus
Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See 'Description of the Trust Funds -- Cash Flow Agreements'.

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the 'OID Regulations'), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the 'REMIC Regulations'). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of 'regular interests' ('REMIC Regular Certificates') or 'residual interests' ('REMIC Residual Certificates') in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be 'qualifying real property loans' within the meaning of Section 593(d) of the Code, 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)(v). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual

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Certificates will be interest described in  Section 856(c)(3)(B) of the Code  to the extent that such Certificates are treated as 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be 'qualified mortgages' within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe those Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Sections 593(d) and 856(c)(5)(A) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ('Tiered REMICs') for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be 'qualifying real property loans' under Section 593(d) of the Code, 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code, and 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B)  of the  Code, the  Tiered REMICs  will be  treated as  one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with 'original issue discount' within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform

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Act of 1986 (the 'Committee Report') indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the 'Prepayment Assumption') used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the 'Closing Date'), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than 'qualified stated interest'. 'Qualified stated interest' includes interest that is unconditionally payable at least annually at a single fixed rate, at a 'qualified floating rate', or at an 'objective rate', a combination of a single fixed rate and one or more 'qualified floating rates' or one 'qualified inverse floating rate', or a combination of 'qualified floating rates' that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the 'IRS').

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the 'accrual period' (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this 'long first accrual period', some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the

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amounts  determined, as to each payment  included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment
is  expected  to  be  made  (presumably  taking  into  account  the   Prepayment
Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original discount attributable to a so-called 'teaser' interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount' for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the 'daily portions' of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each 'accrual period', that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its 'adjusted issue price', in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

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     Market Discount.    A  Certificateholder that  purchases  a  REMIC  Regular
Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See ' -- Taxation of Owners of REMIC Regular Certificates -- Premium'. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ' -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount'. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in

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income at a rate that  is not significantly slower than  the rate at which  such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount'. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC
Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Residential Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Residential Loans or the underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

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     An  original  holder  of a  REMIC  Residual Certificate  generally  will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day
during  a  calendar  quarter  that   such  holder  owned  such  REMIC   Residual
Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a '30 days per month/90 days per quarter/360 days per year' convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ' -- Taxable Income of the REMIC' and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be 'portfolio income' for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of 'passive losses'.

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to 'excess inclusions', residual interests without 'significant value' and 'noneconomic' residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among

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the  Mortgage Loans  and the other  assets of  the REMIC in  proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount'. The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See ' -- Taxation of Owners of REMIC Regular Certificates' above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount', except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess 'Issue Premium'), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount'.

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ' -- Prohibited Transactions Tax and Other Taxes' below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the

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taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See ' -- Possible Pass-Through of Miscellaneous Itemized Deductions'. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ' -- Sales of REMIC Certificates'. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see ' -- Taxation of Owners of REMIC Residual Certificates -- General'.

     Excess Inclusions. Any 'excess inclusions' with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

     In general, the 'excess inclusions' with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the 'daily accruals' (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC Residual Certificate at the beginning of the calendar quarter and

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120% of the 'long-term  Federal rate' in  effect on the  Closing Date. For  this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The 'long-term Federal rate' is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as 'unrelated business taxable income' to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, ' -- Foreign Investors in REMIC Certificates' below.

     As an exception to the general rules described above, thrift institutions are allowed to offset their excess inclusions with unrelated deductions, losses or loss carryovers, but only if the REMIC Residual Certificates are considered to have 'significant value'. The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price, at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have 'significant value'. The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have 'significant value' under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have 'significant value' will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have 'significant value' for purposes of the above-described rules. The above-described exception for thrift institutions applies only to those residual interests held directly by, and deductions, losses and loss carryovers incurred by, such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or by certain wholly-owned direct subsidiaries of such institutions formed or operated exclusively in connection with the organization and operation of one or more REMICs.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of 'noneconomic' REMIC Residual Certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax'. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such 'noneconomic' REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation

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provided  for in the REMIC's organizational  documents, (1) the present value of the expected future distributions (discounted using the 'applicable Federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a
REMIC  Residual  Certificate,   prospective  purchasers   should  consider   the
possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered 'noneconomic' residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered 'noneconomic' will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered 'noneconomic' for purposes of the above-described rules. See ' -- Foreign Investors in REMIC Certificates -- REMIC Residual Certificates' below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that on December 28, 1993, the IRS released temporary regulations under Code Section 475 (the 'Temporary Mark-to-Market Regulations') relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The
Temporary Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a 'negative value' REMIC Residual Certificate is not treated as a security and thus may not be marked to market. In general, a REMIC Residual Certificate has negative value if, as of the date a taxpayer acquires the REMIC Residual Certificate, the present value of the tax liabilities associated with holding the REMIC Residual Certificate exceeds the sum of (i) the present value of the expected future distributions on the REMIC Residual Certificate, and (ii) the present value of the anticipated tax savings associated with holding the REMIC Residual Certificate as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under
Section 1272(a)(6) of the Code, or that would have been adopted had the REMIC's regular interests been issued with original issue discount, (ii) any required or permitted clean up calls, or required qualified liquidation, provided for in the REMIC's organizational documents and (iii) a discount rate equal to the 'applicable Federal rate' (as specified in Section 1274(d)(1) of the Code) that would apply to a debt instrument issued on the date of acquisition of the REMIC Residual Certificate. The Temporary Mark-to-Market Regulations apply to taxable years ending on or after December 31, 1993. Furthermore, the Temporary Mark-to-Market Regulations provide the IRS with the authority to treat any REMIC Residual Certificate having substantially the same economic effect as a 'negative value' residual interest. On January 3, 1995, the IRS released proposed regulations under Section 475 of the Code (the 'Proposed Mark-to-Market Regulations'). The Proposed Mark-to-Market Regulations provide that any residual interest (regardless of whether it has negative value) that is acquired on or after January 4, 1995 is not a 'security' for the purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. Prospective purchasers of

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a REMIC Residual  Certificate should  consult their tax  advisors regarding  the possible application of the Temporary Mark-to-Market Regulations and the Proposed Mark-to-Market Regulations.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a 'pass-through entity' beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a 'pass-through entity' beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under ' -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions'. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the 'applicable Federal rate' (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of

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purchase  of such  REMIC Regular Certificate,  over (ii) the  amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules
described   above   under   '   --  Taxation   of   Owners   of   REMIC  Regular
Certificates -- Market Discount' and ' -- Premium'.

     REMIC Certificates will be 'evidences of indebtedness' within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a 'conversion transaction' within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate 'applicable Federal rate' (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a 'taxable mortgage pool' (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the 'wash sale' rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from 'prohibited transactions' (a 'Prohibited Transactions Tax'). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a 'Contributions Tax'). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on 'net income from foreclosure property', determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property' generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize 'net income from foreclosure property' subject to federal income tax.

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     Unless otherwise disclosed in the related Prospectus Supplement, it is  not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on 'net income from foreclosure property' or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a 'disqualified organization' (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the 'applicable Federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a 'pass-through entity' (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a 'disqualified organization' means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a 'pass-through entity' means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in

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Section  860E(e)(6) of the Code. In addition,  a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, either the Trustee or the Master Servicer, generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the 'tax matters person' with respect to the REMIC in all respects.

     As the tax matters person, the Trustee or the Master Servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate

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proportionate method of accruing market discount be provided. See ' --  Taxation of Owners of REMIC Regular Certificates -- Market Discount'.

     The responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer, unless otherwise stated in the related Prospectus Supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the 'backup withholding tax' under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a 'United States person' (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, 'United States person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a 'Grantor Trust

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Fractional Interest  Certificate'.  A  Grantor  Trust  Certificate  representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a 'Grantor Trust Strip Certificate'. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) 'qualifying real property loans' within the meaning of Section 593(d) of the Code; (ii) assets described in Section 7701(a)(19)(C) of the Code;
(iii) 'obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property' within the meaning of Section 860G(a)(3)(A) of the Code; and (iv) 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are assets described in Section 7701(a)(19)(C) of the Code, 'qualifying real property loans' within the meaning of Section 593(d) of the Code, and 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is 'interest on obligations secured by mortgages on real property' within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be 'obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property' within the meaning of
Section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust
Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject

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to the alternative minimum tax may not deduct miscellaneous itemized  deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the 'stripped bond' rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain 'safe harbors'. The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the 'safe harbors' and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding 'safe harbor' rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with 'original issue discount' within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See ' -- Taxation of Grantor Trust Fractional Interest Certificates -- Market Discount'. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than 'qualified stated interest', if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See ' -- Taxation of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply' for a definition of 'qualified stated interest'. In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see ' -- Sales of Grantor Trust Certificates') and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

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     Section  1272(a)(6)  of  the Code  requires  (i)  the use  of  a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of
the  Grantor   Trust   Fractional   Interest   Certificate   by   that   holder.
Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See
' -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount'. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the 'Prepayment Assumption') that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate

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determined under  the stripped  bond rules  is  less than  0.25% of  the  stated
redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in ' -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply' and ' -- Market Discount'.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than 'qualified stated interest'. 'Qualified stated interest' includes interest that is unconditionally payable at least annually at a single fixed rate, at a 'qualified floating rate', or at an 'objective rate', a combination of a single fixed rate and one or more 'qualified floating rates' or one 'qualified inverse floating rate', or a combination of 'qualified floating rates' that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any 'points' paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans in preparing information returns to the Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called 'teaser' rate or initial interest holiday) will be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ' -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount' below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional

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Interest Certificates. Certificateholders should refer to the related Prospectus
Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate 'adjusted issue prices' of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See ' -- Grantor Trust Reporting' below.

     Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a 'market discount', that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See ' -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium'. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

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     Section 1276(b)(3) of the Code authorized the Treasury Department to  issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ' -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply'.

     Further, under the rules described in ' -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount', any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be

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
unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular
Certificates. See ' -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount'. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The 'stripped coupon' rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in ' -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply', no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to 'stripped coupons', although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under ' -- Possible Application of Proposed Contingent Payment Rules' below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See ' -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply' above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment
Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears

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that  no loss may be  available as a result  of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Proposed Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated in 1994 regarding contingent payment debt instruments, but have not been made final and are likely to be substantially revised before being made final. Moreover, like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     Certificateholders  should  consult  their  tax  advisors  concerning   the
possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a 'conversion transaction' within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate 'applicable Federal rate' (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will
furnish    to   each    holder   of    a   Grantor    Trust   Certificate   with

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each distribution  a statement  setting forth  the amount  of such  distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup    Withholding.       In   general,    the   rules    described   in
' -- REMICs -- Backup Withholding with Respect to REMIC Certificates' will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in ' -- REMICs -- Foreign Investors in REMIC Certificates' applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Consequences', potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as 'Plans'), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made

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in accordance with the documents governing the Plan. In addition, ERISA and  the
Code prohibit a broad range of transactions involving assets of a Plan and persons ('Parties in Interest') who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a
statutory  or   administrative   exemption  is   available.   These   prohibited
transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States
Department of Labor ('DOL') provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by 'benefit plan investors' (that is, Plans and certain employee benefit plans not subject to ERISA) is not 'significant'. For this purpose, in general, equity participation in a Trust Fund will be 'significant' on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan 'fiduciary' with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     The DOL issued an individual administrative exemption, Prohibited Transaction Exemption 90-29 (the 'Exemption'), to Merrill Lynch, Pierce, Fenner & Smith Incorporated, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section 'ERISA Considerations', the term 'Underwriter' includes (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch, Pierce, Fenner & Smith Incorporated and (iii) any member of the underwriting syndicate or selling group of which Merrill Lynch, Pierce, Fenner & Smith Incorporated or a person described in (ii) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Certificates of the same series. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation ('Standard & Poor's'), Moody's Investors Service, Inc. ('Moody's'), Duff & Phelps, Inc. ('Duff & Phelps') or Fitch Investors Service, Inc. ('Fitch'). Fourth, the Trustee cannot be an affiliate of any member of the 'Restricted Group', which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer, the provider of any Credit Support and any obligor with respect to

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Mortgage Assets (including mortgage loans underlying an MBS not issued by  FNMA,
FHLMC or GNMA) constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and
retained   by  the  Underwriter(s)  must  represent  not  more  than  reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master
Servicer   and  any  Sub-Servicer  must   represent  not  more  than  reasonable
compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates acquired by a Plan upon issuance from the Depositor or Underwriter when the Depositor, Master Servicer, Special Servicer, Sub-Servicer, Trustee, provider of Credit Support, Underwriter or obligor with respect to Mortgage Assets is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of fuel Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an 'Excluded Plan' by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) an obligor with respect to 5% or less of the fair market value of the Mortgage Assets (including mortgage loans underlying an MBS not issued by FNMA, FHLMC or GNMA) in the related Trust Fund or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Assets.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (a) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (i) that the Offered Certificates constitute 'certificates' for purposes of the Exemption and (ii) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates on behalf of a Plan.

     Any fiduciary of a Plan that proposes to cause the Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of (and scope of relief provided by) the Exemption or any other prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.

                                LEGAL INVESTMENT

     The Offered Certificates of any series will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA') only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be 'mortgage related securities' for purposes of SMMEA. 'Mortgage related securities' are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to 'mortgage related securities', Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with 'mortgage related securities' without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations those regulations may impose, a modification of the definition of 'mortgage related securities' will become effective to include among the types of loans to which such securities may relate loans secured by 'one or more parcels of real estate upon which is located one or more commercial structures'. In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which 'mortgage related securities' under this expanded definition would constitute legal investments under that state's laws.

     All depository institutions considering an investment in the Offered Certificates of any series should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying'.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Prospectus Supplements hereto will be offered in series. The distribution of the Offered Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Prospectus Supplement for the Offered Certificates of each series will, as to each class of such Certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the Certificates of such class will be sold to the public can be determined, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the Depositor.

     If so specified in the related Prospectus Supplement, the Offered Certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ('Merrill Lynch') acting as underwriter with other underwriters, if any, named therein. Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Merrill Lynch acting as agent. If Merrill Lynch acts as agent in the sale of Offered Certificates, Merrill Lynch will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or Notional Amount of such Offered Certificates as of the date of issuance. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch elects to purchase Offered Certificates as principal, Merrill Lynch may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor will agree to indemnify Merrill Lynch and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Merrill Lynch and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered
Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any class of Certificates not offered hereby may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor and for Merrill Lynch, Pierce, Fenner & Smith Incorporated by Thacher Proffitt & Wood, New York, New York.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                            PAGE
                                       --------------
Accrual Certificates................           12, 35
Accrued Certificate Interest........               35
ADA.................................               66
ARM Loans...........................               26
Available Distribution Amount.......               34
Bankruptcy Code.....................               60
Book-Entry Certificates.............           14, 34
Cash Flow Agreement.................        1, 11, 28
CERCLA..............................           22, 63
Certificate.........................         1, 8, 42
Certificate Account.................       10, 27, 44
Certificate Balance.................        2, 12, 36
Certificate Owner...................           14, 41
Certificateholder...................            1, 41
Closing Date........................               69
Code................................           14, 67
Commercial Properties...............            8, 24
Commission..........................                2
Committee Report....................               69
Companion Class.....................           13, 36
Controlled Amortization Class.......           13, 36
Cooperatives........................               24
CPR.................................               31
Credit Support......................        1, 10, 28
Cut-off Date........................               13
Debt Service Coverage Ratio.........               25
Definitive Certificate..............       14, 34, 41
Depositor...........................            8, 24
Determination Date..................               34
Direct Participants.................               40
Distribution Date...................               12
Distribution Date Statement.........               37
DOL.................................               92
DTC.................................    2, 14, 34, 40
Due Dates...........................               26
Due Period..........................               37
Duff & Phelps.......................               93
Equity Participation................               26
ERISA...............................           17, 92
Excess Funds........................               33
Exchange Act........................                3
Exemption...........................               93
FAMC................................                9
FHLMC...............................                9
FNMA................................                9
GNMA................................                9
Grantor Trust Certificates..........           14, 67
Grantor Trust Fractional Interest
  Certificates......................               16
Grantor Trust Fund..................               67
Grantor Trust Strip Certificate.....               83
Indirect Participants...............               41

                                            PAGE
                                       --------------
Insurance Proceeds..................               44
IRS.................................               69
Issue Premium.......................               75
L/C Bank............................               56
Liquidation Proceeds................           44, 45
Loan-to-Value Ratio.................               25
Lock-out Expiration Date............               26
Lock-out Period.....................               26
Master Servicer.....................             2, 8
MBS.................................         1, 9, 24
MBS Agreement.......................               27
MBS Issuer..........................               27
MBS Servicer........................               27
MBS Trustee.........................               27
Merrill Lynch.......................               96
Mortgage Asset Seller...............           10, 24
Mortgage Assets.....................            1, 24
Mortgage Loan.......................     1, 8, 24, 57
Mortgage Notes......................               24
Mortgage Rate.......................            9, 26
Mortgaged Properties................               24
Mortgages...........................               24
Multifamily Properties..............            8, 24
Net Leases..........................               25
Net Operating Income................               25
Nonrecoverable Advance..............               37
Notional Amount.....................           12, 35
Offered Certificates................                1
OID Regulations.....................               67
Originator..........................               24
PAC.................................               31
Participants........................           23, 40
Parties in Interest.................               92
Pass-Through Rate...................            2, 12
Permitted Investments...............               44
Plans...............................               92
Pooling Agreement...................           11, 42
Prepayment Assumption...............           69, 86
Prepayment Interest Shortfall.......               29
Prepayment Premium..................               26
Prohibited Transactions Tax.........               80
Prospectus Supplement...............                1
Rating Agency.......................               17
Record Date.........................               34
Related Proceeds....................               37
Relief Act..........................               66
REMIC...............................               67
REMIC Certificates..................               67
REMIC Provisions....................               67
REMIC Regular Certificates..........           14, 67
REMIC Regulations...................               67
REMIC Residual Certificates.........           14, 67

                                            PAGE
                                       --------------
REO Property........................           38, 47
Senior Certificates.................           11, 34
Servicing Standard..................               47
SMMEA...............................               94
SPA.................................               31
Special Servicer....................         2, 8, 48
Stripped Interest Certificates......           11, 34
Stripped Principal Certificates.....           11, 34
Sub-Servicer........................               47
Sub-Servicing Agreement.............               47
Subordinate Certificates............           11, 34
TAC.................................               31

                                            PAGE
                                       --------------
Temporary Mark-to-Market
  Regulations.......................               77
Tiered REMICs.......................               68
Title V.............................               65
Trust Assets........................                2
Trust Fund..........................                1
Trustee.............................             2, 8
UCC.................................               58
Value...............................               25
Voting Rights.......................               40
Warranting Party....................               43

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                                       98

     This diskette contains a file: The file 'distdisk.xls.' The file is a Microsoft Excel(1), Version 5.0 spreadsheet that provides, in electronic format, the information shown in Annex A of the Prospectus Supplement.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the 'READ ONLY' button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the Annex A data, click on the worksheet tab titled 'MLMI 1996-C1 Annex A.'

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

_____________________________________      _____________________________________

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.


                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                                    ----
                                                 PROSPECTUS SUPPLEMENT
Summary..........................................................................................................    S-5
Risk Factors.....................................................................................................   S-25
Description of the Mortgage Pool.................................................................................   S-29
Servicing of the Mortgage Loans..................................................................................   S-44
Description of the Certificates..................................................................................   S-50
Yield and Maturity Considerations................................................................................   S-64
Use of Proceeds..................................................................................................   S-72
Certain Federal Income Tax Consequences..........................................................................   S-72
ERISA Considerations.............................................................................................   S-73
Legal Investment.................................................................................................   S-75
Method of Distribution...........................................................................................   S-76
Legal Matters....................................................................................................   S-76
Ratings..........................................................................................................   S-76
Index of Principal Definitions...................................................................................   S-78
Annex A..........................................................................................................    A-1
Annex B..........................................................................................................    B-1
                                                       PROSPECTUS
Prospectus Supplement............................................................................................      2
Available Information............................................................................................      2
Incorporation of Certain Information by Reference................................................................      3
Summary of Prospectus............................................................................................      8
Risk Factors.....................................................................................................     16
Description of the Trust Funds...................................................................................     22
Yield and Maturity Considerations................................................................................     26
The Depositor....................................................................................................     32
Use of Proceeds..................................................................................................     32
Description of the Certificates..................................................................................     32
Description of the Pooling Agreements............................................................................     40
Description of Credit Support....................................................................................     52
Certain Legal Aspects of Mortgage Loans..........................................................................     55
Certain Federal Income Tax Consequences..........................................................................     64
State and Other Tax Considerations...............................................................................     89
ERISA Considerations.............................................................................................     89
Legal Investment.................................................................................................     92
Method of Distribution...........................................................................................     93
Legal Matters....................................................................................................     94
Financial Information............................................................................................     94
Rating...........................................................................................................     94
Index of Principal Definitions...................................................................................     95

                             MERRILL LYNCH MORTGAGE
                                INVESTORS, INC.
                                  (DEPOSITOR)
                                  $546,899,999
                                 (APPROXIMATE)
                             MORTGAGE PASS-THROUGH
                                  CERTIFICATES
                                 SERIES 1996-C1
                            ------------------------

                             PROSPECTUS SUPPLEMENT
                            ------------------------

                              MERRILL LYNCH & CO.

                       FIRST UNION CAPITAL MARKETS CORP.

                                 APRIL   , 1996

_____________________________________      _____________________________________